Exhibit 4.33

EXECUTION VERSION

AIRCRAFT LEASE AGREEMENT

Dated February 1 2021

between

VERMILLION AVIATION (NINE) LIMITED

as Lessor

and

LATAM AIRLINES GROUP S.A.

as Lessee

Lease of one Airbus A320-214 Aircraft

Manufacturer’s Serial No: 4860

Make and Model of Engines: CFM International, Inc. Model CFM56-5B4/3 engines

Serial Numbers of Engines: 643566 and 643614

(i)

CLAUSE 7	FEES AND EXPENSES	33

CLAUSE 8	GENERAL UNDERTAKINGS	33

8.1	Duration	33
8.2	Notice of Default; Certificate	34
8.3	Financial and Other Information	34
8.4	Corporate Existence	34

CLAUSE 9	OPERATIONAL UNDERTAKINGS	35

9.1	Registration, Title and Nameplates	35
9.2	Liens	37
9.3	Possession of Aircraft	38
9.4	Information	41
9.5	Aircraft Documents	41
9.6	Lawful and Safe Operation	43
9.7	Right of Inspection	44
9.8	Compliance with Export Controls and Sanctions Laws	45

CLAUSE 10	MAINTENANCE AND REPAIR	45

10.1	General	45
10.2	Airworthiness Directive and Mandatory Regulatory Requirements Cost Sharing	47
10.3	Maintenance Program	47
10.4	Specific Requirements	47
10.5	Substitution of Parts	48
10.6	Pooling of Parts	50
10.7	Alterations and Modifications	50

CLAUSE 11	ENGINES AND APU	52

11.1	General Principles	52
11.2	Removal of Engines or APU	53
11.3	Claims against Removed Engine and Removed APU	55

CLAUSE 12	INTENTIONALLY OMITTED	56

CLAUSE 13	MANUFACTURER’S WARRANTIES	56

13.1	Assignment of Warranties	56
13.2	Proceeds of Warranty Claims	56

CLAUSE 14	INSURANCES	57

14.1	Obligation to Insure	57
14.2	Insurance with Respect to the Aircraft	57
14.3	Terms Specific to Hull Insurance	57
14.4	Liability Insurance with Respect to the Aircraft	58
14.5	Provisions Relating to all Insurance	58
14.6	Insurance Covenants	59

(ii)

14.7	Information	61
14.8	Additional Insurance; No Lien	61
14.9	Failure to Insure	61
14.10	Settlement of Claims	62
14.11	Assignment	62
14.12	Post Termination	62
14.13	Reinsurance	63

CLAUSE 15	LOSS, DAMAGE AND REQUISITION	64

15.1	Total Loss of Aircraft or Airframe	64
15.2	Total Loss of Engine(s)	64
15.3	Total Loss of APU	65
15.4	Other Loss or Damage; Diminution of Value	66
15.5	Requisition	66

CLAUSE 16	DEFAULT	66

16.1	Classes of Events	66
16.2	Lessor’s Rights

CLAUSE 17	PAYMENTS ON EVENT OF DEFAULT	72

17.1	Payments	72
17.2	Further Notices	72
17.3	No Limitation	72
17.4	Mitigation	72
17.5	Lessee Illegality Event	73
17.6	Lessor Illegality Event	73
17.7	Lessor Illegality Event and Lessee Illegality Event	73

CLAUSE 18	REDELIVERY	73

18.1	Redelivery	73
18.2	Condition of Aircraft and the Aircraft Documents	73
18.3	Inspection; Corrections
18.4	Compliance after Term	75
18.5	Deregistration and Export	75
18.6	Ferry Flight	76
18.7	Utilisation Adjustment Payments	76

CLAUSE 19	INDEMNITIES	77

19.1	General Indemnities	77
19.2	General Tax Indemnity	79
19.3	Value Added Tax	82
19.4	Payments on After-Tax Basis	82
19.5	No Deductions or Withholdings	83
19.6	Tax Benefit	83
19.7	Reports	83
19.8	Continuation of Indemnities	84
19.9	Forms	84
19.10	Termination Due to Chapter 11 Cases	84

(iii)

CLAUSE 20	FURTHER PROVISIONS	85

20.1	Nature of Lessee’s Obligations	85
20.2	Benefit of Agreement	85
20.3	Further Assurances	87
20.4	Rights Cumulative; Waivers; Variation; Counterparts; Language; Delivery by Facsimile or E-mail	88
20.5	Delegation	88
20.6	Evidence of Indebtedness	89
20.7	Applications of Moneys	89
20.8	Notices	89
20.9	Invalidity of any Provision	90
20.10	Lessor’s Right to Remedy	90
20.11	Entire Agreement	90
20.12	Governing Law	90
20.13	Submission to Jurisdiction	91
20.14	Confidentiality	91
20.15	Contracts (Rights of Third Parties) Act 1999	92

SCHEDULE 1	AIRCRAFT DESCRIPTION

SCHEDULE 2	ACCEPTANCE CERTIFICATE

SCHEDULE 3	PART A- LEASING AFFILIATES

PART B - APPROVED THIRD PARTY OPERATOR

SCHEDULE 4	OFFICER’S CERTIFICATE

SCHEDULE 5	REDELIVERY CONDITION

SCHEDULE 6	MAINTENANCE STATUS REPORT

SCHEDULE 7	FORM OF DEREGISTRATION POWER OF ATTORNEY

SCHEDULE 8	DELIVERY CONDITION REQUIREMENTS

CHEDULE 9	BASIC RENT AND OTHER TERMS

SCHEDULE 10	END OF LEASE UTILISATION PAYMENTS

SCHEDULE 11	PRE-DELIVERY MODIFICATIONS

SCHEDULE 12	FORM OF QUIET ENJOYMENT LETTER

SCHEDULE 13	FORM OF IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION

SCHEDULE 14	FORM OF RETURN ACCEPTANCE CERTIFICATE

SCHEDULE 15	FORM OF SUBORDINATION ACKNOWLEDGMENT

SCHEDULE 16	FORM OF BANKRUPTCY COURT ORDER

(iv)

This AIRCRAFT LEASE AGREEMENT is made as a deed this 1 day of February 2021 BETWEEN:

(1)	VERMILLION AVIATION (NINE) LIMITED, a company duly incorporated under the laws of Ireland and having its registered office and its principal place of business located at 28-29 Sir John Rogerson’s Quay, Dublin 2., Ireland (the “Lessor”); and

(2)	LATAM AIRLINES GROUP S.A., a company organized under the laws of Chile whose registered office is at Edificio Huidobro, Avenida Presidente Riesco 5711, 19th Floor, Las Condes, Santiago, Chile (the “Lessee”).

IT IS AGREED as follows:

CLAUSE 1 DEFINITIONS AND INI ERPRETATION.

1.1 Definitions. In this Agreement the following words and expressions have, except where the context otherwise requires, the following meanings:

“Acceptance Certificate” means the certificate substantially in the form set out in Schedule 2.

“Additional Modification Cost” REDACTED*

“Affiliate” means, in respect of any person, any person directly or indirectly controlling, controlled by, or under common control with such first person and for this purpose “control” in relation to any body corporate means the power of a person to ensure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate: or

(b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person.

“After-Tax Basis” means, if and to the extent that any sum payable under this Agreement by way of indemnity or reimbursement to proves be insufficient by reason of any Tax suffered thereon to provide the recipient with such sum (after taking into account such Tax), the amount of such sum (the “base amount”) together with such additional amount (the “additional amount”) such that the recipient of the payment receives (after taking into account any Tax paid on the base amount and the additional amount) an amount equal to the base amount.

“Agreed Maintenance Performer” means Lessee or any other reputable manufacturer, airline or maintenance organisation that is (i) experienced in maintaining aircraft and/or engines, (ii) duly certified under CFR Part 145 and/or under EASA Part 145, (iii) duly certified by the Aviation Authority and (iv) for the purposes of any Engine Performance Restoration Shop Visit, a person approved by the Engine Manufacturer.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Agreed Value” means the amount specified in Schedule 9.

“Agreement” means this Aircraft Lease Agreement and the Schedules and the Annex hereto as the same may be from time to time amended, modified, supplemented and/or novated in accordance with the terms hereof.

“Aircraft” means (a) the aircraft described in Part A of Schedule 1, including the Airframe, the Engines, the APU, the Landing Gear, and all Parts installed in or on the Airframe at Delivery; (b) all substituted and/or replacement Parts at any particular time installed in or on such aircraft and (c) any Parts installed in or on the Airframe following Delivery which have become the property of Lessor pursuant to this Agreement or a Lessee’s Document and (d) the Aircraft Documents; including, in the case of (a), (b) and (c), any Part which is for the time being detached from such aircraft but remains the property of Lessor pursuant to this Agreement.

“Aircraft Documents” means all of the documentation set forth or referred to in Part B of Schedule 1 and as may be supplemented on the Delivery Date in Annex 2 of Schedule 2, and all technical data, manuals supplied by the Manufacturer or any other manufacturer or supplier (including, but not limited to, any updated or revised manuals but excluding any and all component maintenance manuals), logs, records (including all historical records), computer data media and other materials and documents kept by Lessee or for the benefit of Lessee by any third party after Delivery or required to be kept with respect to the Aircraft or any part thereof whether in compliance with any Applicable Law or this Agreement or any requirement for the time being of the Aviation Authority or otherwise.

“Airframe Utilisation Payment Rate” means the Aircraft 6Y Utilisation Payment Rate and the Aircraft 12Y Utilisation Payment Rate, as applicable.

“Airframe Utilisation Payments” means the Utilisation Adjustment Payment for the Airframe.

“Aircraft 6Y Utilisation Payment Rate” means the amount specified in Schedule 9.

“Aircraft 12Y Utilisation Payment Rate” means the amount specified in Schedule 9.

“Airframe” means the Aircraft, excluding the Engines, the APU, the Landing Gear, and the Aircraft Documents.

“Airframe Warranties Agreement” means the Airframe Warranties Agreement in respect of the Airframe, dated as of the Delivery Date, and executed by way of deed poll by the Manufacturer.

“Airworthiness Directive” means all airworthiness directives applicable to the Aircraft issued by either EASA or both of EASA and the Aviation Authority.

“AMM” means the latest revision of the Manufacturer’s Aircraft Maintenance Manual.

“Annual Adjustment Date” means each anniversary of the Delivery Date.

“Applicable Law” means any law, treaty, court order, regulation, official guideline, official directive or mandatory requirement imposed by any Government Entity which takes effect in the relevant circumstances whether or not having the force of law and which is applicable to the Aircraft and its use, maintenance and operation, Lessor, Lessee, any Permitted Sublessee, any other sublessee or any person in possession thereof or the transactions contemplated by this Agreement, any Permitted Sublease and any other Lessee’s Document.

“Approved Third Party Operator” means:

(a) any of the carriers, in each case to the extent it is permitted to be a sublessee of the Aircraft (or, as the case may be, any Engine) from the Lessee under Applicable Law and is duly authorised by the relevant Aviation Authority, to (i) operate aircraft of the same make and model as the Aircraft for the public carriage of passengers and cargo, or cargo, for hire or reward or (ii) in the case of the separate sublease of any Engine, to operate aircraft engines of the same model and type as the Engine, which are referred to in Schedule 3 Part B provided that any such carrier:

(i) may be removed by the Lessor from time to time by written notice to the Lessee in the event that the Lessor, in its reasonable opinion, determines that the financial condition of such carrier has materially deteriorated to the point that there is a material risk of such carrier’s insolvency; and

(ii) the sub-leasing of the Aircraft or, as the case may be, the sub- leasing of any Engine, to such operator would not result in any breach of clause 9.8; and

(b) any other carrier permitted to be a sublessee of the Aircraft or any Engine from the Lessee under Applicable Law which is duly authorised by the relevant Aviation Authority to operate aircraft of the same make and model as the Aircraft for the public carriage of passengers and cargo, or cargo, for hire or reward or, in the case of any separate sublease of an Engine, to operate aircraft engines of the same model and type as the Engine which the Lessor may from time to time, upon request from Lessee, consent to, acting reasonably, provided that, if the only adverse effect to the Lessor is that the Lessor would be exposed to increased monetary costs as a consequence of the Aircraft or any Engine being subleased to the proposed sublessee and the Lessee agrees to fully indemnify the Lessor for such increased costs, the Lessor shall not be entitled to withhold its consent to the subleasing of the Aircraft or, as the case may be, the Engine to the proposed sublessee.

“APU” means (a) the auxiliary power unit specified in Part A of Schedule 1 and (b) any Replacement APU unit installed on the Aircraft in accordance with Clause 15.3, including any such auxiliary power unit which, having been removed from the Aircraft, remains the property of Lessor pursuant to this Agreement.

“APU Cycle” means each cycle or part thereof elapsing from the moment at which the APU commences operating until the APU is shut down, whether for aircraft operations or testing.

“APU Hour” means each hour or part thereof elapsing from the moment at which the APU commences operating until the time the APU is shut down, whether for aircraft operations or testing.

“APU Restoration” means the restoration of the power and load modules in accordance with the APU manufacturer manual inspection limits.

“APU Utilisation Payments” means the Utilisation Adjustment Payment for the APU.

“APU Utilisation Payment Rate” means the amount specified in Schedule 9.

“Assignment of Insurances” means the Assignment of Insurances, dated as of the Delivery Date, between Lessor and the Initial Sublessee together with all notices and acknowledgments be issued or given thereunder.

“Assignment of Reinsurances” means, if required in connection with any subleasing of the Aircraft pursuant to clause 9.3(d), an Assignment of Reinsurances, dated on or about the date of the proposed sublease, between Lessor and the relevant Permitted Sublessee’s insurer or insurance broker, as the case may be, together with the Notice and Acknowledgment relating thereto and entered into among each of the foregoing persons and acknowledged by the relevant Permitted Sublessee’s reinsurer or reinsurance broker, as the case may be.

“ATAN” means Assessoria para Assuntos de Tarifas de Navegação Aérea (ATAN), a division of the Departamento de Controle do Espaço Aéreo (DECEA) of Brazil, or its successor, any authority or Government Entity which, under the laws of the State of Registration, from time to time, has control or supervision in that state of the air navigation charges.

“Aviation Authority” has the meaning set forth in Schedule 9.

“Back to Birth Traceability” means in respect of any LLP, original, or certified copy of documentary evidence specifying the part number and the unique serial number of such LLP, and providing a detailed full operational history record acceptable to an EASA or FAA regulatory standard but in any event having the following: (i) the Original Delivery Document where Original Delivery Document means (x) for a part delivered new as a spare part, the manufacturer’s airworthiness document (FAA Form 8130-3 or EASA Form 1) showing the part number and serial number, (y) for a part delivered new installed on an assembly, the manufacturer’s assembly bill of material listing showing part number, serial number, assembly serial number and where relevant the as-delivered model and thrust rating; (ii) a certified removal/installation (‘on/off’) transaction history detailing an unbroken record of the hours and cycles elapsed at each relevant thrust rating (for engine LLPs) from new up to current.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Bankruptcy Court Order” means the bankruptcy court order in the form of Schedule 16 hereto, as reasonably modified and agreed to by the parties prior to the filing of a motion seeking approval of this Agreement with the U.S. Bankruptcy Court in connection with the Chapter 11 Cases.

“Basic Rent” has the meaning set forth in Schedule 9.

“Business Day” means a day, other than a Saturday or Sunday, on which banks are open in London, England, Dublin, Ireland, São Paulo, Brazil, Santiago, Chile and New York City, United States of America for the transaction of business of the nature required by this Agreement.

“CAMO” means a continuing airworthiness management organisation.

“Cape Town Convention” means, collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on Matters Specific to Aircraft Equipment (the “Protocol”) both signed in Cape Town, South Africa on 16 November 2001 and the regulations and procedures enacted by the Supervisory Authority of the International Registry thereunder.

“C-Check” means all zonal, systems and structural inspection checks which will be sufficient to clear the Aircraft for the C-Check Interval and in no event less than 7,500 Flight Hours, 5,000 Cycles and 24 months at Delivery and 7,500 Flight Hours, 5,000 Cycles and 24 months at redelivery, in accordance with the Maintenance Program.

“C-Check Interval” means the then current Manufacturer’s Maintenance Planning Document interval between C-Checks at the time of redelivery, as applicable, but in no event less than 7,500 Flight Hours, 5,000 Cycles and 24 months at Delivery, and no less than 7,500 Flight Hours, 5,000 Cycles, and 24 months at redelivery.

“Chapter 11 Cases” mean those certain chapter 11 proceedings under Title 11 of the United States Code, 11 U.S.C. §101 et. Seq., of the Lessee and its affiliated debtors and debtors-in-possession, filed on 26 May 2020, 7 July 2020, and 9 July 2020 in the Bankruptcy Court.

“Compliance Date” means the date on which Lessee has both (i) redelivered to Lessor the Aircraft, including the Aircraft Documents, in accordance with this Agreement (or in the case of a Total Loss of the Aircraft, has paid the Agreed Value in accordance with this Agreement) and (ii) paid all amounts and satisfied all obligations then due hereunder and under the Lessee’s Documents (in the case of any termination of the leasing of the Aircraft following the occurrence of a Lessee Termination Event, subject always to the provisions of clause 19.10 of this Agreement).

“Connectivity Modification” has the meaning set forth in Clause 10.7(c).

“CPCP” means the Manufacturer’s Corrosion Prevention Control Program.

“Current Engine Thrust” means 27,000 Lb.

“Cycle” means one (1) take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft.

“Damage Notification Threshold” means the amount specified in Schedule 9.

“Default” means any event that, with the giving of notice and/or the passage of time, would constitute an Event of Default.

“Default Rate” means REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Delivery” means delivery of the Aircraft by Lessor to Lessee hereunder.

“Delivery Condition Requirements” means the requirements for the condition of the Aircraft at Delivery as set forth in Schedule 8.

“Delivery Date” means the date on which Delivery occurs, such date being a date that occurs following the approval of the Bankruptcy Court Order as contemplated by Clause 3.9(b).

“Delivery Location” means the location specified in Schedule 9.

“Deregistration Power of Attorney” means a power of attorney substantially in the form set out in Schedule 7.

“DGAC Chile” means the Dirección General de Aeronáutica Civil de Chile, or any Government Entity that is the successor thereto.

“DSG” has the meaning set forth in the definition of “Expiry Date” in Schedule 9.

“EASA” means the European Aviation Safety Agency established by the European Parliament and the Council of the European Union under Regulation (EC) Number 1592/2002 and any successor that under the laws of the European Union shall have from time to time control or supervision of civil aviation in the European Union or have jurisdiction over the registration, airworthiness or operation of all other matters relating to the Aircraft.

“Engine” means (a) each of the engines of the manufacture and model and having the respective manufacturer’s serial numbers specified in Schedule 1 and all Parts installed in or on such engines at Delivery; (b) any Replacement Engine acquired by Lessor and leased to Lessee hereunder pursuant to Clause 15.2 and all Parts installed in or on such engine at the time of such acquisition and lease; and (c) all substituted and replacement Parts at any particular time installed in or on any of the said engines in accordance with this Agreement; including, in the case of (a) and (b) above, any such engine which, having been removed from the Aircraft, remains the property of Lessor pursuant to this Agreement and, in the case of (a), (b) and (c) above, any Parts which, having been removed from any such engine, remain the property of Lessor pursuant to this Agreement.

“Engine Manufacturer” means CFM International, Inc.

“Engine Rate Adjustment Factor” has the meaning set forth in Schedule 9.

“Engine Performance Restoration Shop Visit” REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

“Engine Swap Aircraft” means, for purposes of Clause 11.2(b), the Airbus A320-214 aircraft bearing manufacturer’s serial numbers 4827, 6689, 6712, 6871, and 6876, in each case, subject to an aircraft operating lease agreement between Lessor, as lessor, and Lessee, as lessee.

“Engine Restoration Utilisation Payment Rate” means the amount specified in Schedule 9.

“Engine Restoration Utilisation Payments” means, in respect of an Engine, the Utilisation Adjustment Payment payable in respect of that Engine.

“Engine Thrust Rating” means 33,000 Lb.

“Engine Warranty Agreements” means the Engine Warranty Agreements dated as of the Delivery Date in respect of each Engine, between Lessor and the Engine Manufacturer.

“Event of Default” means any of the events referred to in Clause 16.1.

“Expiry Date” means the date specified in Schedule 9.

“FAA” means the Federal Aviation Administration of the Department of Transportation of the United States of America and any successor that under the laws of the United States of America shall from time to time have control or supervision of civil aviation in the United States of America or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft.

“Federal Aviation Regulations” or “FAR” means the regulations promulgated by the FAA pursuant to Title 49, Subtitle VII of the United States Code, including, for the avoidance of doubt, Part 25, Part 91 (as applicable), Part 121 and Part 129 (as applicable).

“Final Delivery Date” means REDACTED*

“Final Order” means an order or judgment, the operation or effect of which has not been reversed, stayed, modified, or amended, and as to which order or judgment (or any reversal, stay, modification, or amendment thereof) (a) the time to appeal, seek certiorari, or request reargument or further review or rehearing has expired and no appeal, petition for certiorari, or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought, or to which the request was made, and no further appeal or petition for certiorari or request for reargument or further review or rehearing has been or can be granted; provided, however, with respect to either of the foregoing, no order or judgment shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 may be filed with respect to such order or judgment.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Financing Documents” means all Loan Agreements, Security Documents, swaps and forward interest rate agreements entered into in connection with any Loan Agreement and all other documents from time to time executed by Lessor by way of security for, or as a guarantee of the performance by, Lessor of its obligations under any Loan Agreement (whether or not such document secures any other obligations as well) and notified in writing to Lessee.

“Fixed Basic Rent” means has the meaning set forth in Schedule 9.

“Fixed Basic Rent Payment Date” means the first day of each Fixed Basic Rent Period, provided that if a Fixed Basic Rent Period does not constitute the duration of the entire applicable month, the Fixed Basic Rent for such period shall be prorated on the basis of a 30 day month.

“Fixed Basic Rent Period” means each of the consecutive monthly periods throughout the period commencing on and including REDACTED* and ending on the Expiry Date.

“Flight Hour” means each hour or part thereof elapsing from the moment at which the wheels of the Aircraft (or other aircraft in the case of Parts, the APU or Engines temporarily installed on such other aircraft) leave the ground on the take-off of the Aircraft (or such other aircraft) until the wheels of the Aircraft (or such other aircraft) touch the ground on the landing of the Aircraft (or such other aircraft) following such take-off.

“Government Entity”                REDACTED*

“Habitual Base” means the jurisdiction set forth in Schedule 9.

“I.A.T.A.” means the International Air Transport Association.

“ICAO” means the International Civil Aviation Organization.

“IDERA” means an Irrevocable De-Registration and Export Authorisation in a form acceptable for filing with the Aviation Authority, substantially in the form of Schedule 13.

“Incident and Accident Statement”                REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Indemnitee” means REDACTED*

“Initial Notice (AWA)” means a notice signed by the Initial Entitled Party and the Initial Controlling Party (as each is defined in the Airframe Warranties Agreement) and dated as of the Delivery Date in the form of schedule 3 (Initial Notice) of the Airframe Warranties Agreement.

“Initial Notice (EWA)” means the notices signed by the Lessor and Lessee, and acknowledged by the Engine Manufacturer related to the EWA and dated as of the Delivery Date in respect of each Engine.

“Initial Sublease” means the sublease of the Aircraft entered into on or prior to the Delivery Date between Lessee and Initial Sublessee.

“Initial Sublessee” means TAM Linhas Aéreas S.A.

“Insolvency Default” means any Default in respect of the matters specified in Clauses 16.1(i)-16.1(n).

“International Registry” shall mean the electronic registry maintained pursuant to the Cape Town Convention.

“Landing Gear” means the nose and each main landing gear specified in Schedule 1 and any replacement landing gear installed on the Aircraft in accordance with the terms of this Agreement, title to which is vested in Lessor in accordance with this Agreement.

“Landing Gear Utilisation Payment Rate” means the amount specified in Schedule 9.

“Landing Gear Utilisation Payments” means the Utilisation Adjustment Payment in respect of the Landing Gear.

“Landing Gear Overhaul” means all scheduled landing gear maintenance and repair of the nose or main Landing Gears in the nature of overhaul and requiring complete disassembly.

“Leasing Affiliate” means any of

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

under relevant accounting principles, be consolidated for accounting purposes with Lessee.

“Lender” means one or more banks or financial institutions or other persons notified in writing to Lessee that may from time to time provide financing to Lessor in relation to acquisition or continuing ownership of the Aircraft and shall include any person acting as agent or security agent or trustee for one or more Lenders; provided that any requirement in this Agreement to give notices to or receive consents from the Lender shall be disregarded until such time as the Lender has been granted a Lien over the Aircraft or this Agreement and Lessee is so notified in writing.

“Lessee’s Documents” means this Agreement, the Acceptance Certificate, the Deregistration Power of Attorney executed by Lessee (if applicable), the IDERA executed by Lessee (if applicable), the Assignment of Insurances executed by Lessee (if applicable), the Initial Notice (AWA), each Initial Notice (EWA), each Subordination Acknowledgment, any acknowledgment of the Security Documents executed by Lessee and all notices, consents, certificates, confirmations and other documents from time to time issued or entered into by Lessee pursuant to or in connection with any thereof.

“Lessee Illegality Event” means an event or circumstance which makes it (or will make it) unlawful in any jurisdiction for Lessee to fulfil or perform any of the covenants or obligations expressed to be assumed by it under this Agreement or any other Operative Document to which it is a party and such event or circumstance does not constitute a Lessor Illegality.

“Lessor Guarantee” means a Guarantee in form and substance reasonably satisfactory to Lessee from Lessor Guarantor in respect of Lessor’s obligations under this Agreement.

“Lessor Guarantor” means        REDACTED*

“Lessor Illegality Event” means an event or circumstance which makes it (or will make it) unlawful for Lessor to give effect to any of its obligations under this Agreement or any other Operative Document to which it is a party and such event or circumstance apply solely in Lessor’s and/or Lessor Guarantor’s jurisdiction of incorporation and do not apply to, or in respect of, another jurisdiction.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Lessor’s Lien” means any Lien over or in respect of the Aircraft arising as a result of            REDACTED*

“Lien” means any mortgage, charge, pledge, lien, right of detention, right of set-off (but excluding any right of set-off arising in favour of a banker by operation of law), any “international interest” or “national interest” (each as defined in the Cape Town Convention) or any encumbrance or security interest whatsoever, howsoever created or arising.

“LLP” means any Part for which a mandatory or established replacement time limit or inspection interval is specified in the type design, instructions for continued airworthiness or, in some cases, the maintenance manual.

“LLP Utilisation Payment Rate” means the amount specified in Schedule 9.

“LLP Utilisation Payments” means, in respect of the LLPs of an Engine, the Utilisation Adjustment Payment payable for such LLPs.

“LLP Replacement Event” means, in respect of an Engine, the performance of scheduled replacement of LLP(s) for an Engine in accordance with the Maintenance Program.

“Loan Agreement” means any agreement from time to time entered into between Lessor and/or any Affiliate thereof and one or more Lenders providing financing to Lessor and/or any Affiliate thereof in relation to the acquisition or continuing ownership of the Aircraft.

“LOPA Payment”          REDACTED*

“Maintenance Planning Document” means the latest revision of the Manufacturer’s recommended maintenance program for the Aircraft (including in respect of the Engines, the applicable Engine Manufacturer’s work scope planning guide, engine program and maintenance planning guide).

“Maintenance Program” means at any time a continuous airworthiness maintenance and inspection program of Lessee or any Permitted Sublessee (as applicable) that is authorised and approved by the Aviation Authority and based on Manufacturer or Engine Manufacturer recommendations and in compliance with EASA guidelines, encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and/or on condition maintenance of the Airframe, Engines and Parts and Lessor, upon request, has the right to receive a copy of the Maintenance Program and, upon request, the right but not the obligation to receive any and all updates, revisions and modifications to the Maintenance Program.

“Maintenance Requirements” has the meaning provided in Clause 10.1.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Mandatory Regulatory Requirement” means the mandatory operation requirements and modifications issued by EASA and the Aviation Authority.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organised and existing under the laws of France.

“Maximum Change Amount” means the amount specified in Schedule 9.

“Maximum Deductible Threshold” means the amount specified in Schedule 9.

“Minimum Liability Coverage Amount” means the amount specified in Schedule 9.

“OEM” means an original equipment manufacturer.

“Operative Documents” means       REDACTED*

“Other Agreement” mean the operating lease agreement between the Lessor (or an Affiliate of the Lessor) and the Lessee relating to the Other Aircraft.

“Other Aircraft”         REDACTED*

“Part” means each part, component, appliance, accessory, instrument or other item of equipment (other than complete Engines or other engines or the APU or other auxiliary power unit) for the time being installed or incorporated in or attached to the Airframe or an Engine or which, having been removed therefrom, remains the property of Lessor pursuant to this Agreement, including, for the avoidance of doubt, all LLPs.

“PBH Commencement Date” means the Delivery Date.

“PBH Expiry Date” means REDACTED*

“PBH Period” means the period commencing on (and including) the PBH Commencement Date and ending on (and including) the PBH Expiry Date.

“PBH Rent” has the meaning set forth in Schedule 9.

“PBH Rent Payment Date” has the meaning set forth in Clause 6.1(a).

“PBH Rent Period” means, during the PBH Period:

(a) in respect of the first PBH Rent Period, the period commencing on (and including) the PBH Commencement Date and ending on the last day of that calendar month; and

(b) each subsequent PBH Rent Period shall commence on the first day of the calendar month immediately following the previous PBH Rent Period and shall be of one calendar month’s duration, provided that the last PBH Rent Period shall end on (and include) the PBH Expiry Date.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Permitted Sublease” means any aircraft lease agreement entered into between Lessee, as lessor, and a Permitted Sublessee, as lessee, concerning the Aircraft or any Engine and satisfying the requirements of Clause 9.

“Permitted Sublessee” has the meaning provided in Clause 9.3(d) and includes any Leasing Affiliate.

“Permitted Lien”         REDACTED*

“PMA Parts”                REDACTED*

“Pre-Delivery Modifications” has the meaning set forth in Clause 4.5.

“Pre-Delivery Modification Contribution”        REDACTED*

“Prime Rate” means, on any date that the same is to be determined the US$ “prime rate” as published in the Wall Street Journal on such date .

“Prior Operator” means           REDACTED*

“RAB” means the Brazilian Aeronautical Registry, or any Government Entity that is the successor thereto.

“Rent” means      REDACTED*

“Replacement APU” has the meaning set forth in Clause 15.3(c).

“Replacement Engine” has the meaning set forth in Clause 15.2(b).

“Replacement Part” has the meaning set forth in Clause 10.5(f).

“Return Acceptance Certificate” means the certificate substantially in the form set out in Schedule 14.

“Return Location” has the meaning provided in Clause 18.1.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Scheduled Delivery Date” means the date specified in Schedule 9.

“Security Documents” means any and all assignments by way of security or mortgage entered into by Lessor of any or all of Lessor’s right, title and interest in and to the Aircraft, this Agreement and/or the other Lessee’s Documents from time to time granted by Lessor in favor of any Lender and notified in writing to Lessee.

“Servicer” means        REDACTED*

“6Y Check” means the structural inspection of the Aircraft as defined by the latest revisions of the Maintenance Planning Document which shall include but will not be limited to (i) the 6 year or equivalent Zonal, Structural and Systems Inspection Program tasks, (ii) the relevant C-Check and lower checks and (iii) any CPCP tasks falling due at that interval.

“SRM” means the latest revision of the Manufacturer’s Structural Repair Manual.

“State of Incorporation” means the jurisdiction set forth in Schedule 9.

“State of Registration” means the jurisdiction set forth in Schedule 9.

“Subordination Acknowledgment” means a subordination acknowledgment substantially in the form set forth in Schedule 15.

“Subsidiary” means:            REDACTED*

“Supplemental Rent”           REDACTED*

“Tax Indemnitee” means     REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Taxes” means all present and future taxes, levies, imposts, duties, withholdings wheresoever imposed, including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income (including, without limitation, gross income, minimum, alternative minimum, capital gains income, gross receipts and net receipts), franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, documentary or other tax imposed by a Government Entity together with any penalties, additions to tax, fines or interest with respect to any of the foregoing; and “tax” and “taxation” shall be construed accordingly.

“Term” means the period commencing on the Delivery Date and ending on the Termination Date.

“Termination Date” means the Expiry Date, or, if the Term is extended pursuant to Clause 18.4, the last day of the period for which the Term is so extended, or, if earlier, (i) the date when Lessor terminates the leasing of the Aircraft to Lessee pursuant to the terms hereof, or (ii) the date when Lessor receives the Agreed Value together with any other amounts then due and unpaid under the Lessee’s Documents following a Total Loss of the Aircraft.

“Third Party Beneficiary” has the meaning set forth in Clause 11.3(d).

“Total Loss”          REDACTED*

“Total Loss Payment Date” means with respect to a Total Loss the earlier of:

REDACTED*

REDACTED*

“12Y Check” means the structural inspection of the Aircraft as defined by the latest revisions of the Maintenance Planning Document which shall include but will not be limited to (i) the 12 year or equivalent Zonal, Structural and Systems Inspection Program tasks, (ii) the relevant C-Check and lower checks, (iii) any CPCP tasks falling due at that interval and (iv) all Structural Significant Items SSI due when the 12Y Check is accomplished.

“US$,” “US Dollars” or “$” means the lawful currency of the United States of America.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Utilisation Adjustment Payments” means the amounts to be paid by Lessee pursuant to Clause 18.7 and Schedule 10.

1.2 Interpretation.

(a)	References in this Agreement to:

(i) Clauses, Schedules or Annexes are, unless otherwise specified, references to Clauses of, and Schedules and Annexes to, this Agreement;

(ii) any statutory or other legislative provision shall be construed as including any statutory or legislative modification or re-enactment thereof, or any provision enacted in substitution therefor;

(iii) the “Aircraft” include any part of the Aircraft, and, where the context so admits, any of the Aircraft Documents, and references to any part of the Aircraft include any part of any Engine;

(iv) the word “person” or “persons” or to words importing persons include, without limitation, individuals, partnerships, limited liability companies, corporations, Government Entities and other bodies, corporate or unincorporated, whether having distinct legal personality or not;

(v) “Lessor” or “Lessee” include any assignee or transferee of Lessor or Lessee, respectively permitted in accordance with Clause 20.2 and any successors of such persons and references to a Lender includes any assignee or successor of that Lender;

(vi) any agreement shall include such agreement as it may from time to time be amended, modified, supplemented, novated or substituted;

(vii) an “agreement” also includes a concession, contract, deed, instrument, franchise, license, treaty or undertaking (in each case, whether oral or written);

(viii) the “assets” of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues (including any right to receive revenues);

(ix) “indebtedness” includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x) “law” shall include common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty, convention or other legislative measure in any jurisdiction or any present or future directive, regulation, procedure, request or requirement, or official or judicial interpretation of any of the foregoing, in each case having the force of law;

(xi) “calendar month” or “year” are references to calendar months and years under the Gregorian calendar

(xii) “month” are references to a period starting on one day in a calendar month and ending on the day prior to the day numerically corresponding day in the next calendar month (and references to “months” shall be construed accordingly) save that, where any such period would otherwise end on a non- Business Day, it shall end on the preceding Business Day, and provided that if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in such month;

(xiii) a “guarantee” also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by way of the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise to be responsible for, any indebtedness of any other person; and

(xiv) “gross negligence” means in relation to any person, an intentional or conscious act or decision of such person taken with reckless disregard for the consequences of such act or decision.

(b) Headings are for ease of reference only.

(c) Where the context so admits, words importing the singular number shall include the plural and vice versa, and words importing neuter gender shall include the masculine or feminine gender.

CLAUSE 2 REPRESENTATIONS AND WARRANTIES.

2.1 Lessee’s Representations and Warranties. Lessee acknowledges that Lessor has entered into this Agreement and the other Operative Documents in full reliance on the representations and warranties by Lessee in Clauses 2.1 and 2.3; and Lessee now represents and warrants to Lessor that the following statements are on the date hereof, and on the Delivery Date will be, true and accurate:

(a) Lessee is a sociedad anónima duly incorporated under the laws of the State of Incorporation and is validly existing and in good standing, and has full corporate power and authority to conduct its business as presently conducted, to own or hold under lease its assets, to enter into and perform its obligations under the Lessee’s Documents and to consummate the transactions contemplated hereby and thereby;

(b) all necessary authorisations, approvals, consents, licenses, permits and orders of and registrations with any Government Entity have been (or will on or before the Delivery Date) obtained and are (or will be on their being obtained) in full force and effect that are required to authorise, Lessee to sign and deliver, and perform its obligations under and the transactions contemplated by the Lessee’s Documents;

(c) the Lessee’s Documents constitute, or when entered into will constitute, legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency or other general principles of equity affecting the enforcement of creditors’ rights, including the need to obtain Bankruptcy Court approval of the Documents;

(d) neither the execution and delivery of the Lessee’s Documents nor the performance of any of the transactions contemplated herein by Lessee and therein will: (i) contravene or constitute a violation or breach of or a default under any existing law or agreement by which Lessee or any of its assets is bound, any agreement to which it is a party or Lessee’s organisational documents; (ii) cause any limitation on Lessee or its assets or the powers of its directors or officers, whether imposed by or contained in Lessee’s organisational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the creation or imposition of, or oblige Lessee to create, any Lien (other than a Permitted Lien) over its undertaking or any of its assets, rights or revenues;

(e) except for (i) such filings, registrations and recordings as will have been made on the Delivery Date as specified in Clause 3.1 and (ii) the matters referred to in Clause 3.7 (Post-Closing Matters), it is not necessary or advisable under the laws of the State of Registration, the State of Incorporation or the Habitual Base in order to ensure the validity, effectiveness or enforceability of any Lessee’s Document or to protect the rights of Lessor in the Aircraft or any part thereof that any Lessee’s Document or any other instrument be filed, registered or recorded or that any registration or any other action be taken and under such laws, the rights of Lessor in the Aircraft will have priority in all respects over the claims of all creditors of Lessee (other than in respect of obligations mandatorily preferred by law and statutory priorities in case of insolvency);

(f) the obligations of Lessee under the Lessee’s Documents are, or upon execution thereof by Lessee will be, direct, general and unconditional obligations of Lessee and rank, or will rank, at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee save for obligations mandatorily preferred by law and not by reason of any Lien;

(g) other than the Chapter 11 Cases and events, conditions or circumstances related to the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands, no event has occurred that constitutes a material default under, any agreement by which Lessee or any of its assets is bound or affected, and that could reasonably be expected to have a material adverse effect on the financial condition of Lessee or an adverse effect on its ability to observe or perform its material obligations under the Lessee’s Documents;

(h) other than the Chapter 11 Cases and events, conditions or circumstances related to the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands, no litigation, arbitration or administrative proceeding that if adversely determined (by itself or together with any other such proceedings or claims) would have a material adverse effect on Lessee’s ability to perform its obligations under the Lessee’s Documents or a material adverse effect upon its financial condition is presently in progress or pending or threatened against Lessee or any of its assets;

(i) the audited, (consolidated) accounts of Lessee for the fiscal year ended December 31, 2020 (or if unavailable at the time of Delivery, the latest audited quarterly accounts available) have been prepared in accordance with generally accepted accounting principles in the State of Incorporation and give a true and fair view of the results of its operations for that period and its consolidated financial condition at such year-end date and, in particular, to the extent required by generally accepted accounting principles in the State of Incorporation, accurately disclose or reserve against all the liabilities (actual or contingent) of Lessee, and, other than events, conditions or circumstances related to the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands, there has been no material adverse change in the consolidated financial condition of Lessee since such year-end date which would have a material adverse effect on the financial condition of Lessee or materially adversely affect the ability of Lessee to perform its obligations under the Lessee’s Documents;

(j) all necessary returns have been delivered by Lessee to the applicable taxation authorities within applicable filing periods, Lessee is not in default in the payment of any material Taxes, no claim is being asserted with respect to Taxes that is not disclosed in the audited accounts referred to in clause (i) above that if paid, could reasonably be expected to have a material adverse effect on the financial condition of Lessee or a material adverse effect on Lessee’s ability to observe or perform any of its obligations under the Lessee’s Documents;

(k) Lessee, under Applicable Law, is subject to private commercial law and suit, and neither Lessee nor its properties or assets have any right of immunity from suit or execution on the grounds of sovereignty in the State of Incorporation or any other jurisdiction or on any other grounds;

(l) no Default or Event of Default has occurred and is continuing;

(m) Lessee has not granted to any person other than Lessor an “international interest, “national interest,” “prospective international interest” (as such terms are defined in the Cape Town Convention) or a de-registration and export request authorisation with respect to the Airframe or any Engine; and

(n) the registered office of Lessee is at Avenida Presidente Riesco 5711, 19th Floor, Santiago, Chile and Lessee is not situated for purposes of the Cape Town Convention in any jurisdiction other than the State of Incorporation.

2.2 Lessor’s Representations and Warranties. Lessor acknowledges that Lessee has entered into this Agreement and the other Lessee’s Documents to which it is a party in full reliance on representations and warranties by Lessor in the following subclauses; and Lessor now represents and warrants to Lessee that the following statements are, on the date hereof, and on the Delivery Date will be, true and accurate:

(a) Lessor is duly organised and validly existing under the laws of the jurisdiction of its organisation and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby;

(b) Lessor’s organisational documents incorporate provisions that permit, and all necessary action has been taken to authorise, and all necessary authorisations of any Government Entity have been duly and unconditionally obtained and are now in full force and effect that are required to authorise, Lessor to sign and deliver, and to perform the transactions contemplated by, the Operative Documents to which Lessor is a party;

(c) the Operative Documents to which Lessor is a party constitute, or when entered into will constitute, legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms;

(d) neither the execution and delivery of the Operative Documents to which Lessor is a party nor the performance of any of the transactions contemplated herein and therein will: (i) contravene or constitute a violation or breach of or a default under any existing law or agreement by which Lessor or any of its assets is bound, any agreement to which Lessor is a party or Lessor’s organisational documents; (ii) cause any limitation on Lessor, or the power of its directors and officers, whether imposed by or contained in Lessor’s organisational documents or any existing law, agreement or otherwise, to be exceeded; or (iii) result in the creation or imposition of, or oblige Lessor to create, any Lessor’s Lien (other than Liens of the type described in clause (c) of the definition thereof);

(e) Lessor, under Applicable Law, is subject to private commercial law and suit, and neither Lessor nor its properties or assets have any right of immunity from suit or execution on the grounds of sovereignty in its state of incorporation or any other jurisdiction or on any other grounds;

(f) the obligations of Lessor under the Operative Documents to which it is a party are, or upon execution thereof by Lessor will be, direct, general and unconditional obligations of Lessor and rank, or will rank, at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessor save for obligations mandatorily preferred by law and not by reason of any Lessor’s Lien;

(g) no event has occurred that constitutes a contravention of, or default under, any agreement by which Lessor or any of its assets is bound or affected, and that could reasonably be expected to have a material adverse effect on the financial condition, business, assets, operations or prospects of Lessor or an adverse effect on its ability to observe or perform its obligations under the Operative Documents to which it is a party;

(h) no litigation, arbitration or administrative proceeding that could reasonably be expected (by itself or together with any other such proceedings or claims) to have an adverse effect on Lessor’s ability to observe or perform its obligations under the Operative Documents to which it is a party or a material adverse effect upon its financial condition, business, assets, operations or prospects is presently in progress or pending or threatened against Lessor or any of its assets; and

(i) the Aircraft is free and clear of all Liens (including, to Lessor’s knowledge, having made due inquiry, any Liens arising by, through, or under the Prior Operator that would interfere with the quiet enjoyment of the Lessee), other than Permitted Liens.

2.3 No Prejudice. The rights of either party hereto in relation to any misrepresentation or breach of warranty by the other party shall not be prejudiced by any investigation by or on behalf of the first party into the affairs of the other party, by the performance of this Agreement and the other Operative Documents to which it is a party or by any other act or thing done or omitted by the first party that would, but for this Clause 2.3, prejudice such rights.

CLAUSE 3 CONDITIONS PRECEDENT.

3.1 Lessor’s Conditions Precedent. Lessor’s obligation to deliver and commence the leasing of the Aircraft under this Agreement is subject to fulfilment of each of the following conditions:

(a) Lessor shall have received the following documents, each in form and substance reasonably acceptable to Lessor, on or prior to Delivery:

(i) an opinion of in-house legal counsel to Lessee in the State of Incorporation addressed to Lessor in respect of the capacity and due execution by Lessee of the Operative Documents to which it is a party;

(ii) at the cost and expense of Lessor, an opinion of independent legal counsel to Lessor as to matters of Brazilian law addressed to Lessor;

(iii) a certificate substantially in the form of Schedule 4 signed by a duly authorised officer or director of Lessee together with the documents referred to in such certificate;

(iv) a certificate substantially in the form of Schedule 4 signed by a duly authorised officer or director of Initial Sublessee together with the documents referred to in such certificate;

(v) copies, or evidence of the issue of all consents, licenses, authorisations and approvals of any Government Entity (if any), that are required in connection with the execution, delivery and performance of this Agreement, the other Lessee’s Documents, and the Initial Sublease (as applicable);

(vi) an insurance brokers’ certificate of insurance evidencing to the reasonable satisfaction of Lessor that the insurances comply with Clause 14, together with a broker’s letter of undertaking addressed to Lessor and the Lenders (if any);

(vii) copies of the up to date Lessee’s and Initial Sublessee’s air transport license (if any), air operator’s certificates and all other licenses, certificates and permits required to be maintained by Lessee and Initial Sublessee for the public transport of passengers and cargo by aircraft;

(viii) a copy of the Initial Sublessee’s Maintenance Program;

(ix) a letter from the process agent appointed by Lessee accepting the appointment as contemplated by Clause 20.13(b);

(x) a letter from the process agent appointed by Initial Sublessee accepting the appointment as contemplated by the Initial Sublease;

(xi) two original copies of the IDERA issued by the InitialS ublessee; Sublessee;

(xii) the Deregistration Power of Attorney signed by the Initial

(xiii) a copy of a letter from Initial Sublessee to ATAN and theS uperintendência de Infra-Estrutura Aeroportuária – SIE pursuant to which Initial Sublessee authorises the addressee to issue to Lessor, upon request from time to time, a statement of account of all sums due by Initial Sublessee to the authority in respect of the Aircraft; and

(xiv) a copy of the Initial Sublease

(xv) if the Aircraft is subject to the Initial Sublease as at the Delivery Date, evidence that each of Lessee and Initial Sublessee has appointed lawyers from Basch & Rameh Advogados Associados as professional user entities to effect the registrations on the International Register (as defined in the Cape Town Convention) as set forth in this Agreement;

(b) Lessor shall have received counterparts duly executed by Lessee and each other party thereto (other than Lessor) of this Agreement, the Acceptance Certificate and the other Lessee’s Documents;

(c) If the Aircraft is subject to the Initial Sublease as at the Delivery Date, Lessor shall have received evidence that the “international interests” (as defined in the Cape Town Convention) arising out of (i) this Agreement in relation to the Airframe and (ii) the Initial Sublease in relation to the Airframe and each Engine shall have been registered by the Lessor with the International Registry and the rights to discharge all such international interests shall have been transferred to the Lessor;

(d) Lessor shall have been able to download a copy of Lessee’s consolidated audited financial statements for its financial year ended 31 December 2020 (or if unavailable at the time of Delivery, the latest audited quarterly accounts available) as published on Lessee’s investor relations website (www.latamairlinesgroup.net);

(e) Lessor shall have received all Basic Rent due on or before the Delivery Date;

(f) each of the representations and warranties contained in Clause 2.1 and in each of the other Operative Documents to which Lessee is a party shall be true and accurate on the Delivery Date as if made on the date thereof; and

(g) no change shall have occurred after the date of this Agreement in any Applicable Law or in the interpretation thereof that, in Lessor’s opinion, would make it illegal for Lessor and/or Lessee to perform any of their respective obligations under this Agreement or any of the other Lessee’s Document;

(h) if the Aircraft is subject to the Initial Sublease as at the Delivery Date, Lessee shall have delivered to Lessor evidence in the form of a filing receipt (protocolo do RAB) that Lessee (or Initial Sublessee) has filed the Initial Sublease with the Aviation Authority, along with its certified sworn translation into Portuguese prepared by a public translator in Brazil, the Subordination Acknowledgment, and any other appropriate authorities or Government Entities and take such further actions as required by the Aviation Authority or any other appropriate authorities or Government Entities to perfect Lessor’s interest in the Aircraft and the Initial Sublease in the State of Registration; and

(i) the U.S Bankruptcy Court administering Lessee’s currently pending Chapter 11 Cases has entered an order approving this Agreement, and such order is a Final Order.

3.2 Waiver. The conditions precedent set forth in Clause 3.1 are for the sole benefit of Lessor and may be waived or deferred by Lessor in whole or in part and with or without conditions. If any of such conditions precedent are not satisfied on the Delivery Date, Lessee shall ensure that such conditions precedent are satisfied within ten (10) days of the Delivery Date (or such later date as may be agreed in writing between Lessee and Lessor, each acting reasonably).

3.3 Lessee’s Conditions Precedent.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

3.4 Waiver. The conditions precedent set forth in Clause 3.3 are for the sole benefit of Lessee and may be waived or deferred by Lessee in whole or in part and with or without conditions. If any of such conditions precedent are not satisfied on the Delivery Date, Lessor shall ensure that such conditions precedent are satisfied within ten (10) days of the Delivery Date (or such later date as may be agreed in writing between Lessee and Lessor, each acting reasonably).

3.5 Reasonable Efforts. Each of Lessor and Lessee shall use commercially reasonable efforts to satisfy the conditions precedent described in this Clause 3 that are within its own control.

3.6 Post-Closing Matters. Lessor shall receive each of the following, in form and substance reasonably satisfactory to Lessor:

(a) Certificate of Registration (“Matrícula”) and Certificate of Airworthiness (“Aeronavegabilidade”): as soon as the documents are issued by the Aviation Authority, and in any event no later than sixty (60) Business Days after the Delivery Date, a copy of (i) the Certificate of Registration of the Aircraft (Matrícula), specifying Lessor as owner of the Aircraft and the Initial Sublessee as operator of the Aircraft, and (iii) a copy of the certificate of airworthiness issued by the Aviation Authority.

(b) Other Certificates and Licenses: within sixty (60) Business Days after the Delivery Date a copy of the Initial Sublessee’s radio station license with respect to the Aircraft.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(c) Customs Forms: within thirty (30) Business Days after the Delivery Date, a copy of the customs clearance forms, including the delivery of a Declaration of Importation (“DI”) and Proof of Importation (“CI”), and any other documents issued by the Brazilian Federal Revenue Secretariat (the “SRF”) evidencing that the Aircraft was legally admitted into Brazil under the “Temporary Admission Regime” of the SRF for the full Term. In the event that the SRF does not grant such special regime of Temporary Admission, Lessee, at its own cost and expense, will either pay the taxes due and transfer the Aircraft to a new import regime or take the necessary steps to re-export the Aircraft to the Return Location and cancel Brazilian Registration Marks of the Aircraft. In the event that the SRF grants an approval under the “Temporary Admission Regime” for a period of less than the full Term then Lessee shall be obligated to procure a renewal of such approval not less than thirty (30) days prior to its expiration.

(d) Registration of Documents with the Aviation Authority: within ten (10) Business Days after the Delivery Date evidence of the filing receipt of the acceptance certificate under the Initial Sublease executed by the Initial Sublessee and its sworn translation into Portuguese and the IDERA executed by the Initial Sublessee with the Aviation Authority and within sixty (60) Business Days after the Delivery Date a certificate (Certidão de Inteiro Teor) issued by the Aviation Authority evidencing registration of the Initial Sublease, the IDERA executed by the Initial Sublessee, and the acceptance certificate under the Initial Sublease executed by the Initial Sublessee with the Aviation Authority.

(e) Opinion. within five (5) Business Days of the Delivery Date, a legal opinion from Basch & Rameh Advogados Associados as to the registration of the “international interests” (as defined in the Cape Town Convention) created by this Agreement and the Initial Sublease with the International Registry (as defined in the Cape Town Convention).

3.7 Waiver. If any of such conditions subsequent are not satisfied within the time period specified in Clause 3.7, Lessee shall ensure that such condition subsequent is satisfied within ten (10) Business Days of the date for such unsatisfied condition subsequent (or such later date as may be agreed in writing between Lessee and Lessor, each acting reasonably).

3.8 Cape Town Convention.

(a) In this Agreement, the Convention and the Protocol shall be read and interpreted together as a single instrument as required by Article 6(1) of the Convention (the “Consolidated Text”). In this Clause 3.9 the following expressions have the respective meanings given to them in Article 1 of the Consolidated Text:

aircraft engines; aircraft object; airframe; assignment; associated rights; creditor; international interest; leasing agreement; prospective international interest; security agreement.

(b) Lessor and Lessee agree that:

(i) the Airframe is an airframe and, accordingly, an aircraft object to which this Agreement relates for the purposes of the Cape Town Convention and is an Airbus A320-214 aircraft with manufacturer’s serial number 4860 and the Engines are aircraft engines and, accordingly, aircraft objects for the purposes of the Cape Town Convention and are CFM International, Inc. Model CFM56-5B4/3 engines with Engine Manufacturer’s serial numbers 643566 and 643614;

(ii) the international interest of Lessor, as a creditor, in the Airframe, being the lessor under a leasing agreement of an aircraft object shall, on or prior to Delivery, be registered with the consent of Lessor and Lessee, as an international interest under the Cape Town Convention in the Airframe;

(iii) on or prior to delivery of the Aircraft by Lessee to Initial Sublessee pursuant to the Initial Sublease, (x) the international interest of Lessee as a creditor in the Airframe and each Engine (by Lessee being the lessor under a leasing agreement of aircraft objects pursuant to the Initial Sublease) shall be registered with the International Registry, and Lessee shall procure the consent of the Initial Sublessee for such registration, and (y) the rights to discharge all such international interests shall be transferred to the Lessor; and

(iv) each of the Events of Default set out to in Clause 16.1 will be deemed to be events that constitute a “default” (as such term is used in the Convention).

3.9 Bankruptcy-Related Matters.

(a) Lessee shall file a motion with the U.S. Bankruptcy Court in connection with the Chapter 11 Case within five (5) Business Days of the date of this Agreement seeking approval of the Bankruptcy Court Order; and

(b) Lessee shall seek approval of the U.S. Bankruptcy Court of the Bankruptcy Court Order within forty five (45) days of the date of this Agreement, authorizing Lessee to enter into this Agreement and the Operative Documents with respect to the Aircraft and to consummate the transactions contemplated hereby and thereby, which order shall have become a Final Order.

(c) It is agreed that the obligations of Lessor and Lessee hereto to participate in the transaction contemplated hereby are subject to the approval of the U.S. Bankruptcy Court and entry of the Bankruptcy Court Order by the U.S. Bankruptcy Court.

CLAUSE 4 COMMENCEMENT.

4.1 Term of Leasing.

(a) General. Lessor will lease the Aircraft to Lessee and Lessee will take delivery of the Aircraft on lease in accordance with this Agreement for the duration of the Term. Subject to Clause 4.2, Lessor will deliver and Lessee will accept the Aircraft on the Scheduled Delivery Date at which time the leasing of the Aircraft pursuant to the terms of this Agreement shall commence. The date set forth on the Acceptance Certificate confirming the “Delivery Date” shall be the Delivery Date for all purposes under this Agreement.

(b) Termination Prior to Delivery.

(i) If Delivery does not occur on or before the Final Delivery Date for any reason other than Lessee being unwilling or unable to accept delivery of the Aircraft on the date the Aircraft is validly tendered for Delivery to Lessee pursuant to this Clause 4, then either party may by written notice to the other party terminate this Agreement and upon any such termination neither party will have any further obligation to the other party under this Agreement.

(ii) Lessor shall use its commercially reasonable efforts to deliver the Aircraft to Lessee as soon as possible following the date of this Agreement. Lessor shall not be responsible for any damages suffered by Lessee arising from any delay in the delivery of, or failure to deliver, the Aircraft to Lessee under this Agreement unless such delay or failure arises as a consequence of the gross negligence or wilful misconduct of Lessor. Under no circumstances shall Lessor be liable for any consequential, exemplary, or punitive damages or any damages related to loss of revenue.

(c) Risk of Loss. Upon Delivery, the Aircraft, the Engines, the APU and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft, any Engine or any Part from any cause whatsoever.

4.2 Delivery. Subject to satisfaction (or waiver) of the conditions precedent set forth in Clause 3.1, Lessor will deliver the Aircraft to Lessee and, subject to the satisfaction (or waiver) of the conditions precedent set forth in Clause 3.3, and the Aircraft meeting the Delivery Condition Requirements as set out in this Agreement, Lessee will accept the Aircraft at the Delivery Location. Without prejudice to Clauses 3.1 and 4.1, Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the Acceptance Certificate. Lessee’s acceptance of the Aircraft shall be regarded for all purposes as absolute, unconditional and irrevocable.

4.3 Licenses. Lessee will be responsible for obtaining (or procuring that Initial Sublessee obtains) at its expense all licenses, permits and approvals which may be necessary to transport the Aircraft from the Delivery Location to the State of Registration and/or the Habitual Base. Lessor will furnish such data and information as Lessor may have in its possession and as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval.

4.4 Inspection. Prior to the Scheduled Delivery Date, Lessor will make the Aircraft and the Aircraft Documents available to Lessee at the Delivery Location (or at another location agreed to by Lessor and Lessee) in order for Lessee to verify that the Aircraft satisfies the Delivery Condition Requirements. Such inspection will include and be for a mutually agreed sufficient duration to permit Lessee to:

(a) inspect the Aircraft Documents;

(b) inspect the Aircraft and any uninstalled Parts;

(c) observe a demonstration flight (of approximately two (2) hours duration) based on the Manufacturer’s used aircraft flight procedure, including take- off performance test and engine ground runs, per the Task 71-00-00-710-008-B Power Assurance Check to demonstrate that each Engine performance, including EGT margin, is consistent with the Engine Flight Hours and Cycles operated since the previous Engine Performance Restoration Shop Visit. If any dispute arises between Lessor and Lessee with respect to the EGT takeoff margin, the parties shall seek the determination of the Engine Manufacturer for final resolution;

(d) inspect the Engines, including a full digitally recorded borescope of combustor and low and high pressure compressor and turbine areas, as well as an engine max power assurance run per the Engine Manufacturer’s criteria; and

(e) inspect the APU, including a full digitally recorded borescope inspection, and chip detector inspection, in accordance with the AMM and a line maintenance inspection or health check.

Lessor shall be responsible for all costs associated with the foregoing inspections; provided, however, that Lessor shall not be responsible for any costs associated with Lessee’s personnel, including travel, meals, lodging and any costs and expenses ancillary thereto.

Lessee may accept the Aircraft subject to the correction of any defect or non- conformity with the Delivery Condition Requirements observed during the inspection or demonstration flight in which case Lessee shall notify Lessor promptly upon the discovery of any such defect or non-conformity. Lessor may correct or procure the correction, at no cost to Lessee, of the defect or non-conformity as promptly as practicable, and Lessor may postpone the Delivery Date to the date on which Lessor notifies Lessee that the defect or non- conformity has been rectified; provided, however that Lessor and Lessee agree that in the case of any defects or non-conformities not affecting the airworthiness of the Aircraft or of the ability of the Aircraft to be immediately placed into commercial service by Lessee (for which the combined cost of rectifications would not exceed REDACTED*), Lessor may deliver the Aircraft to Lessee and, at Lessor’s option after consultation with Lessee, (i) pay to Lessee an amount equal to the estimated cost of rectification of such defects or non-conformities as agreed between Lessor and Lessee (including the reasonable out-of-pocket costs incurred by Lessee to correct such defects and non-conformities), (ii) procure the correction of such defects or non-conformities at Lessor’s cost following Delivery at a time agreed upon with Lessee or (iii) permit the Aircraft to be redelivered to Lessor at the end of the Term with such defects or non-conformities in the same condition of deviation from the required redelivery condition as at Delivery, and in the case of (i), (ii) and (iii), Lessee shall not be entitled to rely on the failure of those defects or non-conformities to meet the Delivery Condition Requirements as the basis upon which it does not accept the valid tender of the Aircraft for Delivery pursuant to the terms hereof. Lessor or Lessee will be entitled to terminate this Agreement if Lessor notifies Lessee that Lessor does not intend to correct the defect or non- conformity. If this Agreement is not terminated and Lessor corrects or procures the correction of any such defect or non-conformity, Lessor shall make the Aircraft available for reinspection by Lessee. Upon completion of such inspection or reinspection, and provided that the Delivery Condition Requirements are then satisfied, Lessee shall effect acceptance of the Aircraft in the manner and with the effect specified in Clause 4.2.

4.5 Pre-Delivery Modifications.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

4.6 Quiet Enjoyment; Lessor’s Obligations.

(a) Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, neither Lessor nor any person lawfully claiming by or through it will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee during the Term. Lessor will procure that the Lender (or, in the case of multiple Lenders, the agent on behalf of the Lenders) and any other assignee or transferee of Lessor pursuant to Clause 20.2 will give a direct covenant to Lessee on the same terms to those set out in this subclause (a).

(b) Lessor Obligations Following Termination Date. Within five (5) Business Days after (i) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement, or (ii) payment to Lessor of the Agreed Value following a Total Loss and all other amount due hereunder, Lessor will pay to Lessee the amount of any Basic Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

CLAUSE 5 DISCLAIMERS.

5.1 General Disclaimers.

(a) LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE ALONE HAS SELECTED THE AIRCRAFT FOR LEASING BY LESSOR TO LESSEE.

(b) LESSEE UNCONDITIONALLY AGREES THAT THE AIRCRAFT AND EACH PART THEREOF IS TO BE LEASED IN AN “AS IS, WHERE IS” CONDITION AS AT THE DELIVERY DATE AND THROUGHOUT THE TERM, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR IS GIVEN BY LESSOR OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHT; AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

(c) DELIVERY OF THE ACCEPTANCE CERTIFICATE BY LESSEE TO LESSOR SHALL BE CONCLUSIVE PROOF AS BETWEEN LESSOR ON THE ONE HAND AND LESSEE ON THE OTHER HAND THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND EACH PART THEREOF AND THAT THE AIRCRAFT AND EACH PART THEREOF IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT THE DELIVERY DATE), AND (EXCEPT AS OTHERWISE STATED THEREIN) IN EVERY WAY SATISFACTORY TO LESSEE.

5.2 Deficiencies and Delays. Lessee agrees that neither Lessor nor Servicer shall be liable for any liability, claim, proceeding, loss, damage, fee, cost or expense of any kind caused directly or indirectly by, or associated with, the Aircraft or any part thereof, any inadequacy of the Aircraft for any purpose or any deficiency or defect therein, the use or performance of the Aircraft, any maintenance, repairs, replacement or modification to the Aircraft, any interruption or loss of service or use of the Aircraft (except if such interruption of service is caused directly by a breach of Clause 4.5(a) by Lessor or any other party) or other than with respect to any claim of Lessee relating to a breach by Lessor of Clause 4.5(a), any loss of business or other consequential damage or any damage whatsoever relating to any of the above matters.

5.3 Repairs and Replacement. If the Aircraft or any part thereof is lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use after Delivery, Lessor shall not be liable to repair the same or to supply any equipment in substitution therefor.

CLAUSE 6 RENT AND OTHER PAYMENTS.

6.1 Rent.

REDACTED*

6.2 Intentionally Omitted.

6.3 Intentionally Omitted.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

6.4 Payment Obligations Unconditional. Lessee’s obligation to pay Rent in accordance with this Agreement shall be absolute and unconditional irrespective of any contingency whatsoever, including, without limitation, (i) any right of set-off, counterclaim, recoupment, defence, withholding or other right Lessee may have against Lessor or any other person, (ii) any unavailability of the Aircraft for any reason, (including, without limitation, a requisition thereof not constituting a Total Loss of the Aircraft including all Engines) or any prohibition or interruption of or other restriction against Lessee’s use, operation or possession of the Aircraft, any interference with such use, operation or possession or any lack or invalidity of title or any other defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of, or any damage (not constituting a Total Loss) to, the Aircraft, (iii) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee, (iv) any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement or any of the other Lessee’s Documents, (v) any failure or delay on the part of any party hereto or of Lessor to duly to perform or comply with its obligations under this Agreement or any Operative Document, and (vi) any other cause that, but for this provision, would or might have the effect of terminating, discharging or in any way affecting any obligation of Lessee hereunder. Nothing in this Clause 6.3 shall be construed to limit Lessee’s rights and remedies in the event of Lessor’s breach of its covenant of quiet enjoyment set forth in Clause 4.5, or to take separate legal proceedings to recover damages from Lessor or to limit Lessee’s rights and remedies to pursue in a court of law any claim it may have against any other person.

6.5 Currency of Payments. Except as set forth in the proviso below, all payments hereunder shall be made in US Dollars in immediately available funds on the due date for payment; provided that any amount Lessee is obligated to pay hereunder as an indemnity or reimbursement shall be paid in the currency specified by the recipient thereof.

6.6 Currency Indemnity. If, under any Applicable Law, whether as a result of judgment against Lessee or the liquidation of Lessee or for any other reason, any payment under or in connection with this Agreement is made or is recovered in a currency (the “other currency”) other than the currency (the “currency of obligation”) in which it is payable pursuant to this Agreement then:

(i) to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the Applicable Law) falls short of the amount unpaid under this Agreement, Lessee shall, as a separate and independent obligation, fully indemnify Lessor and any other person entitled to such payment against the amount of the shortfall;

(ii) Lessee shall indemnify Lessor and any other person entitled to such payment as an independent obligation against any loss or liability arising out of or as a result of the conversion; and

(iii) Lessee shall pay on an After-Tax Basis to Lessor any exchange costs and Taxes payable in connection with such conversion.

For the purposes of this clause “rate of exchange” means the rate at which Lessor is able on the relevant date to purchase the currency of obligation in New York (or at its option, London) with the other currency.

6.7 Authorisations for Payments. Lessee shall obtain or procure that there are obtained all certificates, licenses, permits and other authorisations that are from time to time required for the making of the payments required by this Agreement on the date and in the amounts and currency that are stipulated herein and therein, and shall maintain the same or procure that the same are maintained in full force and effect for so long as the same shall be required.

6.8 Set-off; Withholding of Payments. At any time after the occurrence of an Event of Default and as long as the same is continuing, Lessor may set off any matured obligation owed by Lessee under this Agreement or the other Lessee’s Documents against any matured obligation owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in New York (or at its option, London) for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated Lessor or Lessee may make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee to Lessor under this Agreement remain unpaid or any Event of Default is continuing, and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums and cured to Lessor’s satisfaction all such Events of Default.

6.9 Lessor’s Account; Receipt of Payment. All payments by Lessee under this Agreement shall be made to such bank and/or account as Lessor may from time to time notify in writing to Lessee no less than five Business Days prior to the due date of any such payment. All payments must be received at such account on the due date therefor. If any date on which a payment would be due is not a Business Day, such payment shall be on the succeeding Business Day.

CLAUSE 7 FEES AND EXPENSES.

Each party to this Agreement shall pay its own expenses (including, without limitation, legal and other out-of-pocket expenses) incurred in connection with the negotiation, preparation and completion of this Agreement and the other Lessee’s Documents except Lessee shall pay or reimburse Lessor, as applicable, for (i) all legal fees and expenses of its counsel incurred in providing the opinions required under Clause 9.1(c)(iv), and (ii) all fees, costs and expenses associated with (a) perfecting this Agreement or any other Lessee’s Document in the State of Registration, the State of Incorporation and/or the Habitual Base, including, but not limited to, all filings and recordings and the provision of translations, registrations, notarisations and/or legalisations, if required, and (b) any fees incurred by Lessor with respect to any registrations on or searches of the International Registry in connection with the Delivery of the Airframe and Engines or the commencement or termination of this Agreement and any legal opinion in connection therewith and (ii) the registration of the Aircraft with the Aviation Authority.

CLAUSE 8 GENERAL UNDERTAKINGS.

8.1 Duration. Lessee shall at all times during the Term perform and comply with all of its undertakings, covenants and agreements in this Agreement and shall procure that no person (other than Lessor, Lessor Guarantor and any Lender) will act in any manner inconsistent with Lessee’s obligations hereunder from the date of this Agreement. All such undertakings, covenants and agreements shall be performed at Lessee’s expense except where this Agreement expressly provides otherwise.

8.2 Notice of Default; Certificate.

(a) Lessee shall notify Lessor if Lessee becomes aware of the occurrence of an Event of Default.

(b) If the Aircraft or, as the case may be, any Engine is subleased to a Permitted Sublessee, Lessee shall promptly notify Lessor if that sublease is terminated or terminates (other than as a result of the normal expiration thereof).

(c) Lessee, upon written request by Lessor, provide to Lessor a confirmation as to whether, to Lessee’s knowledge, a Default or such other event or circumstance as if referred to in paragraph (a) above has then occurred or is then subsisting.

8.3 Financial and Other Information.

(a) Upon request, Lessee shall deliver or cause to be delivered to Lessor promptly after the same are available (and in any event within one hundred and twenty (120) days) after the end of each of Lessee’s financial years ending after the date hereof, a copy of Lessee’s financial statements for such financial year, which (i) shall be audited by independent, certified public accountants in accordance with generally accepted accounting principles and practices in the State of Incorporation consistently applied, (ii) shall fairly and accurately present the financial position of Lessee as at the date as of which they were prepared and the results of the operations of Lessee for the period to which they relate and (iii) shall, in accordance with such accounting principles and practices, disclose all significant liabilities, actual or contingent, of Lessee. Provided however that Lessee will not be required to provide any such information which is publicly available through the following website: www.latamairlinesgroup.net.

(b) Upon request and with reasonable promptness, Lessee shall provide Lessor with such other financial, operational and other information concerning Lessee as Lessor may from time to time reasonably request to the extent such information is relevant to the performance of Lessee’s obligations under this Agreement, the Lessee’s Documents and in any event subject to any confidentiality restrictions on Lessee in respect thereof.

8.4 Corporate Existence. Lessee will preserve its corporate existence in the State of Incorporation (other than as may be required in connection with any solvent re- organisation of Lessee’s business including any solvent re-organisation of airline operations between Lessee and its Leasing Affiliates).

CLAUSE 9 OPERATIONAL UNDERTAKINGS.

9.1 Registration, Title and Nameplates.

(a) Registration. At its own cost and expense, Lessee shall ensure that upon Delivery and at all times during the Term, the Aircraft is registered with the Aviation Authority in the name of Lessor with its interests in the Aircraft noted in the register in accordance with Applicable Laws of the State of Registration or, in the event that such registration is not possible, in the name of Lessee or Permitted Sublessee with Lessor’s interest in the Aircraft noted in the register (if possible). Lessor agrees to cooperate with Lessee, at the expense of Lessee, to the extent necessary to maintain such registration.

(b) Lessee shall co-operate with Lessor, at no expense to Lessee, to register a mortgage for the benefit of any Lender with the Aviation Authority or such other Government Entity which is the proper place for such registration. Notwithstanding the foregoing sentence, if permitted under Applicable Law Lessee is the only party with the legal standing to register such mortgage, Lessee agrees, at Lessor’s costs, to make such registration.

(c) Solely in connection with the subleasing of the Aircraft, the Aircraft may be re-registered (1) with DGAC Chile, (2) the RAB, (3) the Aviation Authority of the country of any Leasing Affiliate, or (4) subject to the prior written consent of Lessor, the Aviation Authority of any country in which any other Permitted Sublessee (other than a Leasing Affiliate) is organised and the Habitual Base may be a location in that country, provided that, in each case:

(i) no Insolvency Default has occurred and is continuing, provided that for these purposes, Clauses 16.1(i)-(n) shall not apply during the pendency of the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands;

(ii) Lessee, at its expense, provides assurances reasonably satisfactory to Lessor (A) to the effect that the insurance provisions of this Agreement have been or will be complied with after giving effect to the change in registry and/or Habitual Base, (B) of the payment of all costs and expenses of Lessor and each Lender (including reasonable legal fees and expenses) reasonably incurred in connection with the change in registry and/or Habitual Base, (C) as to the continuation of this Agreement and the perfection of Lessor’s right in and title to the Aircraft and the enforceability of any security interest over the Aircraft granted by Lessor to Lender as a first priority perfected Lien on the Aircraft, (D) only with respect to Clauses 9.1(c)(3) and 9.1(c)(4) above and in the case of 9.1(c)(2) if the Aircraft is deregistered and reregistered with the RAB and, in the period between such deregistration and re-registration, there has been a relevant change of law or any other event that would materially affect Lessor’s ability to deregister or repossess the Aircraft in Brazil, that the country in which the Aircraft will be registered and/or based provides substantially equivalent or better protection for the rights of lessors, owners and lenders that are similarly situated to Lessor and Lenders in similar transactions under the laws of the then current State of Registration and imposes aircraft maintenance standards not, taken as a whole, less stringent than those of the then current State of Registration (in the case of clause 9.1(c)(2) by reference to the position accepted by the Lessor at the time of the Aircraft’s original registration in Brazil, subject to the qualifications set forth in this subclause(c)(ii)) and (E) that such change in registry and/or Habitual Base will not result in the imposition of, or increase in the amount of, any Tax, fees or expenses for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify each Indemnitee for;

(iii) Lessee pays all costs and expenses of Lessor and each Lender (including legal fees and expenses) and all Taxes incurred or payable in connection with the change in registry and/or Habitual Base; and

(iv) Lessee provides opinions of counsel (in form and substance reasonably satisfactory to Lessor) with respect to a Leasing Affiliate, from independent counsel in the jurisdiction of Leasing Affiliate (reasonably satisfactory to Lessor) addressed to Lessor and each Lender with respect to the matters described in (ii) above and as to such other matters concerning the laws of the new State of Registration and/or Habitual Base and as to matters of due authorization and execution by that Leasing Affiliate as Lessor may reasonably request (it being acknowledged that the due authorization and execution by Lessee of any documents to which it is party in connection with such arrangements can be the subject of a legal opinion from in-house counsel to Lessee in substantially the same form as that provided to Lessor on Delivery).

Upon the termination of any sublease permitted hereunder, (i) the Aircraft shall be registered with (w) the State of Incorporation, (x) the FAA in the United States of America; (y) the state of incorporation of the Leasing Affiliate operating the Aircraft at the relevant time, or (z) another country in which the Aircraft may be permissibly registered from time to time pursuant to the preceding provisions of Clauses 9.1(a) to 9.1(c) and (ii) the provisions of Clauses 9.1(c)(ii)(B) through 9.1(c)(ii)(D), (iii) and (iv) shall apply to such registration, and, provided further, that prior to such registration, Lessee shall procure a deregistration power of attorney in form and substance substantially similar to the Deregistration Power of Attorney and, if the Aircraft is to be registered in any jurisdiction that has enacted the Cape Town Convention, an IDERA in form acceptable to the new Aviation Authority.

(d) Lessee shall obtain (and at all times thereafter maintain in effect) with respect to the Aircraft a full certificate of airworthiness in accordance with all Applicable Laws, rules and regulations of the State of Registration and provide Lessor (if requested by Lessor) with a copy of the same, and Lessee shall comply with any special conditions attaching thereto within any time limits imposed for compliance by the Aviation Authority. Lessee shall, if requested by Lessor, produce to Lessor true copies of each certificate of airworthiness for the Aircraft, and each certificate of registration issued to the Aircraft.

(e) Preservation of Rights. Lessee shall not do or knowingly permit to be done anything that would jeopardise the rights of Lessor as owner of, or any Lender in the Aircraft and shall cause to be taken all actions necessary or reasonably requested by Lessor (at the cost of Lessor to the extent relating to a Lender) to prevent the rights of Lessor as owner of, and Lender in the Aircraft from being jeopardised. At the reasonable request of Lessor, Lessee will do all acts and things (including making any filing, registration or recording with the Aviation Authority or any other Government Entity or as required to comply with any Applicable Law) and execute, notarise, file, register and record all documents as may be required by Lessor to establish, maintain, perfect, protect and preserve the rights and interests of Lessor hereunder in the Aircraft and, to the extent permitted under Applicable Law Lessee is the only party with the legal standing, the rights and interests of any Lender under the Security Documents (at the cost and expense of Lessor). At the reasonable request of Lessor (at the cost and expense of Lessor), Lessee shall cooperate with Lessor to furnish to Lessor evidence satisfactory to Lessor of each such filing, recordation and act.

Notwithstanding the Clause 9.1(e), if permitted under Applicable Law Lessee is the only party with the legal standing to register or file such mortgage, Lessee agrees, at Lessor’s costs, to make such registration.

(f) Fireproof Plates. Lessee shall affix, within ninety (90) days of the Delivery Date, a fireproof plate in accordance with the Manufacturer’s guidelines or, if no such guidelines have been provided, then having dimensions of not less than 10 cm x 7 cm. Such plate shall be located in a prominent position in the entry door of the Aircraft and on each Engine stating:

“THIS [AIRCRAFT/ENGINE] IS OWNED BY VERMILLION AVIATION (NINE) LIMITED AND IS LEASED TO LATAM AIRLINES GROUP S.A., AND IS OPERATED BY LATAM AIRLINES GROUP S.A. OR ONE OF ITS PERMITTED SUBLESSEES AND MAY NOT BE OPERATED BY ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF VERMILLION AVIATION (NINE) LIMITED.”

(g) Lessee shall maintain and shall not cover up (or permit to be covered up) such name plates and shall replace such name plates, if requested, reflecting the name of any successor Lessor or Lender. Any change of fireproof plates requested by Lessor shall be at Lessor’s cost.

(h) Except as above provided or as required by Applicable Law, Lessee will not allow the name of any person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership or any Lien; provided that nothing herein contained shall prohibit Lessee or any Permitted Sublessee from placing its customary colours and insignia on the Airframe or any Engine.

(i) Title to Aircraft; Lessor Operation. Lessee shall not hold itself out to any third party as owner of the Aircraft or any part of it, and when any third party inquires as to the ownership of the Aircraft or any part thereof, Lessee will make clear to such third party that title to the same is held by Lessor and that the Aircraft is mortgaged to the Lender(s), if any. Lessee shall not at any time represent or hold out Lessor or any Lender as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward, or gratuitously) that may be undertaken by Lessee.

(j) Lessor Credit. Lessee has no authority to pledge, and shall not pledge, the credit of Lessor or any Lender for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements, or modifications to the Aircraft or any part thereof or otherwise connected with the use or operation of the Aircraft or any part thereof.

9.2 Liens. Lessee shall not create or permit to create or exist any Lien (other than Permitted Liens) over the Aircraft or any part thereof, shall not register or permit any person claiming through Lessee to register on the International Registry any interest in the Airframe, any Engine or this Agreement, and shall not attempt or hold itself out as having any power to sell, charge, lease or otherwise dispose of or encumber the Aircraft or any Engine or any Part other than as permitted under this Agreement.

9.3 Possession of Aircraft. Lessee shall not sublease, charter, pool, interchange or otherwise part with possession of the Aircraft or any Engine or Part except as set forth in this Clause 9.3.

(a) Maintenance. Lessee may part with possession of the Aircraft or any Engine or Part for testing, service, overhaul work, maintenance, repair, alterations, modifications or additions in accordance with this Agreement.

(b) Wet Leasing. Subject to no Insolvency Default or Event of Default having occurred and be continuing, provided that, for these purposes, Clauses 16.1(i)-(n) shall not apply during the pendency of the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands, Lessee or a Permitted Sublessee (as the case may be) may lease the Aircraft on terms whereby the Aircraft shall at all times be in the possession and operational control of Lessee or a Permitted Sublessee (as the case may be) and operated by Lessee’s or a Permitted Sublessee’s (as the case may be) flight crew; provided always that the Aircraft shall continue to be registered in accordance with the terms of this Agreement, the term of such wet lease, charter or other agreement shall not extend beyond the lesser of (i) six (6) months (or such longer period as Lessor and Lessee may agree, each acting reasonably) or (ii) the end of the Term and the rights of the Lessee’s or a Permitted Sublessee’s (as the case may be) counter-party thereto are expressly subordinated to this Agreement and the rights of Lessor hereunder.

(c) Initial Sublease. Lessor and Lessee agree that Lessee has entered (or will enter) into the Initial Sublease with Initial Sublessee on or shortly after the date of this Agreement and Lessor acknowledges that as the operator of the Aircraft, Initial Sublessee will be responsible for providing such conditions precedent set forth in Clause 3.1 that are designated as for Initial Sublessee. Lessor agrees that performance by any Permitted Sublessee of any of Lessee’s obligations under this Agreement shall, pro tanto, constitute performance by Lessee of such obligations.

(d) Subleasing. Subject to no Insolvency Default or Event of Default having occurred and be continuing, provided that, for these purposes, Clauses 16.1(i)-(n) shall not apply during the pendency of the Chapter 11 Cases and related parallel proceedings in Chile, Colombia, and the Cayman Islands, REDACTED*                                                         or an interchange agreement) without the consent of the Lessor to (i) any Leasing Affiliate or (ii) to an Approved Third Party Operator (each a “Permitted Sublessee”); provided, however, that in each case, such Permitted Sublessee is solvent at the time such sublease is entered into; provided further that, in each case:

(i) such sublease (or interchange agreement) shall be on such terms as shall ensure that the sublessee shall not, in complying with such terms, cause Lessee to be in breach of any of, or cause an Event of Default under, the provisions of this Agreement;

(ii) the term of such sublease (or interchange agreement) shall not extend or be capable of extension beyond the Termination Date;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(iii) such sublease (or interchange agreement) shall provide that the sublessee shall not enter into, or agree to enter into, any sub-sublease (other than to a Leasing Affiliate)                             REDACTED*

the Leasing Affiliate, as applicable, shall be permitted to enter into further subleasing, interchange, sublease per hours, wet lease or charter arrangements on the same terms and subject to the same conditions as required pursuant to this Clause 9.3(d);

(iv)           REDACTED*

(v) any such sublease (or interchange agreement) shall not create in the sublessee rights in and to the Aircraft or Engine greater than the rights of Lessee under this Agreement and shall state that it is subject to and subordinate to this Agreement;

(vi) Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Agreement to the same extent as if there were no sublease (or interchange agreement) in existence, provided always that if any obligation which is required to be performed by Lessee pursuant to this Agreement is performed by a sublessee (or interchangee) then performance by such sublessee (or interchangee) shall for the purposes of this Agreement constitute performance by Lessee;

(vii) Lessee shall pay all costs and expenses associated with entering into any sublease (or interchange agreement) and the reasonable costs and expenses (including reasonable legal fees and expenses) of Lessor and Lender to the extent incurred in connection therewith;

(viii) Lessee shall procure that the Permitted Sublessee shall, at Lessee’s cost, comply with Cape Town Convention (if applicable to the Permitted Sublessee) and shall undertake such things, including making such filings (including an IDERA, if the Aircraft is registered with an Aviation Authority in a jurisdiction where the Cape Town Convention is Applicable Law), as may be reasonably requested to protect and perfect the interest of Lessor and Lender in respect of the Airframe and each Engine, this Agreement and such sublease (or interchange agreement); and

(ix) prior to the commencement of the leasing of the Aircraft or Engine under such sublease (or interchange agreement), Lessee shall have delivered to Lessor each of the following:

(A) a copy of such sublease (or interchange agreement) and, if applicable, a copy of the acceptance certificate thereto;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(B) a Subordination Acknowledgment confirming that such sublease (or interchange agreement) is subject to and subordinate to this Agreement and acknowledging that such sublease (or interchange agreement) will terminate on or before the Termination Date and that, on the occurrence of an Event of Default hereunder, the Lessor will be entitled to repossess the Aircraft or Engine notwithstanding that such sublessee may be current in the compliance of its obligations under the relevant sublease, and, if requested by Lessor, an acknowledgment of an assignment of such Subordination Acknowledgment in favor of a Lender. For the avoidance of doubt, there shall be no assignment of Lessee’s rights under any sublease (or interchange agreement);

(C) in the case of such sublease only, the Permitted Sublessee shall provide Lessor with a letter (in a form which will be accepted by the Aviation Authority) from the Permitted Sublessee pursuant to which the Permitted Sublessee authorises Lessor, to obtain from the Aviation Authority a general statement of account in relation to charges incurred by the Permitted Sublessee in respect of all aircraft (including the Aircraft) operated by the Permitted Sublessee under a lease agreement with Lessor, and

(D) in the case of such sublease only, such other conditions precedent equivalent to the conditions precedent required to be provided by Initial Sublessee pursuant to Clause 3.1(a), and (c) such additional conditions precedent (if any) that are necessary or advisable in the opinion of Lessor’s counsel.

(x) Lessee shall, at its sole cost and expense, promptly after the date on which the Aircraft or Engine is delivered to the relevant sublessee (and in any event within sixty (60) Business Days of such date unless otherwise set forth herein or unless the Lessor and Lessee agree otherwise), provide to Lessor to the extent applicable:

(A) if applicable, a copy of the Certificate of Registration with respect to the Aircraft;

(B) a copy of the Certificate of Airworthiness with respect to the Aircraft;

(C) within one hundred and eighty (180) Business Days, a copy of the Permitted Sublessee’s radio station license with respect to the Aircraft;

(D) to the extent that the Lessee is able to disclose the same under Applicable Law, a copy of the evidence of importation of, and payment of all customs duties with respect to, the Aircraft or Engine into such Permitted Sublessee’s State of Registration; and

(E) such other conditions subsequent that are customary for the State of Registration for the Aircraft or Engine, and are necessary or advisable by Lessor’s counsel.

9.4 Information. Lessee shall:

(a) promptly furnish to Lessor all information Lessor from time to time reasonably request regarding the Aircraft, any Engine or any part thereof, its use, registration, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

(b) as soon as possible, but in any event, no later than on the tenth (10th) day of each calendar month after the Delivery Date and on the Termination Date, furnish to Lessor a maintenance status report substantially in the form of Schedule 6; and

(c) Loss or Damage. Lessee shall promptly on becoming aware of the same notify Lessor of:

(i) any Total Loss with respect to the Aircraft, the Airframe or any Engine;

(ii) any loss, theft, damage or destruction to the Aircraft, any Engine or any part thereof, or any modification to the Aircraft which is not contemplated by the terms of this Agreement, or is otherwise required to be notified pursuant to this Agreement, if (A) the potential cost of repairs or replacement may exceed the Damage Notification Threshold or its equivalent in any other currency, or (B) Lessee is required to report the same to the Aviation Authority;

(iii) any loss, arrest, hijacking, confiscation, seizure, requisition, impound, taking in execution, detention or forfeiture of the Aircraft or any part thereof; and

(iv) any event, accident or incident in respect of the Aircraft that might reasonably be expected to involve Lessor or Lessee in loss or liability in excess of the Damage Notification Threshold or its equivalent in any other currency, or which is required to be reported to the Aviation Authority).

9.5 Aircraft Documents.

(a) Lessee shall keep, or procure that there are kept;

(i) the Aircraft Documents and shall keep or cause to be kept as part thereof accurate, complete and current records of all flights made by the Aircraft, of all Flight Hours and Cycles of the Airframe, each Engine (including each Module), the APU, each Landing Gear and the time or cycle limited Parts, and of all maintenance and repairs carried out on the Aircraft and each Engine (including each Module), APU and the Landing Gear;

(ii) historical records for condition monitored, hard time Parts and LLPs (including tags from the manufacturer of such Part or a repair facility which evidence that such Part is new or overhauled and establish authenticity, total time in service and time since overhaul for such Part); and

(iii) any updates or additions to any of the foregoing and renewals, revisions and replacements of any of the foregoing from time to time created or obtained in accordance with this Agreement, Applicable Law or otherwise.

Except as required by Applicable Law, the Aircraft Documents referred to in subclause (a) shall be the property of Lessor.

(b) Such Aircraft Documents referred to in subclause (a) shall be:

(i) kept and maintained in English, other than with respect to maintenance log books, which shall be translated into the English language prior to redelivery in order to comply with EASA requirements;

(ii) the latest revision and in an up-to-date status (through subscription to the relevant manufacturer’s update service or otherwise) in accordance and in such manner, form and location as the Aviation Authority, EASA and any Applicable Law may from time to time require;

(iii) in conformity with the normal practices of commercial air carriers;

(iv) shall accurately disclose the location of each Engine (including each Module), APU, Landing Gear and serialised rotable component Parts not installed on the Aircraft; and

(v) contain accurate back-to-birth records of each LLP and of each Flight Hour, Cycle or calendar controlled components.

(c) Following any repair which is carried out other than in accordance with instructions contained in the Manufacturer’s repair manual, Lessee shall ensure that there is obtained and kept with the Aircraft Documents appropriate manufacturer repair scheme data and a Manufacturer’s approval issued in accordance with the requirements of EASA.

(d)                                     REDACTED*

(e) If Lessee fails to comply with the provisions of Clause 18.2(d) as of the Termination Date, then in lieu of such compliance, at Lessor’s sole discretion, Lessor may (without obligation) accept Lessee compensating Lessor (a) for overhaul costs and/or LLP replacement cost incurred in respect of the Aircraft resultant upon the maintenance of inadequate Aircraft Documents by Lessee during the Term; and (b) for all rectification costs incurred in respect of any Part resultant upon the failure by Lessee to maintain an EASA Form 1 or FAA Form 8130-3 tag in respect of each Part, APU and Engine which is installed on the Aircraft at the time the Aircraft is redelivered to Lessor.

(f) Within ninety (90) days of any request being made by Lessor, Lessee shall provide Lessor with copies of such Aircraft Documents as Lessor deems necessary in connection with any scheduled C-Check of the Aircraft.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(g) Lessee shall permit or procure free and full access by Lessor to all relevant Aircraft Documents; provided that such access shall not be more frequent than once a year (unless an Event of Default has occurred and is continuing) and shall not interfere with Lessee’s normal commercial operations of the Aircraft.

(h) Upon reasonable request from Lessor, Lessee will provide or procure that there is provided free and full access by Lessor to Aircraft data, including Aircraft and Engine health monitoring data produced by Lessee and/or Lessee’s third- party provider.

(i) Lessee, at its own cost and expense, shall be responsible for subscribing to Manufacturer’s on-line data services.

9.6 Lawful and Safe Operation.

(a) Compliance with Laws: Lessee shall comply and procure compliance with all laws for the time being in force in any country or jurisdiction and any carriage regulations or restrictions from time to time issued by I.A.T.A. which may then be applicable to the leasing of the Aircraft under this Agreement and the transactions contemplated hereby including, but not limited to, those concerning the use, maintenance and operation of the Aircraft or an operator thereof, and will procure that the Aircraft is not knowingly used for any illegal purpose or in any illegal manner. Lessee shall obtain and maintain in full force all certificates, licenses, permits and authorisations from time to time required for the use and operation of the Aircraft and for the making of payments required by and the performance of its obligations under this Agreement and the other Lessee’s Documents.

(b) Manufacturer Recommendations. Lessee shall not use or permit the use of the Aircraft in any manner contrary to any recommendation of the Manufacturer, the Engine Manufacturer or any regulation of the Aviation Authority or for any purpose for which the Aircraft is not designed.

(c) Commercial Flights. Lessee shall ensure the Aircraft is used, subject to maintenance requirements, only in commercial passenger operations. Lessee shall not permit the Aircraft to be used for the carriage of any goods, materials, livestock or items of cargo which could reasonably be expected to cause damage to the Aircraft or which would not be adequately covered by the insurances required hereby. Lessee shall not use or permit the use of the Aircraft for purposes of training, qualifying or reconfirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee (or any Leasing Affiliate).

(d) Prohibition Order: Lessee shall not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition order (or any similar order or directive) by:

(i) any Government Entity of the State of Registration; or

(ii) the United Nations or the European Union.

(e) Insurance: Lessee shall not use, operate, or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located during the Term in any manner not covered by the insurances required hereby or in any area excluded from coverage by such insurances or in any manner which would prejudice the interests of the Indemnitees in such insurances, the Aircraft, any Engine or any Part.

9.7 Right of Inspection.

(a) Lessor (or the authorised representative, which authorised representative may include a potential transferee under Clause 20.2(a) of this Agreement) shall have the right upon its request (at Lessor’s expense, unless an Insolvency Default or an Event of Default has occurred and is continuing, in which case at Lessee’s expense) to inspect, once annually during each year of the Term, or upon the reasonable request of Lessor, or during any Insolvency Default or Event of Default which has occurred and is continuing or (subject to mutual agreement between Lessor and Lessee as to the timing) in connection with a transfer of the Aircraft or assignment of rights hereunder as permitted by Clause 20.2, the Aircraft and Aircraft Documents during normal business hours and on reasonable notice to Lessee or an applicable Permitted Sublessee provided that the same shall not interfere with Lessee’s or any Permitted Sublessee’s use, business, operation or maintenance of the Aircraft or require the Lessee or any Permitted Sublessee to incur out-of-pocket expenses for which it is not reimbursed by Lessor. Lessor shall have no duty to inspect and shall not incur any liability or obligation by reason of not making any such inspection. So long as no Insolvency Default or Event of Default has occurred and is continuing provided that, for these purposes, Clauses 16.1(i)-(n) shall not apply during the pendency of the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands, any such inspection shall be limited to a visual, walk-around inspection which may include going on board the Aircraft, but may not include any opening of any panels, bays or disassembly of any components, etc. (unless such inspection is during an overhaul of the Aircraft and such panels or bays are then opened or components then disassembled in the ordinary course of such maintenance) provided that the same shall not interfere with Lessee’s or any Permitted Sublessee’s use, business, operation or maintenance of the Aircraft or require the Lessee or any Permitted Sublessee to incur out-of-pocket expenses for which it is not reimbursed by Lessor. Lessee will obtain to the extent reasonably practicable to do so, at Lessor’s cost (unless during the continuance of an Insolvency Default or an Event of Default in which case at Lessee’s cost) all necessary security clearance to permit Lessor or its authorised representative access to the Aircraft to permit such inspections. In the event Lessor determines during any such inspection that the condition of the Aircraft or any logs, flight manuals, maintenance records or other books and records related to the Aircraft is at a level below that required to be maintained by Lessee hereunder, Lessee shall, at the reasonable request of Lessor, correct such discrepancy and thereafter provide documentation to Lessor confirming that such correction has been accomplished.

(b) Any inspection of the Aircraft (including the Aircraft Documents) shall be solely for Lessor’s or prospective operator’s information and failure to notify Lessee of any discrepancies thereafter shall not imply that Lessee is in compliance with this Agreement, its maintenance provisions or Applicable Law.

9.8 Compliance with Export Controls and Sanctions Laws. REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

CLAUSE 10 MAINTENANCE AND REPAIR.

10.1 General. At all times during the Term, Lessee shall, at its own cost and expense:

(a) keep the Aircraft or procure that the Aircraft is kept airworthy in all respects and in good repair and operating condition with all of its equipment, components and systems functioning in accordance with their intended use pursuant to Manufacturers approved data, subject to fair ordinary wear and tear of a kind consistent with similar aircraft operated by Lessee or Permitted Sublessee;

(b) maintain the Aircraft or procure that the Aircraft is maintained in accordance with:

(i) the Maintenance Program through the Agreed Maintenance Performer;

(ii) the Aviation Authority requirements as implemented in the State of Registration and the Habitual Base;

(iii) all inspection, repair and overhaul manual instructions; and

(iv) when Lessee or Permitted Sublesseee has decided to implemement on its A320 fleet, service bulletins in connection with the warranties on the Aircraft, Engines, APU and Parts published by the Manufacturer, the Engine Manufacturer or the manufacturers of equipment, installed on the Aircraft, including; Airworthiness Directives having a compliance date during the Term and the period from the end of the Term until the date falling due within three (3) months and the equivalent Flight Hours and Flight Cycles, of the Termination Date pursuant to Clause 18 and Schedule 5;

(v) the regulations and Mandatory Regulatory Requirements of the Aviation Authority which are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine, the APU or Part (for the avoidance of doubt, notwithstanding the foregoing, at redelivery, the Aircraft shall meet all applicable requirements set forth in Schedule 4 which require compliance in accordance with EASA regulations); and

(vi) all applicable laws of other countries and regulations of other aviation authorities with jurisdiction over Lessee or any Permitted Sublessee (if the Aircraft is then subject to a sublease (or interchange agreement)), the Aircraft, any Engine, the APU or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine, the APU or Part (collectively, the “Maintenance Requirements”);

(c) perform or procure performance of (at the respective intervals provided in the Maintenance Program on a one hundred percent (100%) basis with no fleet sampling program permitted) all C-Checks, 6Y-Checks, 12Y-Checks, Engine Performance Restoration Shop Visits, LLP Replacement Events, APU Restorations and Landing Gear Overhauls;

(d) maintain or procure maintenance of a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Aviation Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and will from time to time provide to Lessor a copy on request;

(e) if required by the Aviation Authority, maintain or procure maintenance of a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request;

(f) procure promptly the replacement of any Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with a part complying with the conditions set out in Clause 10.4;

(g) not adversely discriminate against the Aircraft, Engines or APU in any use, maintenance, operation or modification level, including the incorporation of service bulletins, of the Aircraft as compared to other aircraft owned or operated by Lessee or a Permitted Sublessee, if applicable, and Lessee shall service, repair, maintain and overhaul the Aircraft so as to keep the Aircraft maintained in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee (and for the avoidance of doubt, all maintenance, inspections modifications and overhauls shall be carried out as if the Aircraft was to remain in Lessee’s or Permitted Sublessee’s fleet notwithstanding any impending termination of the leasing of the Aircraft under this Agreement);

(h) keep the Aircraft equipped with the Engines and Parts installed at the Delivery Date or with substitutes or replacements made in accordance with this Agreement; and

(i) keep the Aircraft clean by international passenger airline standards and in good appearance.

10.2 Airworthiness Directive and Mandatory Regulatory Requirements Cost Sharing

REDACTED*

10.3 Maintenance Program. Lessee shall procure that the Maintenance Program shall, at all times, be based on the latest revision of any Manufacturer Maintenance Planning Document and, in respect of the Engines, the applicable Engine Manufacturer’s work scope, planning guide, engine program and maintenance planning guide.

10.4 Specific Requirements. Without limiting the maintenance and repair obligations specified in Clause 10.1, Lessee:

(a) without the prior written consent of Lessor, shall not amend or modify, or permit to be amended or modified, the scheduled inspection program or the corrosion prevention and control program set forth in the Maintenance Program (except that Lessee may make any such amendment or modification if mandated by the Aviation Authority, the Manufacturer and/or the Engine Manufacturer;

(b) shall continue to use the Aircraft in its regular commercial passenger operations until delivery to the Return Location immediately prior to the Final Inspection;

(c) shall ensure that normal progressive maintenance will continue to be performed on the Aircraft throughout the Term, and that no unusual maintenance procedures or cessation of maintenance shall occur during the one (1) year period prior to the Expiry Date;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(d) shall have a fuel treatment program in effect and shall conduct a microbiological fuel sampling on the Aircraft in accordance with the recommendations set forth in the Maintenance Planning Document;

(e) shall (i) notify the Manufacturer or OEM (as the case may be) upon accomplishment of each service bulletin in order for the Manufacturer or OEM (as the case may be) to update the applicable operations and maintenance manuals and (ii) include such updates in the Aircraft Documents;

(f) with the exception of non-critical cabin and interior Parts, shall procure only OEM Parts and OEM approved repairs are used in connection with the maintenance or repairs for the Aircraft, unless otherwise approved in writing by Lessor prior to such installation or repair; and

REDACTED*

10.5 Substitution of Parts.

(a) Lessee, at its own cost and expense, will promptly replace all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Clause 10.5. In addition, Lessee may, at its own cost and expense, remove or permit the removal in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that, except as otherwise provided in Clause 10.6, at no cost or expense to Lessor, all such Parts are replaced as soon as reasonably practicable. Except as permitted by Clause 10.4(e), each part installed on the Aircraft in replacement of any Part or part shall be a Replacement Part. All replacement Parts shall be in as good operating condition as the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, shall be of the same make and model or an improved or advanced version thereof approved for installation on the Aircraft, shall have valid FAA certification (with 8130 tag) or EASA certification (EASA Form 1) or origin traceability in the event the Part has not been replaced during the Term, and shall not impair the airworthiness or diminish the overall value of the Aircraft.

(b) Except as permitted by Clause 10.4(e), Lessee shall procure that any substituted or replacement Part shall be, or upon installation become, the property of Lessor subject to this Agreement and the Security Documents and be free and clear of any Lien other than Permitted Liens.

(c) Any part installed on the Aircraft by way of replacement that is a Replacement Part will on installation, without further act, vest in Lessor subject to the terms of any relevant Financing Document free and clear of all Liens (other than Permitted Liens) as if it were attached to the Aircraft on the Delivery Date. Lessee will at its own expense and at the request of Lessor take all such steps and execute, and procure the execution of, all such instruments as are necessary to ensure that title so passes to Lessor according to all Applicable Laws.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(d) Any Part at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Part shall be replaced by a Replacement Part that has been incorporated or installed in or attached to such Airframe or Engine and until title to such Replacement Part shall have passed to Lessor, according to Applicable Law (whereupon title to the replaced Part shall vest in Lessee free and clear of all Lessor’s Liens).

(e) Lessee shall, if no Event of Default has occurred which is continuing, be entitled to replace or permit the replacement of any Part with a part that is not a Replacement Part notwithstanding Clause 10.4(a) if:

(i) there is not available to the Lessee or Permitted Sublessee, as applicable, at the time and in the place that such replacement part is required to be installed on the Aircraft a Replacement Part;

(ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of the Lessee or Permitted Sublessee, as applicable, to ground the Aircraft until a Replacement Part becomes available for installation on the Aircraft;

(iii) the installation of such replacement part on the Aircraft will not contravene any other provision of this Agreement or Applicable Law;

(iv) as soon as practicable after installation of such replacement part on the Aircraft (but in any event on or before the expiration or termination of the Term), the Lessee or Permitted Sublessee (if applicable) removes such part and replaces it with a Replacement Part; and

(v) title to the Part which has been replaced, substituted or renewed shall remain with Lessor free from all Liens (other than Permitted Liens) until the Replacement Part which replaces it becomes the property of Lessor.

(f) Without Lessor’s prior written consent, Lessee may not replace any LLP installed in the Aircraft or the Engine with any used LLP, unless such used LLP complies with the requirements of a Replacement Part, as set forth in subclause 10.4(g) below.

(g) A “Replacement Part” means a part, component, furnishing, appliance, module, accessory, instrument or other item of equipment:

(i) that is in the same operating condition as, and has a utility at least equal to, the replaced Part (assuming that that replaced Part was in the condition and repair in which it is required to be maintained under this Agreement);

(ii) that is of the same make and model or an equivalent or an improved or advanced version of the replaced part, component, furnishing, appliance, module, accessory, instrument or other item of equipment, as the case may be; provided that any such part must be approved by the FAA, EASA and/or the Aviation Authority as a replacement for the replaced Part;

(iii) that has a valid FAA certification (with 8130-3 tag) or EASA certification (Form 1 tag) and, only in the case of LLP components, origin traceability (Back to Birth Traceability in the case of LLPs and, to the extent required by the Maintenance Program, back to the last overhaul or bench check, as applicable, in the case of all other Parts);

(iv) has not been involved in an accident or incident; and

(v) which does not impair the airworthiness or diminish the overall value of the Aircraft.

10.6 Pooling of Parts. Lessee shall not permit any Part to become subject to pooling or interchange arrangements, or allow any Part to go out of its possession pursuant to any such arrangement, except pursuant to an arrangement whereby Lessee may subject any Part to pooling arrangements or interchange agreements entered into by Lessee, on terms that are customary in the airline industry (in each case, a Permitted Interchange Agreement”), provided always that:

(a) a record of the location of any Part will be kept and made available to Lessor at any time on request;

(b) title to the Part which has been replaced shall (if previously vested in Lessor) remain with Lessor until the Part which replaced it becomes the property of Lessor or is replaced by a Part which thereupon becomes the property of Lessor; and

(c) any part which replaces a Part pursuant to such interchange agreement shall, at a minimum, meet the requirements of a Replacement Part.

Lessee agrees that, unless otherwise agreed to in writing by Lessor, Lessee shall limit the time during which any Part which is not the property of Lessor remains on the Aircraft and will as soon as practicable replace the same with a Part which either is the property of Lessor, or will, upon fitting, become the property of Lessor.

10.7 Alterations and Modifications.

(a) Provided that no Event of Default has occurred and is continuing, Lessee shall be entitled to make or permit any modifications or additions to the Aircraft (each a “Change”) provided that such modification shall not:

(i) effect or alter the character, performance, specifications, substance or configuration of the Aircraft or the Aircraft structure or electrical systems; or

(ii) diminish the marketability, value, utility, condition or airworthiness of the Aircraft; or

(iii) result in any change in the category or status of the Aircraft for purposes of any rules or regulations of the State of Registration, or of the Aviation Authority; or

(iv) be in an amount in excess of Maximum Change Amount without Lessor’s prior written approval, unless expressly authorised or required by this Agreement.

For the avoidance of doubt, (x) compliance with Airworthiness Directives, Mandatory Regulatory Requirements, changes required by the Aviation Authority and OEM service bulletins shall not be construed as Changes and shall be complied with in accordance with Clause 10.1 and (y) Maximum Change Amount shall be based on the actual cost of the incorporation of such Change to the Aircraft, assuming the cost of such Change was obtained, contracted or performed on an arm’s length basis with no favourable treatment or discount applied.

(b) So long as no Event of Default has occurred and is continuing, Lessee may remove or permit the removal of any Change if it can be removed from the Aircraft without diminishing or impairing the marketability, value, utility, condition or airworthiness of the Aircraft and the Parts comprising the Change are not required to be installed on or attached to the Aircraft in order to comply with any other provision of this Agreement.

(c) Title to such Change shall be vested in and remain with Lessor unless and until such Change is removed from the Aircraft in accordance with subclause (b) above. Lessee will take such actions and execute such documents as may be necessary to ensure such title has properly vested with Lessor.

(d) Inflight Connectivity System. Notwithstanding the foregoing, Lessee shall be permitted to install, at its sole cost and expense, an inflight connectivity system (the “Connectivity Modification”) subject to the following terms and conditions:

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

CLAUSE 11 ENGINES AND APU.

11.1 General Principles.

(a) In this Clause 11, “Removed Engine” means an Engine that is for the time being detached from the Airframe and “Removed APU” means the APU that is for the time being detached from the Airframe.

(b) Lessee shall not at any time during the Term remove or permit the removal of an Engine or the APU from the Airframe or install or permit to be installed an engine or auxiliary power unit other than an Engine or the APU on the Airframe except (i) for the purposes of any separate sublease of an Engine pursuant to clause 9.3(d) (ii) for the purpose of testing, service, overhaul work, maintenance or repair or alterations, modifications or additions permitted or required by this Agreement, or (iii) as expressly permitted by this Clause 11.

(c) If an Engine or the APU is at any time removed from the Airframe for the purpose of maintenance or repairs, Lessee shall procure that the same are completed promptly, and that, subject to the provisions of Clause 11.2, the Removed Engine and the Removed APU is re-installed on the Airframe or an airframe owned or operated by Lessee as soon as reasonably practicable after removal.

(d) If an Engine or the APU is at any time removed from the Airframe for the purpose of maintenance or repairs, Lessee shall procure only OEM approved Parts and OEM approved repairs are used in connection with such installation, maintenance or repairs and are only performed by an OEM authorised maintenance performer, unless otherwise approved in writing by Lessor prior to such installation or repair.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(e) If an Engine or the APU is at any time removed from the Airframe for any reason whatsoever, title to the Removed Engine and the Removed APU shall remain vested in Lessor at all times and the Removed Engine or the Removed APU, as the case may be, shall remain subject to this Agreement and the Security Documents, and Lessee shall not take any steps or permit any steps to be taken that could be reasonably expected to jeopardise the interests of Lessor and any Lender therein or that could be reasonably expected to lead any third party to believe that the Removed Engine or the Removed APU is the property of any person other than Lessor

(f) If an Engine is at any time removed from the Airframe for the replacement of LLPs, Lessee shall procure that only LLPs which are new or have a cyclic life remaining that is greater than the cyclic life on the LLP being replaced are installed in the Engine.

(g) If an Engine or the APU is at any time removed from the Airframe as a result of its becoming unserviceable, then without delay, Lessee shall place or procure the placement of such Engine or the APU with an Agreed Maintenance Performer for repair, maintenance and/or refurbishment pursuant to the Maintenance Program; and

(h) Except as set forth in subclause 11.2(a)(ii) below, Lessee shall not operate or permit the operation of the Engine in excess of the Engine Thrust Rating without Lessor prior written consent, such consent not to be unreasonably withheld, which shall include an increase in the Engine Restoration Utilisation Payment Rate to be paid in accordance with Clause 18.7 and Schedule 10 using such increased rate.

11.2 Removal of Engines or APU.

(a) Lessee shall be entitled, so long as no Event of Default has occurred and is continuing, to remove or permit the removal of an Engine or the APU from the Airframe and to install on the Airframe an engine other than an Engine or an auxiliary power unit other than the APU, as the case may be; provided that:

(i) such engine or auxiliary power unit is leased to or is owned by Lessee or Permitted Sublessee, as applicable;

(ii) subject always to the right of the Lessee to sublease any Removed Engine pursuant to clause 9.3(d), the Removed Engine or the Removed APU is, during the period of substitution, either being safely housed and sheltered or repaired or maintained in accordance with this Agreement, or is installed on another aircraft operated by Lessee or Lessee’s Affiliate, as applicable (and the provisions of Clause 11.1(e) concerning preservation of title shall apply to the Removed Engine or the Removed APU, as the case may be). For the avoidance of doubt, Lessee shall be permitted to operate any Engine on any A320CEO family aircraft operated by or owned by Lessee or any Leasing Affiliate during the Term at an engine thrust rating that differs from the Current Engine Thrust (which shall not exceed the Engine Thrust Rating) without Lessor’s prior written consent, provided that there shall be an applicable adjustment to the Engine Restoration Utilisation Payments to be paid by Lessee in accordance with Clause 18.7 and Schedule 10;

(iii) each lease or other agreement pursuant to which Lessee or Permitted Sublessee, as applicable, from time to time operates or finances any aircraft on which any Removed Engine or Removed APU is installed contains provisions that are consistent with the maintenance at all times of the interests of Lessor and any Lender in the Removed Engine and the Removed APU while such Removed Engine or Removed APU is installed on such aircraft, and that in particular do not state or require that any Removed Engine or Removed APU that is installed on such aircraft shall become the property of the lessor or owner of, or person having a lien on, such aircraft; and

(iv) subject always to the provisions of Clause 9.3(d)(iv) in the case of any Removed Engine which is subleased pursuant to a Permitted Sublease, as soon as reasonably practicable and in any event on or before expiration or termination of the Term such engine or auxiliary power unit is removed from the Airframe and the Removed Engine or Removed APU, as the case may be, is reinstalled on the Airframe.

Provided that Lessee maintains or causes to be maintained separate insurance in accordance with Clause 14 in respect of the Removed Engine or Removed APU at all times while it is removed from the Airframe (and, if required by Lessor, Lessee shall furnish or cause to be furnished to Lessor waivers or acknowledgments by the insurers of the aircraft on which the Removed Engine or Removed APU is installed) and the installation of an engine or auxiliary power unit on the Airframe does not have an adverse effect on the insurance for the Aircraft.

(b) Engine Swapping. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, at the end of the Term, Lessee may redeliver the Aircraft with one or both engines from any other Engine Swap Aircraft (each a “Swap Engine” and together, the “Swap Engines”) in lieu of one or both of the Engines, in which case there shall be a permanent exchange of such engines, provided that:

(i) Lessee shall be responsible for any Taxes imposed by any jurisdiction as a result of the title transfer (if any is required) for a Swap Engine;

(ii) Lessee shall provide irrevocable written notice to Lessor by no later than twelve (12) months prior to the Expiry Date (provided that, such notice may be revocable after good faith discussion between Lessor and Lessee, each acting reasonably), setting forth which Engines or Swap Engines shall be returned with the Aircraft;

(iii) any Swap Engine shall meet the return conditions specified in Clause 18 hereof; and

(iv) Lessee may permanently exchange one or both Engines with any Swap Engine only if the Aircraft and the applicable Engine Swap Aircraft are owned and leased by Lessor or one of Lessor’s Affiliates to Lessee. If the Aircraft and any other Engine Swap Aircraft are sold to the same buyer (each a “Sold Aircraft” and together, the “Sold Aircraft”), then the provisions of this Clause 11.2(b) shall continue to apply to the Sold Aircraft, such that any of the engines belonging to one Sold Aircraft may be permanently exchanged with any other engine belonging the other Sold Aircraft at redelivery of the Aircraft.

11.3 Claims against Removed Engine and Removed APU.

(a) Lessee shall notify Lessor in the monthly status reports whenever any Removed Engine or Removed APU is removed from the Airframe or installed on another aircraft operated by Lessee, and from time to time, on request, shall procure that any person to whom possession of the Removed Engine or Removed APU is given and any lessor of, or person having a Lien on, an aircraft on which the Removed Engine or Removed APU is installed acknowledges in writing for the benefit of Lessor and any Lenders, that it will respect the interests of Lessor and any Lender(s) in the Removed Engine or Removed APU, as the case may be, and that neither it nor its successors or assigns will acquire, as against Lessor or any Lender, any right, title or interest in a Removed Engine or Removed APU as a result of such Removed Engine or Removed APU being installed on their airframe for so long as it remains owned by Lessor; provided that such acknowledgment may take the form of an acknowledgment contained within the lease or financing document in respect of the airframe on which the Removed Engine or the Removed APU is installed, so long as such acknowledgment is expressly stated to be for the benefit of third party lessors and lenders in the same position as Lessor and such Lender.

(b) If such acknowledgment is unenforceable by Lessor or Lender or despite the apparent enforceability of such acknowledgment, another lessor or lender fails to remove a Removed Engine or Removed APU from their airframe either upon the request for removal by Lessee or prior to such lessor’s or lender’s departure with that airframe from the Habitual Base (such refusal or departure constituting a “confiscation”) and Lessor or Lender thereby loses its right, title or interest in or to any Removed Engine or Removed APU, then Lessee shall use its best efforts to recover the Removed Engine or Removed APU, as follows:

(i) If a Removed Engine or a Removed APU has been installed on an airframe operated by Lessee that has been or is in the process of being returned to or repossessed by that airframe’s owner or lender, as the case may be, but has not yet been removed from the Habitual Base, Lessee will take all such efforts to take possession of such Removed Engine or Removed APU prior to the removal of that airframe, have such Engine or APU uninstalled from such airframe and reinstalled on the Aircraft or on another airframe owned or leased by Lessee as soon as reasonably practicable but in any case not to exceed one hundred eighty (180) days from such Removed Engine or Removed APU’s removal from the departing airframe; or

(ii) If a Removed Engine or a Removed APU has been installed on an airframe operated by Lessee that has already been returned to or repossessed by that airframe’s owner or lender, as the case may be, and such airframe has been removed from the Habitual Base, Lessee will take all such efforts to take possession of such Removed Engine or Removed APU from its location in what other jurisdiction it may then be located and return such Removed Engine or Removed APU (within forty five (45) days of such Removed Engine’s or Removed APU’s confiscation) so that it may be reinstalled on the Aircraft or, if no Event of Default is then continuing, on another airframe owned or leased by Lessee as soon as reasonably practicable but in any case not to exceed one hundred eighty (180) days from the date of recovery of such Engine or APU.

(c) If Lessee is unable to retake possession of the Removed Engine within the time permitted by subclause (b)(ii) above, then the same shall be treated as a Total Loss per Clause 15 of this Agreement except that (i) Lessee shall post a bond or provide a letter of credit or other security reasonably acceptable to Lessor in an amount equal to one hundred ten percent (110%) of the desktop appraised value of such Removed Engine, and (ii) upon Lessee providing a Replacement Engine as required under Clause 15.2 or recovering possession of such Removed Engine (and restoring it to the condition required by this Agreement if it is not then in such condition), Lessor will return such bond, letter of credit or other security to Lessee. The replacement of a Removed APU that is not returned to the control of Lessee within the time permitted under Clause 11.3(b)(ii) will be handled pursuant to the terms of Clause 15.3 provided that such Removed APU will be replaced no later than sixty (60) days after such confiscation.

(d) For the benefit of each lessor of an airframe, auxiliary power unit or engine leased to Lessee and each holder of a security interest in an airframe, auxiliary power unit or engine owned by Lessee under a security agreement (each such holder, a “Third Party Beneficiary”), Lessor shall not acquire or claim, as against such lessor or security interest holder, any right, title or interest in any engine or auxiliary power unit (other than an Engine or the APU) covered by any such lease or security agreement as a consequence of such engine or auxiliary power unit being attached to the Airframe.

CLAUSE 12 INTENTIONALLY OMITTED.

CLAUSE 13 MANUFACTURER’S WARRANTIES.

13.1 Assignment of Warranties. Provided no Event of Default has occurred and is continuing hereunder, Lessor agrees to assign or otherwise make available to Lessee (or at the direction of Lessee, the Permitted Sublessee) at the expense of Lessee such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, any subcontractor or supplier thereof, or any other seller thereof or the Engine Manufacturer, any manufacturer of any Part, or any person undertaking maintenance, repairs or modifications in respect of the Aircraft, to the extent that the same may be assigned or otherwise made available to Lessee or Permitted Sublessee, as applicable, and without warranty by Lessor as to the enforceability of any of the rights so assigned. To the extent that the same may not be assigned or otherwise made available to Lessee or Permitted Sublessee, as applicable, Lessor agrees, provided that no Event of Default has occurred and is continuing, and at Lessee’s request and expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee or Permitted Sublessee, as applicable. During the continuation of any Event of Default and upon any termination of the leasing of the Aircraft hereunder, all such rights shall immediately revert to Lessor including all claims thereunder whether or not perfected and Lessee shall assign to Lessor rights Lessee may have under any other transferable and unexpired warranty, express or implied relating to the Aircraft or any Engine or Part.

13.2 Proceeds of Warranty Claims. Any cash payments to Lessee in respect of warranty claims under any of the warranties which are made available by Lessor to Lessee pursuant to the terms of Clause 13.1, which are not or will not be applied to the repair or remedy of defects in the Aircraft and which are not in respect of compensation for loss of use of the Aircraft, an Engine or Part during the Term due to a defect covered by such warranty, shall be for Lessor’s account and shall to the extent received by Lessee be promptly paid by Lessee to Lessor.

CLAUSE 14 INSURANCES.

14.1 Obligation to Insure. From the Delivery Date until expiration or earlier termination of the Term and redelivery of the Aircraft to Lessor, Lessee shall, at its own expense, effect and maintain or cause to be effected and maintained in full force and effect insurances on and with respect to the Aircraft that comply with the provisions of this Clause 14. Lessee agrees that insurances shall be maintained through underwriters and brokers who normally participate in aviation insurances of recognised standing in the leading primary international insurance markets; and (ii) in an amount and on terms and conditions at least similar to the ones maintained on aircraft of a similar type to the Aircraft in the Lessee’s fleet and which are customary in international lease transactions involving commercial passenger aircraft of a similar type to the Aircraft.

14.2 Insurance with Respect to the Aircraft. Lessee shall obtain and maintain, or cause to be obtained and maintained with respect to the Aircraft the following insurances:

(a) “Hull All-Risks” of loss or damage while flying and on the ground with respect to the Aircraft on an “agreed value” basis for the Agreed Value;

(b) “All-Risks” (including “War and Allied Risk” except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement value and including engine test and running risks; and

(c) “Hull War and Allied Perils” based on the coverage afforded by LSW 555D or market equivalent available from the leading international insurance markets, or from government indemnity policies as per and as wide as LSW 555D, including confiscation and requisition by the State of Registration on an “agreed value” basis for the Agreed Value.

14.3 Terms Specific to Hull Insurance. The insurances required under Clause 14.3 shall be provided on an agreed value basis and the policies shall comply with the conditions of AVN 67B and:

(a) include Lessor and each Lender as additional insureds for its rights and interests;

(b) include a loss payable clause that provides that all insurance proceeds in respect of a Total Loss shall be payable in accordance with the terms and conditions of AVN 67B to Lessor or at the direction of Lessor, any Lender or its assignee and that all other insurance proceeds shall be paid in accordance with the terms of this Agreement and the Security Documents to such parties as may be necessary to repair the Aircraft;

(c) include a loss payable clause that provides that all insurance proceeds shall be payable in accordance with the terms and conditions of AVN 67B to Lessor or its assignee and that all other insurance proceeds shall be paid in accordance with the terms of this Agreement and the Security Documents to such parties as may be necessary to repair the Aircraft;

(d) be subject to such exclusions and deductibles as Lessor may reasonably approve, provided that in no event shall the deductible under the Hull All- Risks and the Hull War-Risks insurance exceed the Maximum Deductible Threshold; and

(e) provide that all insurance proceeds shall be payable in US Dollars.

In the event separate insurances are arranged to cover the “Hull All-Risks” insurance and the “Hull War-Risks” and related insurances, the underwriters subscribing to such insurance agree that in the event of any dispute as to whether a claim is covered by the “Hull All-Risks” or “Hull War-Risks” policies, such claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or similar).

14.4 Liability Insurance with Respect to the Aircraft.

(a) Lessee shall obtain and maintain a policy or policies of Aircraft Third Party, Bodily Injury/Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability insurance for a combined single limit of not less than the Minimum Liability Coverage Amount or the equivalent thereof in any other currency approved by Lessor, for any one accident, such policy or policies to cover war risks and allied perils, under AVN52E endorsement. The insurance referred to in this paragraph (a) may, to the extent the Aircraft is leased to TAM Linhas Aéreas S.A. pursuant to a Permitted Sublease, be provided by the government of Brazil in a manner and in form and substance reasonably satisfactory to the Lessor.

(b) The policies evidencing the insurance required under Clause 14.5(a) shall comply at a minimum with the conditions of AVN 67B, and:

(i) include each Indemnitee as additional insureds (each, an “Additional Insured”) for their respective rights and interests;

(ii) provide that all the provisions thereof, except the limits of liability, shall operate to give each Additional Insured the same protection as if there were a separate policy covering each named insured; and

(iii) be primary and without right of contribution from any other insurance that may be available to any other Additional Insured.

14.5 Provisions Relating to all Insurance. The policies evidencing the insurances with respect to the Aircraft required under this Clause 14 shall comply at a minimum with the conditions of AVN 67B and:

(a) provide that the insurance shall not be invalidated, so far as concerns any Additional Insured, by any action or inaction or omission (including misrepresentation and nondisclosure) of any person or party that results in a breach of any term, condition or warranty of such policy; provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;

(b) specifically reference this Agreement;

(c) provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverages carried by major international air carriers operating aircraft of the same type as the Aircraft);

(d) provide that upon payment of any loss or claim to or on behalf of any Additional Insured, the respective insurer shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the Additional Insured indemnified hereby (but not against any other Additional Insured); provided that such insurer shall not exercise such rights without the consent of the indemnified Additional Insured, such consent not to be unreasonably withheld. At the expense of such insurer, such Additional Insured shall do all things reasonably necessary to assist the insurer to exercise said rights;

(e) provide that none of Lessor nor any Lender shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against Lessor or any Lender except in respect of unpaid premiums in respect of the Aircraft;

(f) provide that the insurers shall promptly notify Lessor in the event of cancellation of, or any material adverse change in, the insurances or any act or omission or any event that might invalidate or render unenforceable the insurances or in the event that any premium or instalment of premium shall not have been paid when due and that the insurances shall continue unaltered for the benefit of each Indemnitee for at least thirty (30) days from receipt of written notice of such cancellation, change, event or non-payment of premium or instalment thereof shall have been received by Lessor or the relevant broker except in the case of War Risks for which seven (7) days’ notice (or such period as may be customarily available in respect of War Risks or Allied Perils) will be given; and

(g) provide coverage with respect to losses and claims in connection with any change of year, date or time to the fullest extent as customary in the worldwide aviation insurance market, including date recognition limited coverage clauses AVN 2001A and AVN 2002A.

14.6 Insurance Covenants. Lessee shall:

(a) ensure or procure that all legal requirements relating to the insurance of the Aircraft which may from time to time be imposed by the laws of the State of Registration or any country to, from or over which the Aircraft may be flown are complied with and in particular those requirements compliance with which is necessary to ensure that:

(i) the Aircraft is not in danger of detention or forfeiture;

(ii) the insurances remain valid and in full force and effect; and

(iii) the interests of the Indemnitees in the insurances and the Aircraft are not prejudiced;

(b) not permit the Aircraft to be used for any purpose or in any manner inconsistent with or not fully covered by the insurances or outside any geographical limit imposed by the insurances;

(c) comply with the terms and conditions of each policy of the insurances and not do, consent, agree or permit to occur any act or omission which:

(i) invalidates or may invalidate the insurances; or

(ii) renders or may render void or voidable the whole or any part of any of the insurances; or

(iii) brings any particular liability within the scope of an exclusion or exception to the insurances;

(d) commence renewal procedures at least thirty (30) days prior to expiry of any of the insurances and provide to Lessor:

(i) if requested by Lessor, a written status report of renewal negotiations fourteen (14) days prior to each such expiry date;

(ii) on or prior to each renewal date (subject to such Insurance Broker customarily providing such at that time) confirmation from the relevant Insurance Broker that the insurance coverage required to be effected in accordance with this Agreement has been renewed prior to the expiry of the current policy;

(iii) a certificate of insurance (and where applicable a certificate of reinsurance), and, where reasonably requested by Lessor, a broker’s (and where applicable a reinsurance broker’s) letter of undertaking detailing the coverage and confirming the insurers’ (and any reinsurers’) agreement to the specified insurance requirements of this Agreement as soon as it is available and in any event no later than five (5) Business Days after the expiration of the current insurance period;

(e) on request, provide to Lessor copies of the certificates of insurance and reinsurance evidencing the insurances;

(f) on request, provide to Lessor evidence that the insurance premiums have been paid;

(g) not make any material modification or alteration to the insurances which is adverse to the interests of any of the Indemnitees;

(h) be responsible for any deductible under the insurances;

(i) provide any other insurance and reinsurance related information or assistance in respect of the insurances that Lessor may reasonably require; and

(j) in the event that such insurances required under Clause 14.2 are subject to any aggregate limit, from time to time purchase additional coverage such that the balance of coverage available under any such aggregate limit shall at all times be equal to at least the greater of (i) the insured aggregate at the inception of the current policy and (ii) the minimum requirements of this Agreement.

14.7 Information.

(a) On or before the Delivery Date as soon as it is available and in any event no later than five (5) days after each renewal of the then-current insurance programme, Lessee shall provide Lessor with certificates of insurance and a broker’s letter of undertaking that (i) evidence to the satisfaction of Lessor that the insurances are and will continue in full force after the Delivery Date or the renewal date (as the case may be) for such period as shall then be stipulated and (ii) contain such other certifications and undertakings as are customarily provided to lessors by insurance brokers acting for major international air carriers.

14.8 Additional Insurance; No Lien.

(a) Lessee shall not, without the prior written consent of Lessor, maintain insurances with respect to the Aircraft or any Engine, other than as required under this Agreement; provided that Lessee may self-insure the risks covered by the hull insurance maintained in compliance with this Clause 14 by way of deductible, but in no event in an amount greater than the Maximum Deductible Threshold.

(b) Lessor may, having regard to insurances coverage from time to time carried by major commercial air carriers operating aircraft of the same type as the Aircraft and to practices current from time to time in the aviation insurance market and to the requirements of lessors of aircraft, from time to time require Lessee at no cost to Lessor, to effect such other insurances, or such variations to the terms of the existing insurances, as Lessor may by notice to Lessee reasonably require in order fully to protect the interests of the Indemnitees.

(c) If at any time Lessor reasonably determines that the insurances effected or procured by Lessee hereunder do not provide Lessor or the Lender(s) a satisfactory breach of warranty endorsement (in the case of Hull All-Risks and Hull War-Risks policies) and a satisfactory breach of warranty endorsement and cross liability and/or severability of interests clause (in the case of liability policies), then Lessee shall, at the request of Lessor and at its own expense, effect and maintain, a policy in respect of the interests of Lessor and the Lender(s), in such form as Lessor reasonably consider(s) appropriate.

(d) Lessee shall not create or permit to exist any Lien over the insurances required by this Agreement, or its interest therein, save as constituted by this Agreement and the Operative Documents.

14.9 Failure to Insure. If at any time Lessee fails to maintain in full force and effect insurances in compliance with any provision of this Clause 14, Lessor shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Agreement by reason of such failure):

(a) to pay the premiums due or effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including to effect and maintain an “owner’s interest” policy) as it considers appropriate and any sums so expended by it will become immediately due and payable by Lessee to Lessor, together with interest thereon from the date of expenditure by it up to the date of reimbursement by Lessee; and

(b) at any time while such failure is continuing, require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

14.10 Settlement of Claims.

(a) Lessee shall not settle or permit settlement of any claim arising under any of the hull and spare insurances in respect of any loss or damage in excess of the Damage Notification Threshold or make any payment in connection therewith without the prior written consent of Lessor (such consent not to be unreasonably withheld or delayed), and will not settle or permit settlement of any claims under such insurances without such consent if an Event of Default has occurred and is continuing. The proceeds of hull insurances in respect of a Total Loss shall be paid to Lessor or its assignee in an amount equal to the Agreed Value. The proceeds of hull and spare insurances in respect of any loss other than a Total Loss shall be paid (i) to Lessee if such loss is less than the Damage Notification Threshold, or (ii) to such parties as may be necessary to repair the Aircraft (or to Lessee in reimbursement for paying for such repairs) if such loss is equal to or greater than the Damage Notification Threshold provided that if an Event of Default has occurred and is continuing, all such proceeds which would otherwise be paid to Lessee shall be paid to Lessor or its assignee.

(b) Upon completion of the repairs of any loss on which the insurers have paid insurance proceeds to Lessee, Lessee shall deliver to Lessor an officer’s certificate certifying that such repairs to the Aircraft have been completed in accordance with the Manufacturer’s recommended procedures.

14.11 Assignment. If Lessor transfers the Aircraft or assigns its rights hereunder as permitted by Clause 20.2 of this Agreement, Lessee will, upon request, procure that the transferee or assignee (including any Lender) shall be named as a ‘Contract Party’ to any of the insurances referred to in this Clause 14 so as to enjoy the same rights and protection as Lessor may have from time to time under such insurances.

14.12 Post Termination.

(a) Lessee shall effect and maintain (at no cost to Lessor) insurance in an amount not less than the Minimum Liability Coverage in the annual aggregate after the Termination Date with respect to its liability under the indemnities in Clause 19 for such period as Lessor may reasonably require, but in any event for not more than the earlier of two (2) years or the completion of the next 6Y-Check which provides for each Indemnitee to be named as an additional insured. Lessee’s obligation in this Clause 14.13(a) shall not be affected by Lessee ceasing to be the “Lessee” of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

(b) In addition, if Lessor transfers the Aircraft or such rights and thereafter ceases to be Lessor of the Aircraft (a “Transferor”), Lessee shall, at the request of such Transferor and at Lessee’s expense, effect and maintain for the benefit of such Transferor the liability insurances otherwise required under this Agreement for such period (not exceeding the lesser of the time until the next 6Y-Check or two (2) years and not, in any event, to exceed the end of the coverage period provided for in Clause 14.13(a)) as the Transferor may request and shall ensure that the Transferor shall be named as an additional insured thereunder.

14.13 Reinsurance. Any reinsurance will be maintained with reinsurers of recognised standing who normally participate in aviation insurances and brokers in the London or New York or such other leading international insurance markets approved by Lessor. Any reinsurance in respect of the Insurances under Clause 14 of this Agreement must:

(a) be on the same terms as the original insurance;

(b) be for not less than (i) ninety eight percent (98%) or (ii) for so long as the Aircraft is registered in Brazil, eighty-four point forty-five percent (84.45%) or any other higher reinsurance percentage then permitted under Applicable Law of Brazil, and shall be effected in the insurance markets in Lloyd’s of London, or other internationally recognised aviation insurance markets with reinsurers of international standing and repute who normally participate in aircraft insurance programs acceptable to Lessor;

(c) provide that notwithstanding the bankruptcy, insolvency, liquidation, or similar proceedings affecting the reinsured party, the reinsurers will be liable to make payment under the relevant policy of reinsurance as if the reinsured party had (immediately before such proceedings) discharged its obligations in full under the original insurance policy;

(d) be with insurers of recognised responsibility with limits in line with those of standard airline practice; and

(e) contain a “cut through” clause in the following terms or otherwise satisfactory to Lessor:

“The reinsurers hereby agree that in the event of any claim arising under the reinsurances in respect of a Total Loss or other claim where, as provided by the Lease, such claim is to be paid to the person named as sole loss payee under the primary insurances, the reinsurers shall in lieu of payment to the reinsured, its successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances effected by the Insured that portion of any loss due for which the reinsurers would otherwise be liable to pay the reassured (subject to proof of loss), it being understood and agreed that any such payment by the reinsurers shall (to the extent of such payment) fully discharge and release the reinsurers from any and all further liability in connection therewith. Any payment due under this clause shall not contravene any law, statute or decree of [insert country of primary insurer].”

CLAUSE 15 LOSS, DAMAGE AND REQUISITION.

15.1 Total Loss of Aircraft or Airframe.

(a) If a Total Loss of the Airframe or the Aircraft occurs prior to Delivery, this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Clause 19.8.

(b) If a Total Loss of the Airframe or the Aircraft occurs after Delivery, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) ninety (90) days after such Total Loss Payment Date and (ii) the date of receipt of insurance proceeds in respect of such Total Loss.

(c) Subject to the rights of any insurers and reinsurers or other person, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will procure at Lessee’s expense that there is transferred to Lessee without recourse or warranty (except as to freedom from Lessor’s Liens) all of Lessor’s right, title and interest in and to the Aircraft, on an “as-is where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer.

15.2 Total Loss of Engine(s).

(a) Upon a Total Loss of any Engine not installed on the Aircraft, or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe (in either case, a “destroyed Engine”), Lessee shall promptly, after becoming aware of the same, give written notice thereof to Lessor and Lessee shall replace the destroyed Engine as soon as reasonably possible and in any event within the earlier of (i) ninety (90) days after the Total Loss and (ii) the date of receipt of insurance proceeds in respect of such Total Loss by procuring that Lessor acquires (at no expense to Lessor) title to a Replacement Engine that shall be subject to this Agreement and any Security Documents executed by Lessor and free of all Liens other than Permitted Liens. Contemporaneously with the transfer of such Replacement Engine to Lessor, Lessor shall pay to Lessee or its designee the net amount of any insurance proceeds received by Lessor in respect of the destroyed Engine under the insurances required to be maintained in respect of such destroyed Engine by Lessee under this Agreement. Such Replacement Engine shall, upon acquisition by Lessor, be an Engine as defined herein.

(b) The parties hereto agree to take such action as either of them may reasonably request in order that any such Replacement Engine shall be or immediately become the property of Lessor and become subject to this Agreement and any Security Documents executed by Lessor, and leased hereunder on the same terms as the destroyed Engine. Upon compliance with the foregoing, the leasing of the destroyed Engine shall cease and Lessor will, subject to the rights of any insurers and reinsurers or other third party, procure at Lessee’s request and expense that there is transferred to Lessee without recourse or warranty (except as to freedom from Lessor’s Liens) all of Lessor’s rights, title and interest in and to the destroyed Engine, on an “as-is where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Lessor and Lessor’s Liens.

(c) A “Replacement Engine” means a CFM56-5B4/3 engine (or an engine of an improved model suitable for installation and use on the Airframe) (i) in the same operating condition as, and having a value, utility and remaining useful life at least equal to, the replaced Engine (assuming that the replaced Engine was in the condition and repair in which it is required to be maintained under this Agreement); and (ii) that has no fewer Flight Hours or Cycles than the replaced Engine remaining to the next expected life restoring shop visit and to the next removal for replacement of life- limited parts, and the LLPs in the Replacement Engine shall have on average Cycles of life remaining not fewer than those in the replaced Engine.

15.3 Total Loss of APU.

(a) Upon a Total Loss of an APU not installed on the Aircraft, or a Total Loss of an APU installed on the Airframe not involving a Total Loss of the Airframe (in either case, a “destroyed APU”), Lessee shall promptly, after becoming aware of the same, give written notice thereof to Lessor and Lessee shall replace the destroyed APU as soon as reasonably possible and in any event within the earlier of (i) ninety (90) days after the Total Loss and (ii) the date of receipt of insurance proceeds in respect of such Total Loss by procuring that Lessor acquires (at no expense to Lessor) title to a Replacement APU that shall be subject to this Agreement and any Security Documents executed by Lessor and free of all Liens other than Permitted Liens. Contemporaneously with the transfer of such Replacement APU to Lessor, Lessor shall pay to Lessee or its designee the net amount of any insurance proceeds received by Lessor in respect of the destroyed APU under the insurances required to be maintained in respect of such destroyed APU by Lessee under this Agreement. Such Replacement APU shall, upon acquisition by Lessor, be the APU as defined herein.

(b) The parties hereto agree to take such action as either of them may reasonably request in order that any such Replacement APU shall be or immediately become the property of Lessor and become subject to this Agreement and any Security Documents executed by Lessor, and leased hereunder on the same terms as the destroyed APU. Lessee’s obligation to pay Rent shall continue in full force and effect and shall not be affected by such replacement. Upon compliance with the foregoing, the leasing of the destroyed APU shall cease and Lessor will, subject to the rights of any insurers and reinsurers or other third party, procure at Lessee’s request and expense that there is transferred to Lessee without recourse or warranty (except as to good title and freedom from Lessor’s Liens) all of Lessor’s rights, title and interest in and to the destroyed APU, on an “as-is where-is” basis, and will procure such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) such transfer, free and clear of all rights of Lessor and Lessor’s Liens. If the destroyed APU or any part thereof is salvaged and returned to service, Lessee shall indemnify Lessor under Clause 19 against any future use of such destroyed APU to the same extent as if it were the APU and will include Lessor as an additional insured on its insurance policy with respect to the destroyed APU for so long as the destroyed APU is operated by Lessee.

(c) A “Replacement APU” means an auxiliary power unit in accordance with this Agreement (or an auxiliary power unit of an improved model suitable for installation and use on the Airframe) (i) in the same operating condition as, and having a value, utility and remaining useful life at least equal to, the replaced APU (assuming that the replaced APU was in the condition and repair in which it is required to be maintained under this Agreement); (ii) has no fewer Flight Hours or Cycles then the replaced APU remaining to the next expected life restoring shop visit and to the next removal for replacement of life limited parts; (iii) the LLPs in the Replacement APU shall have on average Cycles of life remaining not fewer than those in the replaced APU; and (iv) appropriate certification which shall be either EASA Form 1 or FAA 8130 Tag.

15.4 Other Loss or Damage; Diminution of Value. If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe, all the obligations of Lessee under this Agreement shall continue in full force, and Lessee shall, at Lessee’s expense, promptly procure the repair or replacement of all damaged or lost Parts in accordance with this Agreement.

15.5 Requisition.

(a) If there is a requisition for use or hire of the Aircraft or any part thereof by a Government Entity, then, unless and until the Aircraft becomes a Total Loss and Lessee shall have paid all sums due pursuant to Clause 15.1, the leasing of the Aircraft to Lessee under this Agreement shall continue in full force and effect, and Lessee shall remain fully responsible for performance and observance of all its obligations under this Agreement, other than obligations (which shall not include reporting requirements and payment of Rent) with which Lessee is unable to comply solely by virtue of such requisition.

(b) Lessee shall, as soon as practicable after the end of any requisition for use or hire, cause the Aircraft to be put into the condition required by this Agreement.

(c) Lessor shall apply any requisition payments or other compensation received by it, directly or indirectly, as a result of the requisition for use of the Aircraft in or towards discharge of Rent and other amounts due from Lessee hereunder (including such amounts as may be required to restore the Aircraft to the condition required by this Agreement after the end of such requisition) and shall (provided no Event of Default shall have occurred and be continuing) release to Lessee any surplus remaining after such application.

CLAUSE 16 DEFAULT.

16.1 Classes of Events.

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CLAUSE 17 PAYMENTS ON EVENT OF DEFAULT.

17.1 Payments.

(a) Upon the occurrence of any Event of Default, and at any time thereafter (provided such Event of Default is then continuing), provided that the Chapter 11 Cases and related parallel and ancillary proceedings in Chile, Colombia, and the Cayman Islands shall not apply for purposes of this clause, whether or not Lessor shall have exercised, or shall thereafter exercise, any of its rights under Clause 16.2, Lessee shall upon receipt of notice from Lessor:

REDACTED*

17.2 Further Notices. Lessor shall be entitled, following the issuance of a notice under Clause 17.1, to issue further notices thereafter in respect of any amounts referred to in Clause 17.1 that shall not have been incurred and/or quantified at the date of any previous notice.

17.3 No Limitation. Lessor’s rights to payments under this Clause are not intended to be exclusive, but are in addition to any other remedy available to Lessor under Applicable Law.

17.4 Mitigation. Lessor will use reasonable endeavours to mitigate such Losses.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

17.5 Lessee Illegality Event. Subject always to Clause 17.7, if a Lessee Illegality Event occurs, Lessee shall promptly notify Lessor of such Lessee Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessee’s written notice in order to restructure the transactions (at no cost to Lessor) contemplated by this Agreement and the other Lessee’s Documents in order to avoid such Lessee Illegality Event. If, following sixty (60) days after Lessee’s written notice (or, if earlier, the last day before such Lessee Illegality Event takes effect) the transactions contemplated by this Agreement and the other Lessee’s Documents have not been restructured in order to avoid such Lessee Illegality Event, Lessor may, at its option (and without prejudice to any of its other rights under this Agreement (including its rights under Clause 16.2)) at any time thereafter, by notice to Lessee but with immediate effect, terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease and Lessee shall reasonably promptly comply with Clause 18 of this Agreement shall apply as if each reference therein to an Event of Default were a reference to the occurrence of such Lessee Illegality Event and to such termination.

17.6 Lessor Illegality Event. Subject always to Clause 17.7, if a Lessor Illegality Event occurs, Lessor shall notify Lessee of such Lessor Illegality Event. Lessee and Lessor shall consult in good faith as soon as reasonably practicable after receipt of Lessor’s written notice in order to restructure the transactions (at no cost to Lessee) contemplated by this Agreement and the Lessee’s Documents in order to avoid such Lessor Illegality Event. If, following sixty (60) days after Lessor’s written notice (or, if earlier, the last day before such Lessor Illegality Event takes effect) the transactions contemplated by this Agreement and the other Lessee’s Documents have not been restructured in order to avoid such Lessor Illegality Event, Lessee may, by notice in writing to Lessor terminate the leasing of the Aircraft under this Agreement, such termination to take effect on the latest date on which Lessor may continue the leasing of the Aircraft hereunder without being in breach of Applicable Laws or regulations and Lessee will forthwith redeliver the Aircraft to Lessor in an “as-is” condition

17.7 Lessor Illegality Event and Lessee Illegality Event. If a Lessor Illegality Event and a Lessee Illegality Event occur so that it is illegal for both Lessee and Lessor to continue leasing the Aircraft as contemplated by this Agreement, Lessor and Lessee shall consult with each other for a period of ninety (90) days and use best efforts to restructure this Agreement in order to avoid such illegality. If Lessor and Lessee are unable to reach an agreement at the end of such ninety (90) day period (or such other date as Lessor or Lessee may agree), Lessee shall be entitled to return the Aircraft to Lessor in an “as is, where is” condition.

CLAUSE 18 REDELIVERY.

18.1 Redelivery. On the Termination Date (other than following a Total Loss) Lessee shall, at its own expense, redeliver the Aircraft and the Aircraft Documents to Lessor at an EASA- or FAA - certified MRO, to be advised by Lessee to Lessor at least ninety (90) days prior to the redelivery date or to such other location as Lessor and Lessee may agree prior to such date (the “Return Location”).

18.2 Condition Aircraft and the Aircraft Documents.

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(d) inspect the Engines, including a full digitally recorded borescope of combustor and low and high pressure compressor and turbine areas, as well as an engine max power assurance run per the AMM’s criteria;

(e) inspect the APU, including a full digitally recorded borescope inspection, and chip detector inspection, in accordance with the AMM and a line maintenance inspection or health check.

All of the foregoing inspections shall be at the cost of Lessee; provided, however, that Lessee shall not be responsible for any costs associated with Lessor’s personnel, including travel, meals, lodging and any costs and expenses ancillary thereto.

Lessor may accept the Aircraft subject to the correction of any defect or nonconformity with the Redelivery Condition Requirements observed during the inspection or demonstration flight in which case Lessor shall notify Lessee promptly upon the discovery of any such defect or non-conformity. Lessee will, at Lessee’s expense, correct all discrepancies found during any such inspection or flight determined not to have been in compliance with the Maintenance Program, the guidelines of the relevant manufacturer or the requirements of this Agreement and provide to Lessor satisfactory evidence of such corrections, provided, however that Lessor and Lessee agree that in the case of any defects or non-conformities not affecting the airworthiness of the Aircraft or of the ability of the Aircraft to be immediately placed into commercial service by Lessor (for which the combined cost of rectification would not exceed REDACTED*), Lessee may deliver the Aircraft to Lessor and, at Lessee’s option in consultation with Lessor, (i) pay to Lessor an amount equal to the estimated cost of rectification of such defects or non-conformities as agreed between Lessor and Lessee (including the reasonable out-of-pocket costs incurred by Lessor to correct such defects and non-conformities), (ii) procure the correction of such defects or non-conformities at Lessee’s cost following redelivery at a time agreed upon with Lessor, and in the case of (i) and (ii), Lessor shall not be entitled to rely on the failure of those defects or non-conformities to meet the Redelivery Condition Requirements as the basis upon which it does not accept the valid tender of the Aircraft for redelivery pursuant to the terms hereof. Upon completion of the inspection and correction of all the discrepancies, Lessee will make the Aircraft available to Lessor for reinspection, which may include an additional demonstration flight (if required per the applicable Manufacturers manuals) to demonstrate that a discrepancy has been rectified. Upon confirmation of the correction of all discrepancies discovered during the inspections and flights, Lessee and Lessor will execute the Return Acceptance Certificate at which time the leasing of the Aircraft pursuant to the terms of this Agreement shall terminate.

18.4 Compliance after Term. If the time required by Lessee to complete compliance with any of the provisions of this Clause 18 (including Schedule 5 hereto) shall extend beyond the Expiry Date, the provisions of this Agreement shall, at the option of Lessor, continue on a daily basis until full compliance by Lessee with all of such provisions. Notwithstanding any continuation of Lessee’s obligations under this Agreement, Lessee shall only be entitled to possession of the Aircraft after the date Lessee is required to redeliver the same pursuant to this Agreement (a) if Lessor so elects and (b) for the sole purpose of promptly carrying out the works necessary to ensure redelivery in accordance with the provisions hereof.

18.5 Deregistration and Export. At such time as Lessee is obligated to redeliver the Aircraft to Lessor pursuant to this Agreement, Lessee shall upon the request of Lessor:

(a) promptly take all such steps (not including procuring the discharge of any Lessor’s Liens) as may be necessary to cancel the existing registration of the Aircraft (subject to Lessor giving, or procuring that any mortgagee of the Aircraft gives, such notices and/or required consents to the cancellation of such registration) and obtain and deliver to Lessor all certificates relating to the Aircraft required by Applicable Law on any transfer of or alteration to the registration thereof (including without limitation either a certificate of airworthiness or an export certificate of airworthiness for the Aircraft);

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(b) provide to Lessor all assistance as Lessor may reasonably request so as to enable Lessor to obtain any documents (including, without limitation, any export certificate of airworthiness) required by Applicable Law in relation to the export of the Aircraft from the State of Registration, the Habitual Base or such other country in which the Aircraft is for the time being located and shall re-assign or otherwise confirm to Lessor the benefit of any indemnities or warranties available to Lessee from the Manufacturer or any other supplier or manufacturer of the Engines, the APU or any Part or any repair or overhaul facility;

(c) provide to Lessor, at Lessor’s expense, such assistance with respect to information and documentation as Lessor may reasonably require so as to enable the Aircraft to be registered and certified as to airworthiness under any Applicable Laws and/or regulations of any country other than the State of Registration; and

(d) if the Return Location is different from the jurisdiction of the Habitual Base, Lessee shall obtain all necessary permits and licences and pay for all the costs and expenses associated with such export.

18.6 Ferry Flight. Following redelivery of the Aircraft, Lessee will (or shall procure that Permitted Sublessee will), upon the written request of Lessor, fly the Aircraft from the Return Location to such location as Lessor may designate, subject to Lessee’s consent, not to be unreasonably withheld or delayed (the “Ferry Flight”). Except as may be set forth in the Acceptance Certificate, Lessee will pay all costs and expenses of the Ferry Flight and, provided Lessee has an insurable interest in the Aircraft, will provide insurance coverage for the duration thereof equivalent to that provided by the policies required under Clause 14. Lessor will reimburse Lessee for its costs incurred in performing the Ferry Flight within five (5) Business Days upon receipt of an invoice and other supporting documents reasonably acceptable to Lessor and Lessee. In addition, Lessor shall be responsible for costs relating to customs at the Return Location in relation to the redelivery of the Aircraft, and shall comply with all such customs and charges imposed by the Government Entity of the Return Location (including ground handling and parking). Additionally, Lessee shall be responsible for the costs of de-registering the Aircraft and complying with requirements related to the export of the Aircraft from the State of Registration to the Return Location. Lessor shall cooperate with Lessee in connection with the deregistration and export of the Aircraft (including, for example, executing any consent to the deregistration of the Aircraft from the State of Registration which may be required by the applicable Aviation Authority).

18.7 Utilisation Adjustment Payments. Prior to accepting redelivery of the Aircraft to Lessor, Lessee will pay to Lessor, or Lessor will pay to Lessee, as the case may be, the amounts calculated pursuant to Schedule 10.

CLAUSE 19 INDEMNITIES.

19.1 General Indemnities.

(a) Lessee hereby agrees at all times to indemnify, protect, defend and hold harmless each Indemnitee from and against all and any liabilities, losses, claims, proceedings, damages, penalties, fines, fees, costs and expenses whatsoever (any of the foregoing being referred to as a “Claim”) that any of them at any time suffers or incurs:

(i) arising directly or indirectly out of, or in any way connected with, the, manufacture, ownership, possession, registration, performance, transportation, management, control, use or operation, design, condition, testing, delivery, leasing, subleasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft (either in the air or on the ground) or any part of the Aircraft or Aircraft Documents, whether or not such Claims may be attributable to any defect in the Aircraft or any part thereof or the Aircraft Documents or to the design, testing or use thereof or to any maintenance, service, repair, overhaul, or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same shall arise (whether during, or after termination of, the leasing of the Aircraft under this Agreement); or

(ii) arising as a result of any design, article or material in the Aircraft or any part thereof or the operation or use thereof constituting or being alleged to constitute an infringement of any patent, copyright, design or other proprietary right;

(iii) in relation to preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft other than from any Lessor’s Lien; or

(iv) arising, directly or indirectly out of or in any way connected with Lessor’s payment for or performance of, or procuring performance of, any of Lessee’s obligations hereunder on behalf of Lessee in accordance with Clause 20.10.

(b) The following are excluded from Lessee’s agreement to indemnify any particular Indemnitee under Clause 19.1(a):

(i) any Claim judicially determined to be attributable to an act, matter, circumstance or thing done, arising or occurring after the Compliance Date, but only to the extent not attributable or related, in whole or in part, to acts or omissions of Lessee or to circumstances, acts, omissions, incidents or events occurring on or before the Compliance Date;

(ii) any Claim which is the result of any failure on the part of Lessor or any other Indemnitee to comply with the express terms of this Agreement or any other Operative Document or any representation or any warranty given by Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

(iii) any Claim caused by the wilful misconduct or recklessness of such Indemnitee, its successors, servants or agents;

(iv) any Claim which is a Tax imposed or a loss of a Tax benefit, which Claim shall instead be subject to Clauses 19.2, 19.3, 19.4 and 19.5;

(v) any Claim for currency indemnification, which shall be governed by Clause 6.6;

(vi) any Claims which are the ordinary and usual operating or overhead expense of Lessor or Lessor Guarantor except to the extent that the same arise on the occurrence of an Event of Default;

(vii) any Claim relating solely to the prior operation of the Aircraft by the Prior Operator;

(viii) any Claim which represents or results from a decline in the market value of the Aircraft (unless such decline arises out of any Event of Default in respect of operation, maintenance or repair of the Aircraft);

(ix) any Claim which is expressly required to be borne by Lessor in accordance with any other provision of this Agreement or the other Operative Documents;

(x) any Claim which is caused by or attributable to the existence, creation or imposition of a Lessor’s Lien, provided such Claim does not result directly from an Event of Default or a Lessee Illegality Event;

(xi) any Claim caused solely as a result of any sale, assignment, transfer or other disposition by such Indemnitee of the Aircraft or Engine or any interest therein (including creation of a Lessor’s Lien) that is not a replacement thereof under this Agreement or is otherwise not contemplated under this Agreement, and unless such sale, transfer or other disposition has resulted from or occurred (a) following an Event of Default which is continuing, or (b) as a consequence of a Total Loss;

(xii) any Claim to the extent settled or reimbursed from any proceeds of insurances paid to that Indemnitee;

(xiii) any Claim which arises as a result of any financing arrangement entered into by Lessor with respect to the Aircraft, including without limitation, break costs and any other amounts payable under any financing documents, except to the extent that the same arise on the occurrence of an Event of Default;

(xiv) any Claim which arises out of any legal liability of an Indemnitee as a manufacturer that manufactured, or a maintenance repair organization that performed maintenance on, the Aircraft or any Part thereof; and

(xv) any Claim caused solely by an event that occurs after the redelivery of the Aircraft to Lessor in compliance with this Agreement (or, as the case may be, a termination of the leasing of the Aircraft following a Total Loss) and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery.

(c) An Indemnitee shall promptly after obtaining actual knowledge thereof notify Lessee of any Claim as to which indemnification is sought. Without prejudice to the obligation of Lessee to indemnify pursuant to this Clause 19.1 and provided that no Event of Default has occurred and is continuing, Lessee shall have the right to investigate and, in its discretion, to defend or compromise (other than with respect to a compromise of a non-monetary Claim, the compromise of which may adversely affect the Indemnitee), any Claim for which indemnification is sought under this Clause 19.1 and each Indemnitee shall cooperate at Lessee’s cost with all reasonable requests of Lessee in connection therewith; provided that (i) such proceedings do not involve any material risk of loss or forfeiture of title to the Aircraft (unless Lessee shall have posted a bond or other security satisfactory to Lessor in respect of such risk) or any material risk of any civil or criminal penalty being assessed against any Indemnitee and (ii) Lessee shall have agreed to indemnify, and shall indemnify on demand, such Indemnitee in a manner satisfactory to it for all costs and expenses which it may incur in connection with such Claim and shall deliver to such Indemnitee a written undertaking to indemnify it whether or not any contest of such Claim is successful. Where Lessee or its insurers undertake the defence of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with such defence of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers; provided, that if in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by Lessee. Subject to the requirements of any policy of insurance, any Indemnitee may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in this Clause 19.1. Nothing in this Clause 19.1 shall be deemed to require an Indemnitee to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

19.2 General Tax Indemnity. Lessee shall pay and discharge or cause to be paid or discharged, within the period for payment permitted by law     REDACTED*

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19.2B Mitigation. If Lessee is obligated to make any payment in respect of Tax under this Agreement (including under Clause 19), then each of Lessor and Lessee shall (and Lessor shall use reasonable efforts to procure that each Tax Indemnitee shall) consults in good faith and use all reasonable endeavours and diligently co-operate with the other to mitigate or reduce the need for the Lessee to make such payment or to reduce the amount of such payment by Lessee, which mitigation efforts shall be at the cost of Lessee. Each of Lessor and Lessee shall (and Lessor shall use reasonable efforts to procure that each Tax Indemnitee shall) provide any available forms or information in respect of Tax reasonably requested by the other party from time to time. Lessor shall not be liable for any of its failures to perform any of the foregoing and Lessor’s obligations under this Clause 19.2B shall not limit, reduce or qualify its rights to be indemnified or to receive additional amounts in respect of Tax under this Agreement (including Clause 19). Notwithstanding the foregoing, Lessor shall not be under any obligation to take or continue any action which in its absolute and sole discretion it considers to have an adverse effect on its business or financial condition or its reputation.

19.3 Value Added Tax.

(a) For purposes of this clause:

(i) “VAT” means value added tax and any sales or turnover tax, imposition or levy of a like nature wherever imposed; and

(ii) “supply” includes anything on which VAT is chargeable.

(b) Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement.

(c) Each amount stated as payable under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

19.4 Payments on After-Tax Basis. Each payment and indemnity made by Lessee under this Clause 19 shall be made on an After-Tax Basis.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

19.5 No Deductions or Withholdings.

(a) Lessee shall ensure that all payments to be made under this Agreement (whether made by Lessee or any third party on Lessee’s behalf), whether in respect of Basic Rent, Utilisation Adjustment Payments, Agreed Value, interest, fees, indemnities or any other item, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, Taxes, charges or otherwise) unless such deduction or withholding is required by law, in which event Lessee shall:

(i) ensure that any deduction or withholding by it does not exceed the minimum amount legally required;

(ii) on the due date for such payment pay to the payee such additional amount as shall result in the net amount received by such payee being equal on an After-Tax Basis to that amount which would have been received by such payee had no such deduction or withholding been made;

(iii) pay to the applicable taxation or other authorities within the period for payment permitted by law the full amount of the deduction or withholding legally required to be paid by it (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(iv) furnish to such payee, within thirty (30) days of payment of such Taxes by it either (x) an official receipt of the applicable taxation or other authorities for all amounts deducted or withheld as aforesaid or (y) if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding reasonably satisfactory to Lessor.

19.6 Tax Benefit.                    REDACTED*

19.7 Reports. Lessee will provide to each Tax Indemnitee such information as may reasonably be requested by such Tax Indemnitee to enable it to fulfil its Tax filing or other information reporting requirements with respect to the transactions contemplated by Lessee’s Documents. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Clause 19, to the extent legally permitted to do so Lessee shall timely file or cause to be filed the same (except for any such report, return or statement which such Tax Indemnitee has notified Lessee that it intends to file, or for income tax returns or any other return, report or statement which Lessor is required by law to file in its own name).

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

19.8 Continuation of Indemnities. The rights of each Indemnitee and Tax Indemnitee in respect of the indemnities contained in this Agreement, including in this Clause 19, shall continue in full force and effect in favour of each such Indemnitee notwithstanding the termination of this Agreement, the other Lessee’s Documents and/or the leasing of the Aircraft hereunder for any reason whatsoever, and notwithstanding cessation of business of such Indemnitee or Tax Indemnitee, dissolution of such Indemnitee, Tax Indemnitee or Lessee, any change in the constitution of such Indemnitee, Tax Indemnitee or Lessee, any transfer or assignment by an Indemnitee or Tax Indemnitee of its rights in the Aircraft or its interest hereunder subject to the terms of Clause 20.2, or any other fact, event or circumstance of any kind whatsoever, whether similar to any of the foregoing or not.

19.9 Forms. Without prejudice to Clause 19.5, each Indemnitee agrees to furnish from time to time to Lessee or to such other person as Lessee may designate, at Lessee’s request and expense, such duly executed and properly completed forms as such Indemnitee may be permitted and legally able to deliver and as may be necessary or appropriate in order to claim any reduction of, or exemption from any Tax which Lessee may be required to indemnify against hereunder, unless such Indemnitee determines that furnishing such forms may have an adverse effect on the business or operations of such Indemnitee.

19.10 Termination Due to Chapter 11 Cases.

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

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CLAUSE 20 FURTHER PROVISIONS.

20.1 Nature of Lessee’s Obligations. All obligations of Lessee under this Agreement shall constitute conditions, and the time for the performance of such conditions shall be of the essence (without prejudice to the grace periods granted hereunder).

20.2 Benefit of Agreement.

(a) Lessor Transfer. Lessor shall have the right     REDACTED*

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*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

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20.3 Further Assurances. Lessee agrees from time to time to promptly do and perform such other and further acts and promptly execute and deliver and, if applicable, consent electronically to, any and all such other instruments and registration as may be required by law or reasonably requested by Lessor to establish, maintain and protect the rights and remedies of Lessor and the Lender(s) under the Operative Documents and to carry out and effect the intent and purpose of the Operative Documents, including, if requested by Lessor and at Lessee’s expense, the execution and delivery of supplements or amendments hereto subjecting to this Agreement any Replacement Engine in accordance with the laws of any appropriate jurisdiction.

20.4 Rights Cumulative; Waivers; Variation; Counterparts; Language; Delivery by Facsimile or E-mail.

(a) The rights of both parties under this Agreement are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to its rights under the general law. The rights of both parties against the other or in relation to the Aircraft (whether arising under this Agreement or the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on the part of such party or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

(b) The provisions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of Lessor and Lessee.

(c) This Agreement may be executed in counterparts each of which will constitute one and the same document.

(d) All documents delivered to Lessor or required to be delivered pursuant to this Agreement shall be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement or any document delivered hereunder and any other version in any other language, the English version will prevail.

(e) This Agreement and the other Operative Documents (and the counterparts thereof) may be delivered by a party thereto by way of facsimile or e- mail transmission to the other party and delivery shall be deemed completed for all purposes upon the completion of such facsimile or e-mail transmission. A party that so delivers this Agreement or any of the other Operative Documents (and the counterparts thereof) by way of facsimile or e-mail transmission agrees to promptly thereafter deliver to the other parties thereto an original signed counterpart. The facsimile or e-mail signature of any party shall be considered for these purposes as an original document, and any facsimile or e-mail document shall be considered to have the same binding legal effect as an originally executed document. In consideration of the mutual covenants herein contained, the parties agree that neither of them shall raise the use of a facsimile machine or e-mail as a defence to this Agreement or any of the other Operative Documents and forever waive any such defence.

20.5 Delegation. Lessor may delegate to any person or persons, and does hereby delegate to Servicer, all or any of the rights, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions as Lessor in its absolute discretion thinks fit. Furthermore, Lessor hereby designates Servicer as its fully authorised representative to deal directly with Lessee with respect to all legal, financial, insurance and technical matters with respect to this Agreement and the transactions contemplated hereby with the same effect as if Lessee was dealing directly with Lessor. Accordingly, Lessor agrees that Lessee shall, without enquiry, be entitled to rely upon any notice or communication received from the Servicer as if it had been received from Lessor and any such notice or communication shall be treated as a notice or communication from Lessor for all purposes of this Agreement. For the avoidance of doubt, to the extent that Lessee performs its obligations under this Agreement in favour of the Servicer such performance shall discharge pro tanto Lessee’s obligations to Lessor under this Agreement. However, except as provided in this Agreement, the Servicer’s appointment to act as lease manager shall not in any way diminish any of Lessee’s rights under this Agreement or render its obligations or liabilities under this Agreement more onerous.

20.6 Evidence of Indebtedness. Save where expressly otherwise provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any amount payable under this Agreement shall contain reasonable details of the calculation of such rate or, as the case may be, amount and, if appropriate, the circumstances giving rise thereto and shall, in the absence of manifest error, be conclusive and binding on Lessee.

20.7 Applications of Moneys. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply such sum to Rent, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as Lessor shall determine.

20.8 Notices. Any notice or communication under or in connection with this Agreement shall be in English and in writing and shall be delivered personally or sent by e-mail transmission (confirmed, orally or in writing, as received by the recipient) or sent by certified, registered or express mail, postage prepaid to the respective addresses given below or such other address or e-mail as the recipient may have notified to the sender in writing. Notices or communications shall be deemed received:

(a) in the case of an e-mail on the Business Day immediately following the date of dispatch; or

(b) in the case of certified, registered or express mail, on the date received:

to Lessor at:

Vermillion Aviation (Nine) Limited

28-29 Sir John Rogerson’s Quay

Dublin 2

Ireland

E-mail:	notices@vermillion-aviation.aero
Attention:	The Directors

with a copy to:

AMCK Aviation Holdings Ireland Limited

28-29 Sir John Rogerson’s Quay

Dublin 2

Ireland

E-mail:	notices@vermillion-aviation.aeros
Attention:	The Directors

to Lessee at:

LATAM Airlines Group S.A.

Avenida Américo Vespucio, 901

Edificio Corporativo LATAM 1-A

Renca

Santiago

Chile

Attention:	SVP Fleet & Engines Contracts
Email:	audy.schenkl@latam.com

with a copy to

Natalia.nobrega@latam.com

20.9 Invalidity of any Provision. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

20.10 Lessor’s Right to Remedy. If Lessee fails to make any payment of Rent, or fails to perform or comply with any of its obligations hereunder, Lessor will have the right, but not the obligation, at its election and without waiver of any of its rights or remedies against Lessee, upon notice to Lessee, to perform or comply with obligation and/or to pay such amount, and the amount of such payment and any reasonable and documented out-of-pocket expenses incurred by Lessor in connection with such payment or the performance of such obligation together with interest at the Default Rate, will be payable by Lessee to Lessor upon demand. The taking of any action by Lessor pursuant to this Clause 20.10 will not constitute a waiver or release of any obligation of Lessee under any this Agreement nor a waiver of any Default which may arise out of Lessee’s non- performance of such obligation, nor an election or waiver by Lessor of any right or remedy available to Lessor under or in relation to this Agreement.

20.11 Entire Agreement.

(a) Lessee’s Documents constitute the entire agreement between the parties hereto in relation to the leasing of the Aircraft by Lessor to Lessee, and supersede all previous proposals, agreements and other written and oral communications in relation thereto.

20.12 Governing Law. This Agreement and all matters, including non- contractual obligations arising out of or in connection with it are to be governed by and construed in accordance with the laws of England.

20.13 Submission to Jurisdiction.

(a) The courts of England shall have jurisdiction to settle any disputes that may arise in connection with the legal relationships established by this Agreement (including claims for set-off or counterclaim) and any other Lessee’s Document or otherwise arising in connection with the Aircraft, this Agreement and any other Lessee’s Document (“Disputes”) which jurisdiction shall, with respect to any actions to be brought against Lessor, be exclusive, except that during the pendency of the Chapter 11 Cases, the Bankruptcy Court shall have exclusive jurisdiction over any disputes. Each party hereby irrevocably and unconditionally submits to the jurisdiction of the courts of England in respect of any Disputes and each party irrevocably waives any objections to the courts of England on the ground of venue or forum non conveniens or any similar grounds. Nothing herein shall limit the rights of Lessor to take proceedings against Lessee or any other person in any other court of competent jurisdiction, nor shall the taking of proceedings by Lessor in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(b) Lessee hereby irrevocably designates, appoints, and empowers the London office of LATAM Airlines Group S.A., Room 2038, Second Floor D’Albiac House, Cromer Road, Heathrow Airport, London, TW6 1SD to receive and acknowledge for it and on its behalf any writ, summons, order, judgment or other notice of legal process issued out of the courts of England, the courts of any other jurisdiction in any legal action or proceeding arising out of or in connection with this Agreement or any other Lessee’s Document and in the event of the termination of such appointment Lessee undertakes to appoint another agent for service of process reasonably satisfactory to Lessor as aforesaid.

(c) Lessor hereby irrevocably designates, appoints and empowers Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX, England to receive and acknowledge for it and on its behalf any writ, summons, order, judgment or other notice of legal process issued out of the courts of England or the courts of any other jurisdiction in any legal action or proceeding arising out of or in connection with this Agreement or any other Operative Document, and in the event of the termination of such appointment Lessor undertakes to appoint another agent for service of process reasonably satisfactory to Lessee as aforesaid. Lessor irrevocably consents to service of process by mail or in any other manner permitted by the relevant law.

(d) Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding concerning the Aircraft or any Operative Document to which it is a party, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of any of the courts referenced in Clause 20.12(a), by reason of sovereign immunity or otherwise or that it is immune from any legal process (whether thorough service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property.

20.14 Confidentiality. Each of Lessor and Lessee shall keep confidential any confidential information furnished or made available to them hereunder by the other party hereto, except:

(a) each of Lessor and Lessee may make disclosure to the extent necessary to comply with Applicable Law, the valid order of a court of competent jurisdiction or the request of a regulatory or Tax authority;

(b) each of Lessor and Lessee may make disclosure as part of its normal reporting or review procedure to its parent company, its auditors, its attorneys and its regulators, provided however that such parent company, auditors and attorneys will be bound by the provisions of this Clause;

(c) each of Lessor and Lessee may make disclosure to enforce its rights and remedies under this Agreement;

(d) Lessor may make disclosures to any Lender, contractors and agents, or any potential Lender and to potential assignees and transferees, so long as Lessor obtains an undertaking of confidentiality from such persons in the same terms mutatis mutandis of this Clause; or

(e) each of Lessor and Lessee may disclose such information as is in the public domain; or

(f) Lessee’s confidentiality obligations shall be subject to Lessee’s obligations as a Chapter 11 debtor.

20.15 Contracts (Rights of Third Parties) Act 1999

(a) Each Indemnitee may enforce the rights expressed to be conferred on it under this Agreement as the case may be, together with any ancillary rights against Lessor or, as the case may be, Lessee.

(b) The consent of the Indemnitees (other than Lessor or Lessee) is not necessary for any variation (including any release or compromise in whole or in part of any liability) or termination of any provision under this Agreement.

Except as expressly stated in this Clause 20.14, the terms of this Agreement may be enforced only by the parties hereto and their successors and permitted transferees and assigns.

IN WITNESS WHEREOF’, the parties hereto have caused their duly authorised officers to execute this Agreement as a deed and deliver it on the date first above written.

EXECUTED as a Deed

for and on behalf of VERMILLION AVIATION (NINE) LIMITED

by its lawfully appointed attorney

in the presence of	/s/ Paul Shierdan	Paul Shierdan
Attorney

	/s/ Mitsuhiro Umino	Mitsuhiro Umino
Attorney

Signature of Witness

AVP. Legal
Occupation of Witness

28-29 Sir John Rogerson’s Quay, Dublin 2, Ireland
Address of Witness

Signature Page

Aircraft Lease Agreement

MSN 4860

EXECUTED as a Deed

for and on behalf of LATAM AIRLINES GROUP S.A.

a company organised and existing under

the laws of Chile

by its lawfully appointed attorney

/s/ ANDRES DEL VALLE
in the presence of:	ANDRES DEL VALLE
Attorney

/s/ SEBASTIAN ACUTO
SEBASTIAN ACUTO
Attorney

/s/ EDUARDO DAMIAN
EDUARDO DAMIAN
Signature of Witness

Attorney-in-fact
Occupation of Witness

Avenida Presidente Riesco 5711, Piso 19, Las Condes, Santiago, Chile
Address of Witness

Signature Page
Aircraft Lease Agreement

MSN 4860

SCHEDULE 1

AIRCRAFT DESCRIPTION

Part A – Aircraft Description

Aircraft Manufacturer, Model and Series: Airbus Model A320-214

Manufacturer’s Serial Number: 4860

Engine Manufacturer and Model: CFM International, Inc. Model CFM56-5B4/3

Engine Serial Numbers: 643566 and 643614

Auxiliary Power Unit: Model Honeywell Model 131-9A.

Landing Gear:	Nose:	Messier Dowty SAS

	Right Main:	Messier Bugatti Dowty SAS

	Left Main:	Messier Bugatti Dowty SAS

Date of Manufacture: October 2011

Cabin Configuration: 162Y

Maximum Takeoff Weight:	78,000 Kg.
Maximum Landing Weight:	66,000 Kg.
Maximum Zero Fuel Weight:	62,500 Kg.
Maximum Engine Thrust:	27,000 Lb.

Part B – Aircraft Documents

A.	Certificates

A001	Certificate of Airworthiness (copy)
A002	Current Aircraft Registration (copy)

A003	C of A for Export (original) / EASA Form 52
A004	Noise Certificate (copy)

A005	Radio Station License (copy)

A007	Aircraft deregistration confirmation

A008	Burn Certificates – Cabin Interiors – as follows:

Certification of compliance with the fire blocking requirements as outlined in EASA Part 25 including:

-	Seat cushions*
-	Back rest cushions*
-	Dress covers*
-	Carpets
-	Curtains
-	Interior Surfaces (if refurbished)

*	Including “in combination” burn certification (copies), if changes to the original design has been made

A009	Current Airworthiness Review Certificate (a copy thereof, or, in case of a transfer of the Aircraft to another EASA member State, the original certificate), as applicable

Schedule 1-1

B.	Aircraft Maintenance Status Summaries

B001	Certified current Time in Service (Hours & Cycles) and maintenance status

B002	Certified status of Airworthiness Directives including method of compliance
B003	Certified status of Service Bulletin Status
B004	Blank
B005	Blank
B006	Certified inventory of Hard Time Components (Fitted listing)
B007	Certified inventory of OC/CM Components (Fitted listing)
B008	Certified Status of all STC, Non –SB and Major Modification including acceptable State of Manufacture Certification
B009	Certified status of Check/Inspection History & Current Status of Checks (same as B001)
B010	List of Deferred Maintenance Items
B011	List of Out of Phase checks, Special Requirements, Time Limited Repairs (if any)
B012	Certified Incident and Accident Statement with respect to the Aircraft (if applicable)
B013	Structural repairs and damage (including Dent & Buckle Chart). B014 Certified Life Limited Parts Status, Airframe Parts (if applicable)

C.	Aircraft Maintenance Records

C001	Technical Logs
C002	A Checks - Complete cycle of A Checks (or equivalent)
C003	C Checks - Complete cycle of C Checks (or equivalent)
C004	All Major Checks
C005	CPCP Tasks (if applicable)
C006	Periodic Tasks (if any)
C007	Dirty Finger Print Certification – AD’s
C008	Dirty Finger Print Certification – SB’s
C009	Dirty Finger Print Certification – All other modifications and STC plus data packages
C010	Last Weight Report including Schedule
C011	Compass Swing Report (if applicable)
C012	Last Test Flight Report
C013	Blank
C014	Copy of last demonstration flight report (if applicable) .
C015	Dirty Finger Print certification - All Structural repairs/structural damage (or copies)
C016	Aircraft Log Book(s) if applicable
C017	Fuel microbiology laboratory analysis reports
C018	Hydraulic Fuel sample report
C019	Free of charge kit report
C020	Flight hours utilization report

Schedule 1-2

D.	Configuration Status

D001	Approved and certified LOPA
D002	Galley Drawings/Component OHM
D003	Emergency Equipment Drawing/Listing
D004	Loose Equipment Inventory
D005	Inventory listing of Avionics units installed (E & E bays)

E.	Aircraft Historical Records

E001	Documents provided at delivery from Manufacturer as per ‘LIST OF TECHNICAL DOCUMENTS FOR DELIVERY OF AIRCRAFT’
E002	Last Flight Data Recorder Read-Out & Corrections (to be performed during redelivery check)
E003	Weighing report

F.	Engine Records (for Each installed Engine)

F001	Certified Statement of Status of Each Engine
F002	AD Compliance Report and Compliance Documents
F003	Manufacturer’s Modifications & SB Status
F004	In-house Modifications (if applicable)
F005	Certified LLP Listing
F006	Certified listing of installed units
F007	Manufacturer Delivery Document (Engine Data Submittal)
F008	Complete copies of all historical engine/module Shop Visit Reports
F009	State of Manufacture LLP Traceability
F010	Conditioning / Trend Monitoring Reports
F011	Engine Log Book/Master Records of Installation/Removals
F012	Last Borescope Report, including video if available
F013	Test Cell Run Report
F014	Last On-Wing Ground Run
F015	Certified Incident and Accident Statement with respect to the Engines (if applicable)
F016	Approved Release to Service Certification for installed rotables (part of AC release)

G.	APU

G001	Certified Statement on Status of APU (if applicable)
G002	Certified SB Compliance Report/AD Status Report
G003	Approved Release to Service Certification for installed units
G004	APU Log Book/Master Record of Installation/Removals
G005	Complete copies of all APU Shop Visit Reports & Reason for Removal
G006	Statement of APU Hours to Aircraft Flying Hours
G007	LLP Status and Full Traceability to birth
G008	APU Borescope Report
G009	Last On-Wing/Health Check Data sheets (if applicable)
G010	Last Test Cell Run
G011	Blank
G012	Certified Incident and Accident Statement with respect to the APU

Schedule 1-3

H.	Component Records

H001	Approved Release to Service Certification for Hard Time Components
H002	Approved Release to Service Certification for OC/CM Components

I.	Landing Gears

I001	Approved Release to Service Certification for major assemblies on each Gear
I002	Approved LLP Listings for each Gear (with FULL Traceability to Birth)
I003	Last Shop Visit Overhaul Report
I004	Incident and Accident Statement with respect to the Landing Gear

J.	Manuals

All Manufacturer’s Manuals delivered with the Aircraft updated to the latest revision standard.

J001	WDM (CD-ROM) original OEM copy in the format as provided by OEM (if applicable)
J002	IPC (CD-ROM) original OEM copy in the format as provided by OEM (if applicable)
J003	Maintenance Manual (CD-ROM) original OEM copy in the format as provided by OEM (if applicable)
J004	Schematics (CD-ROM) original OEM copy in the format as provided by OEM (if applicable)
J005	Hook Up Listing (if available) original OEM copy in the format as provided by OEM (if applicable)
J006	SRM (CD-ROM) original OEM copy in the format as provided by OEM (if applicable)
J007	Component Maintenance Manual for: (CD-ROM) original OEM copy in the format as provided by OEM

Galleys

Seats

Ovens

J008	Electrical Load Analysis
J009	Details Specification
J010	Interior Finish Specification
J011	Airplane Flight Manual
J012	Aircraft Operating Manuals including QRH
J013	Weight and Balance Manual

K. Miscellaneous

K001	Maintenance Programme (including cross reference to MPD if required)

K002	Reference Material for Interpretation of Status Summaries, or cross-reference for Part Numbers (if applicable)
K003	Certified Statement of Oil and Fluids used to include Airframe, Engines and APU.

Schedule 1-4

SCHEDULE 2

ACCEPTANCE CERTIFICATE

To: Vermillion Aviation (Nine) Limited

DATE: ________________ 2021

Aircraft Lease Agreement dated ________________ 2021 (the “Lease”) between Vermillion Aviation (Nine) Limited and LATAM Airlines Group S.A. relating to one Airbus A320-214 aircraft, bearing manufacturer’s serial number 4860 (the “Aircraft”)

Terms used in this Certificate bear the meanings given to such terms in the Lease.

Lessee confirms that as at [ ] ____.m. [____] time on [ ] [_________ ] being the Delivery Date, while the Aircraft was located at [____________ ]:

(i)	the Aircraft and the Aircraft Documents were examined and duly accepted by Lessee in an “as is, where is” condition in accordance with the provisions of the Lease;

(ii)	the execution and delivery of this Certificate by Lessee further confirms the acceptance of the Aircraft and the Aircraft Documents to it and that Lessor has satisfied its obligations with respect to the condition of the Aircraft under the Lease;

(iii)	the manufacturer’s serial numbers of the installed Engines are 643566 and 643614;

(iv)	the Airframe, Engines, APU and Landing Gear had the Flight Hours/Cycles at Delivery set forth in Annex 1 hereto;

(v)	attached hereto as Annex 2 is a schedule of all Aircraft Documents delivered with the Aircraft;

(vi)	attached hereto as Annex 3 is a schedule of Loose Equipment listing items of loose equipment delivered to Lessee with the Aircraft on the date hereof;

(vii)	attached hereto as Annex 4 is a Dent and Buckle Chart on the date hereof;

(viii)	attached hereto as Annex 5 is the Aircraft LOPA at delivery;

(ix)	attached hereto as Annex 6 is the Engine LLP Disk Sheets;

(x)	the Lease is in full force and effect, Lessor has fully, duly and timely performed all of its obligations of every kind or nature thereunder; and

(xi)	the Aircraft is insured in accordance with the Lease.

Schedule 2-1

This Acceptance Certificate, and any non-contractual obligations connected with it, are governed by English law.

LATAM AIRLINES GROUP S.A.

By:

Name:

Title:

By:

Name:

Title:

Schedule 2-2

ANNEX 1 TO ACCEPTANCE CERTIFICATE

AIRCRAFT FLIGHT HOURS/CYCLES AT DELIVERY

(a)	Airframe Serial No: 4860:

Total Flight Hours Since New:

Total Cycles Since New:

(b)	Engine Type: CFM International, Inc. Model CFM56-5B4/3:

Position:	1	2
Serial No:
Total Engine Flight Hours:
Total Cycles:
Cycles remaining to next
LLP Replacement:

(c)	APU Model: Honeywell Model 131-9A.

Serial No:

Total APU Hours:

Total Cycles Hours:

(d)	Landing Gear:

Position:	LH Main	Nose	RH Main
Inst. Serial No.:
Inst. Part No.:
Hours since last Landing Gear Overhaul:
Cycles since last Landing Gear Overhaul:
Months since last Landing Gear Overhaul:

(e)	Fuel on board the Aircraft at Delivery: ____________

(f)	All of the foregoing have been delivered and accepted on the date set forth above to Lessee’s full satisfaction and pursuant to the terms and provisions of the Lease.

Schedule 2-3

SCHEDULE 3

PART A

LEASING AFFILIATES

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 3-1

PART B

APPROVED THIRD PARTY OPERATOR

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 3-2

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 3-3

SCHEDULE 4

OFFICER’S CERTIFICATE

I, the undersigned, ________1 of [LESSEE NAME] (the “Company”), a company organised and existing under the laws of [STATE OF INCORPORATION] DO HEREBY CERTIFY that:

1.	This Certificate is furnished in accordance with the Aircraft Lease Agreement dated [as of] [AGREEMENT DATE] (the “Agreement”) between [LESSOR NAME] and Lessee, relating to that certain [AIRCRAFT TYPE] Aircraft, manufacturer’s serial number [MSN] (the “Aircraft”). Unless otherwise defined herein, capitalised terms used in this Certificate shall have the meanings assigned to them in the Agreement.

2.	The persons named below have been duly elected and/or appointed, have duly qualified as, and at all times since [ ] (to and including the date hereof) have been elected and/or appointed, officers of the Company and/or attorneys-in-fact, holding the respective offices or positions below set opposite their names and the signatures set opposite their names are their genuine signatures.

Name	Office	Signature

3.	Attached hereto as Exhibit A is a copy of the Estatutos of the Company together with all amendments thereto adopted through the date hereof.

4.	Attached hereto as Exhibit B is a true, complete, correct and up to date copy of the Power of Attorney of the Company dated [ ] (the “Power of Attorney”) authorizing the persons specified therein to sign or execute the Operative Documents and the doing of any other acts and things that may be necessary or desirable in connection with the transaction contemplated by the Operative Documents and the Power of Attorney has not been amended, modified or revoked and is in full force and effect.

5.	The representations and warranties of the Company under Lessee’s Documents are true and correct in all material respects on and as of this date with the same force and effect as though made on and as of this date.

IN WITNESS WHEREOF, I have hereunto set my hand this [_____] day of [____________].

By:

Name:

Title:

[1]	Insert title of signatory

Schedule 4-1

SCHEDULE 5

REDELIVERY CONDITION

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-1

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-2

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-3

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-4

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-5

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-6

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-7

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 5-8

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 6-1

SCHEDULE 7

FORM OF DEREGISTRATION POWER OF ATTORNEY2

1	TAM LINHAS AÉREAS S.A. (the Lessee) hereby irrevocably appoints VERMILLION AVIATION (NINE) LIMITED (the Owner) (the Owner shall be referred to herein as an Attorney) as the Lessee’s true and lawful attorney so that the Attorney may take any of the following actions in the name of and for the Lessee with respect to the Airbus model A320-214 aircraft with Brazilian nationality and registration mark [ ] and manufacturer’s serial number 4860, including two (2) CFM International, Inc., model CFM56-5B4/3 engines (the Aircraft) leased by LATAM AIRLINES GROUP S.A. (the Lessor) to the Lessee pursuant to the Aircraft Lease Agreement dated [ ], 2021 (the Lease):

(a)	In the exercise of the rights of the Attorney under the Head Lease to recover the Aircraft from the Lessee after termination of the Head Lease due to an Event of Default (as defined in the Head Lease) under the Head Lease, the Attorney may take all action otherwise required to be performed by the Lessee before the authorities and courts in Brazil in order to cause the Aircraft to be repossessed by the Attorney and deregistered from the Brazilian aircraft registry maintained by the Agência Nacional de Aviação Civil - ANAC, Federative Republic of Brazil (or by any successor of such organization), and the Aircraft exported from Brazil.

(b)	In the exercise of the rights mentioned in paragraph 1(a), the Attorney may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.

(c)	The Attorney may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of Attorney or legal counsel in Brazil.

2	The Lessee hereby undertakes from time to time and at all times to indemnify the Attorney against all costs, claims, expenses, and liabilities howsoever incurred by the Attorney in connection herewith and further undertakes to ratify and confirm all acts and things in all documents, deeds, instruments and communications whatsoever which the Attorney shall lawfully do or cause to be done in or by virtue of this Power of Attorney.

[2]	To be revised for each applicable jurisdiction.

Schedule 7-1

3	This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and unconditionally irrevocable and irreversible as established by Article 684 of the Brazilian Civil Code.

4	Capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Lease.

IN WITNESS WHEREOF, the Lessee has duly executed and delivered this Power of Attorney on this __________ day of ________________ 2021 in _____________.

TAM LINHAS AÉREAS S.A.

By

Name

Title

By

Name

Title

Witnesses

No. 1

Name/ID

No. 2

Name/ID

Schedule 7-2

SCHEDULE 8

DELIVERY CONDITION REQUIREMENTS

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-1

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-2

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-3

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-4

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-5

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-6

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 8-7

SCHEDULE 9

BASIC RENT AND OTHER TERMS

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 9-1

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 9-2

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 9-3

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 9-4

REDACTED*

(x1 - y1)(z1)

REDACTED*

( y1 - x1)(z1)

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 10-1

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 10-2

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 10-3

SCHEDULE 11

Redacted per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Schedule 11-1

SCHEDULE 12

FORM OF QUIET ENJOYMENT LETTER

[on _________ letterhead]

____________,

[_____]

[_____]

[_____]

Attention: [_____]

Re:	Covenant of Quiet Enjoyment Letter

Gentlemen:

Reference is hereby made to that certain Aircraft Lease Agreement dated [_____] (as amended and supplemented from time to time, the “Lease”) between LATAM Airlines Group S.A. (“Lessee”) and Vermillion Aviation (Nine) Limited (“VA2L”), pursuant to which VA2L is leasing to Lessee one (1) Airbus A320-214 aircraft bearing manufacturer’s serial number 4860 together with two (2) CFM56-5B4/3 engines (collectively, the “Aircraft”). This letter is being provided to Lessee by ______________ (“_____ ”) pursuant to Clause 20.2(a) of the Lease. All initially capitalised terms used herein shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.

So long as no Event of Default has occurred and is continuing under the Lease, _________________ covenants that neither ___________________ nor any person claiming by or through it will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee during the Term.

Very truly yours,

Schedule 12-1

SCHEDULE 13

FORM OF IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION

IDERA IRREVOCABLE DE-REGISTRATION AND EXPORT REQUEST AUTHORISATION	IDERA AUTORIZAÇÃO IRREVOGÁVEL DE CANCELAMENTO DE MATRÍCULA E DE SOLICITAÇÃO DE EXPORTAÇÃO

__________________, 2021	_________________ de 2021

To: Agência Nacional de Aviação Civil – ANAC	Para: Agência Nacional de Aviação Civil – ANAC

c/o Registro Aeronáutico Brasileiro – RAB	c/o Registro Aeronáutico Brasileiro – RAB

Re: Irrevocable De-Registration and Export Request Authorization	Assunto: Autorização Irrevogável de Cancelamento da Matrícula e de Solicitação de Exportação

The undersigned is the registered operator of one (1) Airbus A320-214 aircraft bearing manufacturer’s serial number 4860 and Brazilian Registration Mark [__________] (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).	O abaixo assinado é o operador registrado da aeronave Airbus A320-214 no qual figura o número de série do fabricante 4860 e a matrícula [_____] (junto com todos os acessórios, peças e equipamentos instalados, incorporados ou acoplados, a “Aeronave”).

This instrument is an irrevocable de- registration and export request authorization issued by the undersigned in favor of Vermillion Aviation (Nine) Limited (the “Authorized Party”), under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article and in accordance with the Declaration of the Federative Republic of Brazil, the undersigned hereby requests:	O presente instrumento é uma autorização irrevogável de cancelamento da matrícula e de solicitação de exportação emitido pelo abaixo assinado em favor de Vermillion Aviation (Nine) Limited (“a “Parte Autorizada”) de acordo com os termos do Artigo XIII do Protocolo à Convenção sobre Garantias Internacionais Incidentes sobre Equipamentos Móveis Relativo a Questões Específicas ao Equipamento Aeronáutico. De acordo com esse Artigo e nos termos da Declaração da República Federativa do Brasil, o infra-assinado vem requerer o quanto segue:

(i) recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:	(i) o reconhecimento de que a Parte Autorizada ou a pessoa que ela certificar como seu representante é a única pessoa habilitada para:

(a) procure the de-registration of the Aircraft from the Brazilian Aeronautical Register maintained by the Agência Nacional de Aviação Civil – ANAC for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and	(a) fazer cancelar a matrícula da Aeronave no Registro Aeronáutico Brasileiro mantido pela Agência Nacional de Aviação Civil - ANAC para os fins do Capítulo III da Convenção de Aviação Civil Internacional, assinada em Chicago, em 7 de dezembro de 1944, e

Schedule 13-1

(b) procure the export and physical transfer of the Aircraft from the Federative Republic of Brazil; and	(b) fazer exportar e transferir fisicamente a Aeronave da República Federativa do Brasil; e

(ii) confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in Brazil shall co-operate with the Authorized Party with a view to the speedy completion of such action.	(ii) confirmação de que a Parte Autorizada ou a pessoa certificada como seu representante pode tomar a medida especificada no parágrafo (i) acima mediante solicitação escrita sem o consentimento do abaixo assinado e que, mediante essa solicitação, as autoridades no Brasil deverão cooperar com a Parte Autorizada com vistas à pronta efetivação das medidas em questão.

The rights in favour of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.	Os direitos em favor da Parte Autorizada estabelecida no presente instrumento não poderão ser revogados pelo abaixo assinado, sem o consentimento por escrito da Parte Autorizada.

[_________]	[_________]

By:	Por:
Name:	Nome:
Title:	Cargo:

By:	Por:
Name:	Nome:
Title:	Cargo

Witness	Testemunha

1:	1:
Name:	Nome:
ID:	RG/CPF:

Witness	Testemunha

2:	2:
Name:	Nome:
ID:	RG/CPF:

Schedule 13-2

SCHEDULE 14

FORM OF RETURN ACCEPTANCE CERTIFICATE

DATE: [_______________]

Aircraft Lease Agreement dated [ ____________] between Vermillion Aviation (Nine) Limited (“Lessor”) and LATAM Airlines Group S.A. (“Lessee”) (as amended, modified and supplemented from time to time, the “Lease”) relating to one Airbus A320-214 aircraft, bearing manufacturer’s serial number 4860 (the “Aircraft”)

Terms used in this Certificate bear the meanings given to such terms in the Lease.

Lessor confirms that as at ____________ hours _______________ time on __________ [_________] at [insert return location]:

(i)	the Aircraft and the Aircraft Documents were examined and accepted by Lessor in accordance with and subject to the provisions of the Lease;

(ii)	the execution and delivery of this Certificate by Lessor further confirms that the Aircraft and the Aircraft Documents are acceptable to it and that Lessee has satisfied its obligations with respect to the condition of the Aircraft under the Lease other than as set forth herein;

(iii)	the execution and delivery of this Certificate by Lessee confirms that the Aircraft Documents being returned with the Aircraft are true and complete;

(iv)	the manufacturer’s serial numbers of the installed Engines are [_____________] and [_____________];

(v)	the Airframe, Engines, APU and Landing Gear had the following Flight Hours/Cycles on the date the Aircraft was redelivered to Lessor set forth in Annex 1 hereto;

(vi)	attached hereto as Annex 2 is a schedule of all Aircraft Documents redelivered with the Aircraft;

(vii)	attached hereto as Annex 3 is a schedule of Loose Equipment listing items of loose equipment redelivered to Lessor with the Aircraft on the date hereof;

(viii)	attached hereto as Annex 4 is a Dent and Buckle Chart on the date hereof;

(ix)	attached hereto as Annex 5 is the Aircraft LOPA at redelivery; and

(x)	attached hereto as Annex 6 is the Engine LLP Disk Sheets.

This Certificate, and any non-contractual obligations connected with it, are governed by English law.

Schedule 14-1

VERMILLION AVIATION (NINE) LIMITED

By:
Name:
Title:

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

Schedule 14-2

ANNEX 1 TO RETURN ACCEPTANCE CERTIFICATE

AIRCRAFT FLIGHT HOURS/CYCLES AT RETURN OF THE AIRCRAFT

(a)	Airframe Serial No: 4860

Total Flight Hours Since New:

Total Cycles Since New:

Days Since Last 6Y-Check:

Days Since Last 12Y-Check:

(b)	Engine Type: CFM56-5B4/3:

Position:	1	2

Serial No:

Total Engine Flight Hours:

Total Cycles:

Flight Hours since last Engine Performance Restoration:

Cycles since last Engine Performance Restoration:

Cycles remaining to next LLP Replacement:

(c)	APU Model: Honeywell Model 131-9A.

Serial No:

Total APU Hours:

Total APU Cycles:

APU Hours since last APU shop visit:

APU Cycles since last APU shop visit:

Schedule 14-3

(d)	Landing Gear:

Position:	LH Main	Nose	RH Main
Inst. Part No.:

Inst. Serial No.:

Hours since last Landing
Gear Overhaul:

Cycles since last Landing
Gear Overhaul:

Months since last
Landing Gear Overhaul:

(e)	Fuel on Board at the return of the Aircraft: ___________________

(f)	All of the foregoing have been delivered and accepted on the date set forth above to Lessor’s full satisfaction and pursuant to the terms and provisions of the Lease.

Schedule 14-4

SCHEDULE 15

FORM OF SUBORDINATION ACKNOWLEDGMENT3

To:	Vermillion Aviation (Nine) Limited (the Lessor)

Date: _______________, 2021

Dear Sirs,

One (1) Airbus A320-214 Aircraft MSN 4860 with Brazilian Registration Mark [________________] (the Aircraft).

Reference is made to the operating lease agreement in relation to the Aircraft dated _______________ 2021 and made between (1) the Lessor, as lessor, and (2) LATAM Airlines Group S.A., as lessee (the Lessee), (the Lease Agreement).

Pursuant to a sublease agreement dated _______________ 2021 between (1) the Lessee, as sublessor, and (2) TAM Linhas Aéreas S.A., as sublessee, (the Sublessee), the Lessee has agreed to sublease the Aircraft to the Sublessee (the Sublease Agreement).

In this Agreement, terms defined (expressly or by reference) in the Lease Agreement shall have the same meanings in this Agreement, unless otherwise defined herein.

In consideration of the Lessor granting its consent to the subleasing of the Aircraft by the Lessee to the Sublessee and for other valuable consideration the sufficiency of which is hereby acknowledged, each of the Lessee and the Sublessee undertakes for the benefit of the Lessor that it will duly perform its obligations under the Sublease Agreement and agrees as follows:

1	Subordination

1.1	The Lessee and the Sublessee acknowledge and confirm to the Lessor that the Sublease Agreement and their rights and interests therein as sublessor and sublessee respectively in and to the Aircraft shall be, in all respects and at all times, fully subject and subordinate to the Lessor’s rights, title and interests in and to the Aircraft and under the Lease Agreement.

1.2	Any claims which the Sublessee may have or acquire as a result of any breach, non- performance or repudiation of the Sublease Agreement shall be exclusively against the Lessee, and the Sublessee shall not be entitled to withhold or delay performance of any of its undertakings herein to the Lessor on the grounds of such breach, non-performance or repudiation.

1.3	Any claims which the Lessee may have or acquire as a result of any breach, non- performance or repudiation of the Sublease Agreement by the Sublessee shall be exclusively against the Sublessee, and the Lessee shall not be entitled to withhold or delay performance of any of the undertakings in this Agreement on the grounds of such breach, non-performance or repudiation.

[3]	To be updated depending on the jurisdiction of the Permitted Sublessee.

Schedule 15-1

1.4	Except in accordance with the terms permitted by the Lease Agreement and/or the Sublease Agreement, the Sublessee shall not, without the prior written consent of the Lessee and the Lessor sublease (whether directly, under a dry lease, wet lease or charter) or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or any Part to any person or firm or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe.

1.5	The Sublessee acknowledges receipt of a copy of the Lease Agreement.

1.6	The Lessee and the Sublessee confirm that the Sublessee shall not be permitted to take any action under the Sublease Agreement not permitted to be taken by the Lessee under the Lease Agreement.

2	Termination

The Lessee and the Sublessee agree that if at any time the Lessor terminates the leasing of the Aircraft to the Lessee under the Lease Agreement following the occurrence of an Event of Default that has occurred and is continuing:

2.1	the leasing of the Aircraft pursuant to the Sublease Agreement and the Sublessee’s right to possession of the Aircraft under the Sublease Agreement will terminate simultaneously and automatically and that upon such termination, without prejudice to the Lessee’s obligations under the Lease Agreement which shall be unaffected thereby, the Lessee and the Sublessee shall if requested, by the Lessor (if the Lessor has terminated the Sublease Agreement), promptly redeliver the Aircraft to the Lessor to such location as directed by the Lessor, free and clear of all Liens and in a condition complying in all respects with the requirements of the Lease Agreement. Such redelivery shall be carried out at the Lessee’s expense; and

2.2	if the Lessee and/or the Sublessee fail to comply with their respective obligations set out in Clause 2.1, the Lessor may, without further notice or demand, retake possession of the Aircraft.

3.	Lease Agreement

Notwithstanding the Sublease Agreement, the Lessee will remain fully liable to perform its obligations under the Lease Agreement and the other Lessee’s Documents to which it is a party but to the extent the Sublessee properly performs an obligation under the Sublease Agreement, the Lessor agrees that such performance shall be regarded as discharging (to such extent) any corresponding obligations of the Lessee under the Lessee’s Documents to which it is a party.

Schedule 15-2

4.	Certain remedies under [Brazilian][4] law

4.1	The Lessee and the Lessor acknowledge and agree that:

(i)	the Lessor shall have the right to exercise any and all remedies under, and in accordance with the terms of, the Lease Agreement including repossession rights, regardless of any request by the Sublessee for judicial or out of court reorganisation and/or the approval by Brazilian courts of any reorganisation plan and/or the declaration of the Sublessee’s bankruptcy pursuant to Article 199, First and Second Paragraphs of Brazilian Law No. 11.101 of February 9, 2005, as amended; and

(ii)	any and all credits or amounts payable by the Lessee under the Lease Agreement or any restructuring of the Lease Agreement shall not be subject to or impacted by any reorganisation applied for by Sublessee pursuant to Articles 199, Second Paragraph, and 49, Third Paragraph of Brazilian Law No. 11.101 of February 9, 2005, as amended.

4.2	Without prejudice to the Lessor’s other remedies under the Lease Agreement, at law, or otherwise, the Lessee and the Sublessee agree and acknowledge that upon the termination of the leasing of the Aircraft following the occurrence of an Event of Default which is continuing and not cured under the terms and conditions of the Lease Agreement, the Lessor shall have the right following written notice to the Lessee and the Sublessee (which may be given by electronic email) to unilaterally terminate the Sublease Agreement (de pleno juri) without any requirement for any further judicial or extra judicial notice or interpellation sent to Sublessee. It is the express intent of the Lessor and the Sublessee that this paragraph will constitute and will be interpreted as an express resolutory clause (clausula resolutoria expressa), as that term is commonly known and understood under the laws of Brazil.

4.3	If upon the termination of the leasing of the Aircraft following the occurrence of an Event of Default which is continuing and not cured under the terms and conditions of the Lease Agreement, the Lessor may take and is for such purpose hereby expressly authorised and empowered by the Lessee and the Sublessee to take all steps necessary to deregister the Aircraft from the Brazilian Aeronautical Registry pursuant to Articles 112, I and 75, First Paragraph and 75 of the Brazilian Aeronautical Code and export the Aircraft from Brazil.

5.	Sublease Agreement

5.1	The Lessee and the Sublessee hereby agree to cooperate with the Lessor and do all things reasonably requested by the Lessor (at no cost to the Lessor) in connection with the execution and filing of any documents reasonably required by the Lessor to be executed and filed from time to time in Brazil and/or Chile in connection with this Agreement and to ensure the validity, enforcement and priority hereof.

5.2	Other than as permitted under the Sublease Agreement, the Lessee and the Sublessee shall not assign or transfer all or any of its rights or obligations in respect of the Sublease Agreement without the prior written consent of the Lessor.

[4]	To be updated depending on jurisdiction of Permitted Sublessee.

Schedule 15-3

6.	Representations and Warranties of the Sublessee

For the benefit of the Lessor, the Sublessee hereby represents and warrants as of the date hereof that:

6.1	it has been and is properly formed and existing under the laws of Brazil and has been and is maintained according to all laws and regulations applicable to it;

6.2	in entering into this Agreement and carrying out its obligations hereunder, it does not contravene or breach any law or regulation or document applicable to or binding upon it;

6.3	it has the authorizations it needs to enter into this Agreement and to carry out its obligations, and it has the power to enter into this Agreement;

6.4	it has taken all necessary legal action to authorize the person or persons who execute and deliver this Agreement and thereby bind it to all the terms and conditions hereof and to act for and on behalf of it as contemplated hereby;

6.5	no liquidator, receiver, manager or similar officer has been appointed in respect of all or any part of its assets nor has any application been made to a court which is still pending for an order for, or any act, matter or thing been done which with the giving of notice, lapse of time or satisfaction of some other condition (or any combination thereof) will lead to, the appointment of any such officer or equivalent in any jurisdiction;

6.6	its obligations under this Agreement are legal, valid and binding and enforceable against it, except as may be limited by any of Sublessee’s bankruptcy or insolvency proceedings and subject to any required court approval in such proceedings;

6.7	the Sublease Agreement constitutes the whole agreement between the Lessee and the Sublessee relating to the Aircraft, and there have been no amendments, supplements, novations, written consents, approvals, waivers or other modifications relating to the Sublease Agreement and there are no oral waivers currently in effect that would modify or amend the terms thereof;

6.8	its entry into the Sublease Agreement and its performance of its obligations and rights thereunder do not and will not contravene or breach any law or regulation or document applicable to or binding upon it; and

6.9	its main activity is the transport of passengers and/or goods for consideration.

7.	Law and Jurisdiction

7.1	This Agreement and any non-contractual obligations connected with it shall be governed by, and construed in accordance with, English law and the English courts shall have exclusive jurisdiction to resolve any issues or disputes arising out of this Agreement, except that during the pendency of the Chapter 11 Cases, the Bankruptcy Court shall have exclusive jurisdiction over any disputes.

7.2	Without prejudice to any other mode of service, proceedings will be duly served upon the Lessee or the Sublessee by sending a copy to LATAM Airlines Group S.A. of Unit 20.2 The Coda Centre, 189 Munster Road, London, SW6 6AW, England as its process agent.

Schedule 15-4

7.3	Each of the Lessee and the Sublessee irrevocably and unconditionally agrees that, if the Lessor brings legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets and waives any such right of immunity which it or its assets now has or may in the future acquire and consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

8.	Miscellaneous

8.1	To the extent that there is any inconsistency at all between any provision of any kind whatsoever of this Agreement and the Sublease Agreement, the provisions of this Agreement shall at all times prevail.

8.2	This Agreement may be executed in counterparts each of which will constitute one and the same document.

8.3	This Agreement shall not be construed as a waiver or variation of the Lessor’s rights and remedies under the Lease Agreement and the other Lessee’s Documents and is without prejudice to: (i) such rights and remedies of the Lessor; and (ii) the obligations of the Lessee under the Lease Agreement and the other Lessee’s Documents which shall remain in full force and effect.

8.4	This Agreement is designated as a “Lessee’s Document” under and for all purposes of the Lease Agreement and the other Lessee’s Documents.

8.5	Each of the Lessee and the Sublessee covenants with the Lessor that it shall from time to time and at all times, at the request of the Lessor but at no cost to the Lessor, take such actions and execute such additional documents, instruments, agreements, certificates, consents and assurances as may be reasonably necessary or desirable or as the Lessor may reasonably request from time to time to give full effect to this Agreement.

IN WITNESS WHEREOF this Agreement has been duly executed as a deed by the Lessee and the Sublessee and has been signed by the Lessor and is intended to be and is hereby delivered on the date first above written.

Schedule 15-5

EXECUTION PAGE

Subordination Agreement MSN 4860

EXECUTED as a DEED by
LATAM AIRLINES GROUP S.A.
and signed by:

______________its
_____________ being a person who in accordance with the laws of Chile is acting under the authority of the company in the presence of:

Signature:

Name:

Title:

EXECUTED as a DEED by
[_________________]and signed by:

______________its
______________being a person who in accordance with the laws of Brazil is acting under the authority of the company in the presence of:

Signature:

Name:

Title:

Schedule 15-6

and signed by:

______________its
______________being a person who in accordance with the laws of Brazil is acting under the authority of the company in the presence of:

Signature:

Name:

Title:

Schedule 15-7

Acknowledged by:

VERMILLION AVIATION (NINE) LIMITED
(as Lessor)

By:

Title:

Schedule 15-8

SCHEDULE 16

FORM OF BANKRUPTCY COURT ORDER

Richard J. Cooper

Lisa M. Schweitzer

Luke A. Barefoot

Thomas S. Kessler

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, New York 10006

Telephone: (212) 225-2000

Facsimile: (212) 225-3999

Counsel to the Debtors and

Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re LATAM Airlines Group S.A., et al., Debtors.[5]	Chapter 11

Case No.: 20-11254 (JLG)

Jointly Administered

Related Docket No. _______

ORDER AUTHORIZING THE DEBTORS TO IMPLEMENT
CERTAIN TRANSACTIONS, INCLUDING ENTRY INTO LEASE
AGREEMENTS WITH VERMILLION AVIATION (NINE) LIMITED

[5]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s tax identification number (as applicable), are: LATAM Airlines Group S.A. (59-2605885); Lan Cargo S.A. (98-0058786); Transporte Aéreo S.A. (96-9512807); Inversiones Lan S.A. (96-5758100); Technical Training LATAM S.A. (96-847880K); LATAM Travel Chile II S.A. (76-2628945); Lan Pax Group S.A. (96-9696800); Fast Air Almacenes de Carga S.A. (96-6315202); Línea Aérea Carguera de Colombia S.A. (26-4065780); Aerovías de Integración Regional S.A. (98-0640393); LATAM Finance Ltd. (N/A); LATAM-Airlines Ecuador S.A. (98- 0383677); Professional Airline Cargo Services, LLC (35-2639894); Cargo Handling Airport Services LLC (30- 1133972); Maintenance Service Experts LLC (30-1130248); Lan Cargo Repair Station LLC (83-0460010); Prime Airport Services, Inc. (59-1934486); Professional Airline Maintenance Services LLC (37-1910216); Connecta Corporation (20-5157324); Peuco Finance Ltd. (N/A); Latam Airlines Perú S.A. (52-2195500); Inversiones Aéreas S.A. (N/A); Holdco Colombia II SpA (76-9310053); Holdco Colombia I SpA (76-9336885); Holdco Ecuador S.A. (76-3884082); Lan Cargo Inversiones S.A. (96-9696908); Lan Cargo Overseas Ltd. (85- 7752959); Mas Investment Ltd. (85-7753009); Professional Airlines Services Inc. (65-0623014); Piquero Leasing Limited (N/A); TAM S.A. (N/A); TAM Linhas Aéreas S.A. (65-0773334); Aerolinhas Brasileiras S.A. (98-0177579); Prismah Fidelidade Ltda. (N/A); Fidelidade Viagens e Turismo S.A. (27-2563952); TP Franchising Ltda. (N/A); Holdco I S.A. (76-1530348) and Multiplus Corretora de Seguros Ltda. (N/A). For the purpose of these Chapter 11 Cases, the service address for the Debtors is: 6500 NW 22nd Street Miami, FL 33131.

Schedule 16-1

Upon the Motion6 of LATAM Airlines Group S.A. (“LATAM Parent”), and its affiliated debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”), for entry of an order (the “Order”) Authorizing the Debtors to Implement Certain Transactions, Including Entry into Lease Agreements with Authorizing the Debtors to Implement Certain Transactions, Including Entry Into Lease Agreement With Vermillion Aviation (Nine) Limited and upon the Declaration of Ramiro Alfonsín Balza in Support of First Day Motions and Applications in Compliance with Local Rule 1007-2 (ECF No. 3), and the Second Declaration of Ramiro Alfonsín Balza in Support of the Subsequent Chapter 11 Cases (ECF No. 483); and the Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and the Amended Standing Order of Reference from the United States District Court for the Southern District of New York dated January 31, 2012 (Preska, C.J.); and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and that the Court may enter a final order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having found that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors and other parties in interest; and the Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion was appropriate and no other notice need be provided; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the “Hearing”); and the Court having determined that the legal and factual bases set forth in the Motion and on the record of the Hearing establish just cause for the relief granted herein; and all objections to the Motion (if any) having been withdrawn or overruled; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor;

[6]	All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Motion.

Schedule 16-2

IT IS HEREBY ORDERED THAT:

The Motion is GRANTED to the extent set forth herein.

1. Pursuant to section 363(b) of the Bankruptcy Code, (i) the New Lease Agreements are hereby approved and (ii) LATAM Parent, as lessee, is authorized to enter into and perform all obligations under the New Lease Agreements, including leasing and operating the Aircraft, which is in the best interest of the Debtors and their estates.

2. The automatic stay arising pursuant to section 362(a) of the Bankruptcy Code is vacated and modified to the extent necessary to implement the terms and conditions set forth in the New Lease Agreements. Subject to the terms and requirements in the New Lease Agreements, upon the occurrence of an event of default under the New Lease Agreements, the automatic stay is deemed lifted and the Lessor may undertake any remedies and enforcement actions provided for under the New Lease Agreements without need for any authorization from the Bankruptcy Court or further notice (other than as expressly provided for under the New Lease Agreements). The Debtors retain the right to contest the occurrence of any event of default under the New Lease Agreements.

3. The Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates and their creditors; the Lessor and either of their respective affiliates, successors, and assigns; and any affected third parties, including, but not limited to, all persons asserting interests in the Aircraft, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

Schedule 16-3

4. The terms and provisions of the Order shall be immediately effective and enforceable upon its entry. The effectiveness of the Order shall not be stayed pursuant to Rule 6004(h) of the Federal Rules of Bankruptcy Procedure or otherwise.

5. The Lessor is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code and any reversal or modification on appeal of the authorization provided herein to consummate the lease of the Aircraft shall not affect the validity of the leasing of the Aircraft from the Lessor, as lessor, to LATAM Parent, as lessee.

6. Except as otherwise provided in the New Lease Agreements and related Transaction Documents, the Lessee’s contractual obligations under the New Lease Agreements or any other Transaction Documents, shall be administrative expenses pursuant to Sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, provided that nothing herein waives the Debtors’ right to contest any claims that are subject to bona fide dispute or any available defenses.

7. This Court shall retain jurisdiction with respect to any matters, claims, rights or disputes arising from or related to the Motion or the Order.

Dated: _____________________, 2021
New York, New York

HONORABLE JAMES L. GARRITY, JR.
UNITED STATES BANKRUPTCY JUDGE

Schedule 16-4